As filed with the Securities and Exchange Commission on July 2, 1998
                                                      Registration No. 333-52729
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               Amendment No. 1 to
                                    Form S-4
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                   ----------

                                 Candie's, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                              11-2481903
     (State or other                                       (I.R.S. employer
     jurisdiction of                                       identification
     incorporation or                                      number)
     organization)

                             2975 Westchester Avenue
                            Purchase, New York 10577
                                 (914) 694-8600
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                    Neil Cole
                      President and Chief Executive Officer
                                 Candie's, Inc.
                             2975 Westchester Avenue
                            Purchase, New York 10577
                              (914) 694-8600 (Name,
                        address, including zip code, and
                      telephone number, including area code
                              of agent for service)

                                   ----------

                                   Copies to:

  Robert J. Mittman, Esq.                               Mitchell Littman, Esq.
   Tenzer Greenblatt LLP                                 Littman Krooks, P.C.
   405 Lexington Avenue                                    655 Third Avenue
 New York, New York 10174                              New York, New York 10017
 Telephone: (212) 885-5000                             Telephone: (212) 490-2020
Telecopier: (212) 885-5001                            Telecopier: (212) 490-2990

Approximate  date  of  commencement  of  proposed  sale  to  the  public:   Upon
consummation of the Merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering. |_|

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box |_|

                                   ----------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   CALCULATION OF REGISTRATION FEE
============================================================================================

  Title of
 Each Class                             Proposed         Proposed
     of                                 Maximum          Maximum
 Securities            Amount to        offering         Aggregate               Amount of
    to be                  be             Price          Offering              Registration
 Registered            Registered       Per Share          Price                   Fee
 ----------            ----------       ---------        ---------             ------------

 Common               2,326,174(1)       $6.99          $16,259,956.26          $4,796.69
 Stock                shares
 ($.001 Par
 Value)

Common                  662,175(2)(3)    $2.51           $1,662,059             $  490.31(4)
 Stock
 ($.001 Par
 Value)

                                                           TOTAL                $5,287.00
                                                           PREVIOUSLY PAID      $5,190.82(4)
                                                                                ---------
                                                           AMOUNT DUE           $   96.18

============================================================================================

(1) Represents the number of shares of the Common Stock of the Registrant which may be issued to former stockholders of New Retail Concepts, Inc. ("NRC") in connection with the Merger. Each share of Common Stock of NRC will be converted into 0.405 of a share of Common Stock of the Registrant pursuant to the Merger described herein. Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the bid and asked prices per share of the Common Stock of NRC to be received by the Registrant as reported on the Electronic Bulletin Board of the NASD for June 26, 1998.

(2) Represents shares of Common Stock of the Registrant issuable upon exercise of options to be issued by the Registrant in the Merger to holders of NRC options in exchange for their options.

(3) Pursuant to Rule 416 of the Act, there are also being registered hereunder such additional shares as may be issued to the optionholders because of future stock dividends, stock distributions, stock splits or similar capital readjustments including any adjustments due to anti-dilution provisions contained in the options.

(4) The registration fee with respect to the 662,175 shares of the Registrant's Common Stock issuable upon exercise of the options is based upon the prices at which the holders may exercise their options subsequent to the Merger.

                                 Candie's, Inc.
                             2975 Westchester Avenue
                            Purchase, New York 10577


                                                                   July 2, 1998


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on August 17, 1998 at 11:00 A.M. local time at the offices of Candie's, Inc., 2975 Westchester Avenue, Purchase, New York 10577 (the "Candie's Annual Meeting")

     At the Candie's Annual Meeting you will be asked to consider and approve the Agreement and Plan of Merger, dated April 6, 1998 by and between Candie's and New Retail Concepts, Inc. ("NRC"), as amended (the "Merger Agreement"). The accompanying Joint Proxy Statement/Prospectus presents the details of the Merger Agreement. You are urged to review the information contained therein carefully prior to making your voting decision.

     After careful consideration, Candie's Board of Directors has approved the Merger Agreement and recommends that you vote FOR approval and adoption of the Merger Agreement. The adoption of the Merger Agreement will require the affirmative vote of a majority of the shares of Candie's common stock, $.001 par value, issued and outstanding at the close of business on June 19, 1998.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Joint Proxy Statement/Prospectus, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting. Cordially,

                                             Neil Cole, Chairman of the Board
                                             and President

                                 Candie's, Inc.
                             2975 Westchester Avenue
                            Purchase, New York 10577

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 17, 1998

                                   ----------

To the Stockholders of Candie's, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Candie's, Inc. ("Candie's") will be held on August 17, 1998, at 11:00 a.m. local time at the offices of Candie's, 2975 Westchester Avenue, Purchase, New York 10577, for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated April 6, 1998 by and between Candie's and New Retail Concepts, Inc. ("NRC"), as amended, and the transactions contemplated thereby, pursuant to which NRC will be merged with and into Candie's and each outstanding share of common stock of NRC will be converted into 0.405 shares of common stock of Candie's and each outstanding option to purchase one share of common stock of NRC will be converted into an option to purchase 0.405 shares of common stock of Candie's;

     2. To elect four directors of Candie's for the ensuing year and until their respective successors are elected and have qualified; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on June 19, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             Neil Cole, Chairman of the Board
                                             and President

July 2, 1998
--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                            New Retail Concepts, Inc.
                             2975 Westchester Avenue
                            Purchase, New York 10577


                                                                   July 2, 1998


To Our Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders which will be held on August 17, 1998 at 1:00 P.M. local time at the offices of New Retail Concepts, Inc., 2975 Westchester Avenue, Purchase, New York 10577 (the "NRC Special Meeting").

     At the NRC Special Meeting you will be asked to consider and approve the Agreement and Plan of Merger, dated April 6, 1998 by and between NRC and Candie's, Inc., as amended (the "Merger Agreement"). The accompanying Joint Proxy Statement/Prospectus presents the details of the Merger Agreement. You are urged to review the information contained therein carefully prior to making your voting decision.

     After careful consideration, NRC's Board of Directors has approved the Merger Agreement and recommends that you vote FOR approval and adoption of the Merger Agreement. The adoption of the Merger Agreement will require the affirmative vote of a majority of the shares of NRC common stock, $.01 par value, issued and outstanding at the close of business on June 26, 1998.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Joint Proxy Statement/Prospectus, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 40 Wall Street, New York, New York 10005.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                             Cordially,


                                             Neil Cole, Chairman of the Board
                                             and President

                            New Retail Concepts, Inc.
                             2975 Westchester Avenue
                            Purchase, New York 10577

                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 17, 1998

                                   ----------

To the Stockholders of New Retail Concepts, Inc.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of New Retail Concepts, Inc. ("NRC") will be held on August 17, 1998 at 1:00 p.m. local time at the offices of NRC, 2975 Westchester Avenue, Purchase, New York 10577, for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated April 6, 1998 by and between NRC and Candie's, Inc. ("Candie's"), as amended, and the transactions contemplated thereby, pursuant to which NRC will be merged with and into Candie's and each outstanding share of common stock of NRC will be converted into 0.405 shares of common stock of Candie's and each outstanding option to purchase one share of common stock of NRC will be converted into an option to purchase 0.405 shares of common stock of Candie's; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on June 26, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             Neil Cole, Chairman of the Board
                                             and President

July 2, 1998
--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 CANDIE'S, INC.

                           PROXY STATEMENT/PROSPECTUS

                                   ----------

                  CANDIE'S, INC. AND NEW RETAIL CONCEPTS, INC.

                              JOINT PROXY STATEMENT


     This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to the stockholders of each of Candie's, Inc. ("Candie's") and New Retail Concepts, Inc. ("NRC"), in connection with the solicitation of proxies by the respective Board of Directors of Candie's and NRC for use at the Annual Meeting of Stockholders of Candie's (the "Candie's Annual Meeting") to be held at its executive offices located at 2975 Westchester Avenue, Purchase, New York 10577, on August 17, 1998, at 11:00 A.M. local time, including any adjournment or postponements thereof and the Special Meeting of Stockholders of NRC (the "NRC Special Meeting") to be held at its executive offices located at 2975 Westchester Avenue, Purchase, New York 10577 on August 17, 1998 at 1:00 P.M. local time, including any adjournment or postponements thereof.

     At the Candie's Annual Meeting, the holders of shares of Candie's (the "Candie's Stockholders") common stock, par value $.001 per share, (the "Candie's Common Stock"), will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated April 6, 1998, as amended (the "Merger Agreement"), by and between Candie's and NRC, pursuant to which, among other matters, NRC will be merged with and into Candie's (the "Merger") with Candie's continuing as the surviving corporation after the consummation of the Merger (the "Surviving Corporation"). Thereafter, each share of common stock, $.01 par value, of NRC (the "NRC Common Stock") outstanding immediately prior to the Effective Time (as defined below) will be converted into 0.405 shares of Candie's Common Stock (the "Exchange Ratio") and each outstanding option to purchase one share of NRC Common Stock will be converted into an option to purchase 0.405 shares of Candie's Common Stock. Candie's Stockholders will also consider and vote upon a proposal to elect four (4) directors of Candie's for the ensuing year and until their respective successors are elected and have qualified, and such other matters as may properly come before the Candie's Annual Meeting or any adjournment or postponements thereof.

     At the NRC Special Meeting, the holders of shares of NRC Common Stock (the "NRC Stockholders") will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, and such other matters as may properly come before the NRC Special Meeting or any adjournment or postponements thereof.

     Proxies in the accompanying form, duly executed and returned to the management of Candie's and NRC, respectively, and not revoked, will be voted at the Candie's Annual Meeting and the

NRC Special Meeting, respectively. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of Candie's or NRC, respectively, or by personally withdrawing the proxy at the meeting and voting in person.

     The consummation of the Merger is subject to, among other things, the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Candie's Common Stock at the Candie's Annual Meeting and the approval of the Merger Agreement by the holders of a majority of the outstanding shares of NRC Common Stock at the NRC Special Meeting. A conformed copy of the Merger Agreement is attached hereto as Annex A. The summaries of portions of the Merger Agreement set forth in this Joint Proxy Statement/Prospectus do not purport to be complete and are subject to, and are qualified by reference to, the text of the Merger Agreement.

     The respective Boards of Directors of Candie's and NRC, by the affirmative vote of a majority of its disinterested members, after careful consideration, have each approved the Merger Agreement and determined that the Merger is fair to and in the best interests of each of Candie's and NRC, respectively. The Board of Directors of each of Candie's and NRC recommends that you vote FOR approval and adoption of the Merger Agreement.

     This Joint Proxy Statement/Prospectus constitutes (a) the Prospectus of Candie's filed as part of a registration statement filed by Candie's under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of approximately 2,326,000 shares of Candie's Common Stock which will be issued to the NRC Stockholders pursuant to the Merger Agreement and 662,175 shares of Candie's Common Stock which will be issued upon exercise of options granted to the current holders of options to purchase NRC Common Stock pursuant to the Merger, (b) the Proxy Statement of Candie's relating to the Candie's Annual Meeting called to vote on the approval and adoption of the Merger Agreement and election of its directors, and (c) the Proxy Statement of NRC relating to the NRC Special Meeting called to vote on the approval and adoption of the Merger Agreement.

     This Joint Proxy Statement/Prospectus is first being mailed to the Candie's Stockholders and the NRC Stockholders on or about July 7, 1998.

     In the event that there are not sufficient votes to approve and adopt the Merger Agreement at either the Candie's Annual Meeting or the NRC Special Meeting, it is expected that such meeting will be postponed or adjourned to a later time in order to permit additional time for further solicitation of proxies or votes by Candie's or NRC, respectively.

                THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS
                 JOINT PROXY STATEMENT/PROSPECTUS. THE PROPOSED
                    MERGER IS A COMPLEX TRANSACTION. CANDIE'S

                        STOCKHOLDERS AND NRC STOCKHOLDERS
                    ARE STRONGLY URGED TO READ AND CAREFULLY
                      CONSIDER THIS JOINT PROXY STATEMENT/
                    PROSPECTUS IN ITS ENTIRETY, PARTICULARLY
                      THE INFORMATION UNDER "RISK FACTORS"
                              BEGINNING ON PAGE 14.

               THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE
                  MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED
                    BY THE SECURITIES AND EXCHANGE COMMISSION
                      OR ANY STATE SECURITIES AND EXCHANGE
                      COMMISSION NOR HAS THE SECURITIES AND
                        EXCHANGE COMMISSION OR ANY STATE
                      SECURITIES COMMISSION PASSED UPON THE
                       ACCURACY OR ADEQUACY OF THIS JOINT
                         PROXY STATEMENT/PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                   ----------

The date of this Joint Proxy Statement/Prospectus is July 2, 1998.

                              AVAILABLE INFORMATION

     Candie's and NRC each are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by Candie's and NRC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection at the SEC's Regional Office located at 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a website (the "SEC Website") that contains reports, proxy and information statements and other information regarding Candie's and NRC. The address of the SEC Website is http://www.sec.gov. Candie's Common Stock is quoted on The Nasdaq National Market under the symbol "CAND" and NRC's Common Stock is traded in the over-the-counter market on the Electronic Bulletin Board of the National Association of Securities Dealers ("NASD") under the symbol "NRCX".

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SUMMARY......................................................................  1
         Parties to the Merger...............................................  1
         The Meetings and Votes Required.....................................  2
         The Merger..........................................................  3
         Effective Time......................................................  3
         Appraisal Rights....................................................  3
         Recommendations of the Boards of Directors; Reasons for
           the Merger........................................................  4
         Fairness Opinions ..................................................  4
         Conditions to the Merger............................................  5
         No Solicitation.....................................................  5
         Termination.........................................................  5
         Material Federal Income Tax Consequences............................  6
         Accounting Treatment................................................  6
         Stock Listings......................................................  6
         Comparison of Stockholder Rights....................................  6
         Regulatory Requirements.............................................  6
         Indemnification of Officers and Directors...........................  7

SELECTED HISTORICAL CONSOLIDATED
FINANCIAL DATA OF CANDIE'S AND NRC...........................................  8

COMPARATIVE HISTORICAL AND UNAUDITED PRO
FORMA CONSOLIDATED FINANCIAL INFORMATION..................................... 12

MARKET INFORMATION........................................................... 13

RISK FACTORS................................................................. 14
         Risks Relating to the Merger........................................ 14
         Risks Relating to Candie's.......................................... 15

THE MEETINGS................................................................. 22
         Date, Time and Place of the Candie's Annual Meeting................. 22
         Purpose of the Candie's Annual Meeting.............................. 22
         Record Date......................................................... 22
         Voting Procedures and Proxy Information............................. 22
         Solicitation of Proxies............................................. 23
         Date, Time and Place of the NRC Special Meeting..................... 24
         Purpose of the NRC Special Meeting.................................. 24
         Record Date......................................................... 24
         Voting Procedures and Proxy Information............................. 24
         Solicitation of Proxies............................................. 26

THE MERGER................................................................... 27
         Background.......................................................... 27
         Recommendations of the Boards of Directors of Candie's
           and NRC........................................................... 29
         Joint Reasons for the Merger........................................ 30
         Candie's Reasons for the Merger..................................... 30
         NRC Reasons for the Merger.......................................... 32
         Fairness Opinions................................................... 34

                                                                            Page
                                                                            ----


         Interest of Certain Persons in the Merger .......................... 43
         Employment Agreements............................................... 44
         Management Agreement................................................ 44
         Affiliate Transactions Agreement.................................... 44
         Indemnification of Directors and Officers........................... 45
         Federal Income Tax Consequences of the Merger....................... 45
         Appraisal Rights of Dissenting NRC Stockholders..................... 47
         Accounting Treatment of the Merger.................................. 48
         Comparison of Rights of Candie's Stockholders and NRC
           Stockholders...................................................... 48
         Number and Election of Directors.................................... 48
         Limitation of Personal Liability of Directors....................... 49

AGREEMENT AND PLAN OF MERGER................................................. 50
         The Merger.......................................................... 50
         Vote Required....................................................... 50
         The Effective Time.................................................. 51
         Certain Effects of the Merger....................................... 51
         Exchange of Certificates Representing NRC Common Stock.............. 51
         Conditions to the Merger............................................ 52
         Amendment of the Merger Agreement................................... 52
         Termination of the Merger Agreement................................. 52
         Conduct of Business of NRC and Candie's, Prior to the
            Effective Time................................................... 53
         No Solicitation..................................................... 53

INFORMATION CONCERNING CANDIE'S.............................................. 54
         Properties.......................................................... 59
         Legal Proceedings................................................... 60

CANDIE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................... 61

MANAGEMENT................................................................... 66
         Directors and Executive Officers of Candie's........................ 67
         Executive Compensation.............................................. 69
         Security Ownership of Certain Beneficial Owners and
           Management........................................................ 75
         Certain Relationships and Related Transactions...................... 77

DESCRIPTION OF CANDIE'S SECURITIES........................................... 77

INFORMATION CONCERNING NRC................................................... 79
         Current Business.................................................... 79
         Background.......................................................... 79
         Employees........................................................... 81
         Transactions and Relationship with Candie's......................... 81

NRC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................... 82

MANAGEMENT................................................................... 83
         Directors and Officers of NRC....................................... 83

                                                                            Page
                                                                            ----


         Executive Compensation.............................................. 84
         Security Ownership of Certain Beneficial Owners and
           Management........................................................ 86
         Certain Relationships and Related Transactions...................... 87

DESCRIPTION OF NRC SECURITIES................................................ 88

MARKET PRICES AND DIVIDEND DATA OF CANDIE'S AND NRC.......................... 90

LEGAL MATTERS................................................................ 91

EXPERTS...................................................................... 91

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.................. 93

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION.................................................................. 97


INDEX TO FINANCIAL STATEMENTS OF CANDIE'S, INC. AND NRC..................... F-1

ANNEX A -- AGREEMENT AND PLAN OF MERGER..................................... A-1

ANNEX B -- OPINION OF LADENBURG THALMANN & CO. INC.......................... B-1

ANNEX C -- OPINION OF COVIEW CAPITAL, INC................................... C-1

ANNEX D -- SECTION 262 OF THE DELAWARE GENERAL
                           CORPORATION LAW ................................. D-1

                                     SUMMARY

     The following is a summary of certain information in this Joint Proxy Statement/Prospectus. It is qualified in its entirety by reference to the more detailed information contained elsewhere herein in the accompanying Annexes and in the documents referred to herein. Candie's Stockholders and NRC Stockholders are urged to read this Joint Proxy Statement/Prospectus in its entirety.

Parties to the Merger

     The parties to the Merger are Candie's and NRC.

Candie's

     Candie's is engaged primarily in the design, marketing and importation of a variety of moderately-priced women's and girls' casual and fashion footwear and handbags under the CANDIE'S(R) and BONGO(R) trademarks for distribution to better department and specialty stores worldwide. Candie's also markets and distributes, under the CANDIE'S(R) and BONGO(R) trademarks, children's footwear designed by it. Candie's also arranges for the manufacture of footwear products, similar to those produced under the CANDIE'S(R) trademark, for mass market and discount retailers, under one of Candie's other trademarks or under the private label brand of the retailer. Moreover, Candie's distributes a variety of men's workboots, hiking boots, winter boots and outdoor casual shoes designed and marketed by Candie's wholly-owned subsidiary, Bright Star Footwear, Inc. ("Bright Star"), under private labels and a brand name licensed by Candie's from third parties (ASPEN(R)).

     Candie's was incorporated in Delaware in December 1978. Candie's principal executive offices are located at 2975 Westchester Avenue, Purchase, New York and its telephone number is (914) 694-8600.

NRC

     NRC has historically been involved in the manufacture, distribution and the sale of various fashion items, and more recently, in the licensing and sublicensing of fashion trademarks.

     NRC currently maintains license agreements with WalMart Stores, Inc. ("WalMart"), with respect to the No Excuses(R) trademark, and with Montgomery Ward & Co., Incorporated ("Montgomery Ward") with respect to the use of the CRAYONS(R) trademark. A license agreement with Mamiye Sales, Inc. ("Mamiye") has been assigned to No Excuses Sportswear Ltd. ("NES") effective August 1, 1997. The WalMart license agreement, which provided NRC with $546,000 and $320,000 in royalties during

NRC's 1997 and 1998 fiscal years, respectively, expires on July 31, 2002. Pursuant to its agreement with NES, NRC is obligated to pay NES 20% of the royalties received from WalMart, subject to a $40,000 per annum minimum. To date, NRC has received approximately $25,000 in royalties pursuant to the Montgomery Ward license.

     In addition, as a result of a number of transactions with Candie's, NRC owns (i) 1,227,696 shares of Candie's Common Stock, (ii) warrants to purchase 700,000 additional shares of Candie's Common Stock at a price of $1.2375 per share, and (iii) an option to purchase 100,000 additional shares of Candie's Common Stock for $1.15 per share.

     NRC was incorporated in Delaware in 1986. NRC's principal executive offices are also located at 2975 Westchester Avenue, Purchase, New York, and the telephone number at that address is (914) 694-8888.

The Meetings and Votes Required

     This Joint Proxy Statement/Prospectus is being furnished to stockholders of Candie's and NRC in connection with solicitation of proxies by the respective Boards of Directors of Candie's and NRC for the Candie's Annual Meeting and the NRC Special Meeting, respectively. The Candie's Annual Meeting will be held at its executive offices located at 2975 Westchester Avenue, Purchase, New York 10577, on August 17, 1998, at 11:00 A.M. local time, for the purpose of voting on a proposal to approve and adopt the Merger Agreement and for the election of four directors for the ensuing year, and the NRC Special Meeting will be held at its executive offices located at 2975 Westchester Avenue, Purchase, New York 10577, on August 17, 1998 at 1:00 P.M. local time, for the purpose of voting on a proposal to approve the Merger Agreement.

     The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Candie's Common Stock and NRC Common Stock, respectively. The election of the Candie's directors requires a plurality vote. The close of business on June 19, 1998 and June 26, 1998, have been fixed as the record dates for the determination of stockholders entitled to notice of and to vote at the Candie's Annual Meeting and the NRC Special Meeting, respectively. As of June 19, 1998, there were outstanding and entitled to vote 14,173,364 shares of Candie's Common Stock and 5,743,639 shares of NRC Common Stock. The presence at the Candie's Annual Meeting and the NRC Special Meeting, in person or by proxy, of stockholders entitled to cast a majority of the total votes entitled to be cast at the meeting shall constitute a quorum at such meeting. A failure to vote, either by not returning the endorsed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote "against" approval of the Merger

Agreement. See "The Meetings; Voting Procedures and Proxy Information."

The Merger

     If the Merger Agreement is approved and the Merger becomes effective, NRC will merge with and into Candie's, and Candie's will be the Surviving Corporation. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of NRC's Common Stock will be converted into 0.405 shares of Candie's Common Stock. In addition, each outstanding stock option of NRC which currently entitles the holder to purchase one share of NRC Common Stock, as of the Effective Time of the Merger will be converted into a stock option to purchase 0.405 shares of Candie's Common Stock. Based on the outstanding equity capitalization of Candie's and NRC, respectively, as of April 21, 1998, the NRC Stockholders will own approximately 15% of the outstanding shares of Candie's Common Stock at the Effective Time. The value of the consideration to be received by the NRC Stockholders based on the closing price of Candie's Common Stock (as reported on the Nasdaq National Market) on April 6, 1998, the last business day preceding public announcement of the Merger Agreement was $17,726,791 and on June 26, 1998, was $17,155,532. See "The
Merger-Agreement and Plan of Merger."

Effective Time

     The Merger will be effective as of the date and time of filing of Certificate(s) of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law ("DGCL") or upon such other time as may be specified in the Certificate of Merger (the "Effective Time"). The Merger Agreement provides that such filings will be made as soon as practicable following approval and adoption of the Merger Agreement by the Candie's Stockholders and the NRC Stockholders and the satisfaction or waiver of the other conditions set forth in the Merger Agreement. See "The Merger - Effective Time."

Appraisal Rights

     NRC Stockholders entitled to vote on approval of the Merger Agreement shall have the right to dissent from the Merger, and have an appraisal conducted by the Delaware Court of Chancery to determine the fair value of the NRC Stockholders' shares of NRC Common Stock. Upon consummation of the Merger and satisfaction of certain conditions and procedures, the dissenting NRC Stockholders shall be entitled to receive the fair value of their shares of NRC Common Stock, in accordance with the applicable provisions of the DGCL. See "Merger - Appraisal Rights."

Recommendations of the Boards of Directors; Reasons for the Merger

     On April 6, 1998, each of the respective Boards of Directors of Candie's and NRC by the affirmative vote of a majority of its disinterested directors, (as required by the DGCL and the Amended and Restated Affiliate Transactions Agreement by and among Candie's and NRC) approved the Merger Agreement, authorized its execution and delivery, determined that the Merger is fair to, and in the best interests of, Candie's and NRC, respectively and recommended that Candie's and NRC's Stockholders respectively, vote FOR the approval and adoption of the Merger Agreement. Each of the Boards or Directors of Candie's and NRC, in reaching its decision, considered a number of factors. See "The Merger - Joint Reasons for the Merger."

Fairness Opinions

     Candie's has retained Ladenburg Thalmann & Co. Inc. ("Ladenburg") to provide to the Candie's Board of Directors its opinion with respect to the fairness of the Exchange Ratio to Candie's Stockholders from a financial point of view. On January 29, 1998, Ladenburg delivered its oral opinion to the Candie's Board of Directors to the effect that, as of January 29, 1998, and based on the assumptions made, matters considered and limits of the review undertaken, as described in such oral opinion, the Exchange Ratio is fair to Candie's Stockholders from a financial point of view. This oral opinion was reaffirmed in a written fairness opinion to Candie's Board of Directors as of April 6, 1998 (the "Ladenburg Opinion") which, as a condition to the Merger Agreement, will be reaffirmed as of the Effective Date by Ladenburg. A copy of the Ladenburg Opinion is attached hereto as Annex B. Candie's Stockholders are urged to read this opinion in its entirety and consider the assumptions made, matters considered, procedures followed and scope of review by Ladenburg in rendering its opinion. See "The Merger - Fairness Opinions."

     NRC has retained CoView Capital, Inc. ("CoView") to provide its opinion to the NRC Board of Directors with respect to the fairness of the Exchange Ratio to NRC's public Stockholders from a financial point of view. On January 29, 1998, CoView delivered its oral opinion to the NRC Board of Directors to the effect that, as of January 29, 1998, and based on the assumptions made, matters considered and limits of the review undertaken, as described in such oral opinion, the Merger is fair to NRC's public Stockholders from a financial point of view. This oral opinion was reaffirmed in a written fairness opinion to NRC as of April 6, 1998 (the "CoView Opinion") which, as a condition to the Merger Agreement, will be reaffirmed as of the Effective Date by CoView. A copy of the CoView Opinion is attached hereto as Annex C. NRC Stockholders are urged to read this opinion in its entirety and consider the assumptions made, matters considered, procedures followed and scope of review by CoView in rendering its opinion. See "The Merger - Fairness Opinions."

Conditions to the Merger

The respective obligations of Candie's, on the one hand, and NRC, on the other hand, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including the receipt of requisite stockholder approval, the absence of any injunction or other legal restraint preventing the consummation of the Merger, the effectiveness of the registration statement on Form S-4 of Candie's, and the approval of Nasdaq with respect to the listing of additional shares of Candie's Common Stock to be issued in the Merger. The obligation of Candie's to consummate the Merger is subject to the satisfaction or waiver of certain additional conditions, including the accuracy of the representations and warranties of NRC set forth in the Merger Agreement, the receipt by the Candie's Board of Directors of an opinion from Ladenburg stating that the Exchange Ratio is fair to Candie's Stockholders from a financial point of view, the receipt of an opinion from Tenzer Greenblatt LLP stating that the Merger will be treated as a tax free reorganization for federal income tax purposes and the absence of any material adverse change in the financial or business condition of NRC. The obligation of NRC to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including the accuracy of the representations and warranties of Candie's set forth in the Merger Agreement, the receipt by NRC's Board of Directors of an opinion from CoView stating that the Exchange Ratio is fair to the NRC Stockholders from a financial point of view, the receipt of an opinion from Littman Krooks Roth & Ball P.C. stating that the Merger will be treated as a tax free reorganization for federal income tax purposes and the absence of any material adverse change in the financial condition of Candie's. See "The Agreement and Plan of Merger - Conditions to the Merger."

No Solicitation

     During the period from the date of the Merger Agreement to the Effective Time, each of Candie's and NRC has agreed not to initiate, solicit, encourage or take any other action to facilitate any inquiry or the making of any proposal regarding a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets or equity securities resulting in, a change of control of either Candie's or NRC or any significant subsidiary (an "Acquisition Proposal"). See "The Agreement and Plan of Merger No Solicitation."

Termination

     The Merger Agreement may be terminated and the Merger abandoned without any fee to either party at any time prior to the Effective Time by the consent of the Board of Directors of each of Candie's and NRC, or (i) by either Candie's or NRC if, other than due to the willful failure of the party seeking to terminate the Merger Agreement to perform its obligations thereunder required to be performed at or prior to the Effective Time, the Merger is not consummated on or before September 30, 1998 or
(ii) if any governmental authority issues an order or decree permanently restraining, enjoining or prohibiting the Merger. See "The Agreement and Plan of Merger - Termination of the Merger Agreement."

Material Federal Income Tax Consequences

     In the opinion of Tenzer Greenblatt LLP, subject to certain assumptions, the Merger will be treated for federal income tax purposes as a tax-free reorganization.

     In the opinion of Littman Krooks Roth & Ball P.C., subject to certain assumptions, the Merger will be treated for federal income tax purposes as a tax free reorganization.

EACH NRC STOCKHOLDER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL OR OTHER TAX LAWS. SEE "THE MERGER AGREEMENT--MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

Accounting Treatment

     The Merger will be treated as a purchase for accounting and financial reporting purposes.

Stock Listings

     Candie's Common Stock will continue to be quoted on Nasdaq as of the Effective Time.

Comparison of Stockholder Rights

     See "Merger Agreement -- Comparison of Rights of Candie's Stockholders and NRC Stockholders" for summary of the material differences between the rights of holders of Candie's Common Stock and NRC Common Stock.

Regulatory Requirements

     The consummation of the Merger is not subject to any federal or state regulatory requirements.

Indemnification of Officers and Directors

     The Merger Agreement provides that for a period of three (3) years after the Effective Time, Candie's will indemnify each of the current NRC directors and officers, to the fullest extent permissible by Section 145 of the DGCL for damages arising out of or resulting from actions in his capacity as an officer or director of NRC.

                        SELECTED HISTORICAL CONSOLIDATED
                       FINANCIAL DATA OF CANDIE'S AND NRC

     The following tables present selected historical consolidated financial data of Candie's and NRC for the periods indicated. The selected historical consolidated financial data for Candie's as of and for each of the five years in the period ended January 31, 1998 is derived from the audited Consolidated Financial Statements of Candie's and, as of and for the three months ended April 30, 1998 and 1997 is derived from the unaudited interim consolidated Financial Statements of Candie's which in the opinion of management of Candie's include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information for such periods. Interim results are not necessarily indicative of the results which may be expected for any other interim period or for a full year. The selected historical consolidated financial data for NRC as of and for the five years ended March 31, 1998 is derived from the audited Financial Statements of NRC. The selected historical consolidated financial data of Candie's and the selected historical financial data of NRC should be read in conjunction with the accompanying Financial Statements of Candie's and NRC, respectively, and the related Notes thereto and Management's Discussion and Analysis of Results of Operations and Financial Condition contained elsewhere in this Joint Proxy Statement/Prospectus. Neither Candie's nor NRC paid any cash dividends during the periods set forth below.

            Candie's Selected Historical Consolidated Financial Data
                    (in thousands, except per share amounts)


                                                  Three Month Period
                                                    Ended April 30,                         Year Ended January 31,
                                                  --------------------    ---------------------------------------------------------

                                                    1998        1997        1998        1997        1996        1995         1994
                                                  --------    --------    --------    --------    --------    --------     --------
Operating Data:

 Net revenues ................................    $ 25,693    $ 16,861    $ 92,976    $ 45,005    $ 37,914    $ 24,192     $ 13,164

 Operating income (loss) .....................       2,030       1,671       6,961         966       2,057      (1,391)      (5,009)

 Net income (loss)(1) ........................       1,056         823       4,536       1,145       1,054          27       (6,321)

 Earnings (loss) per share(2):

         Basic ...............................         .08         .08         .40         .13         .12         .00        (1.32)

         Diluted .............................         .07         .06         .33         .11         .11         .00        (1.32)

 Weighted average number of common
 shares outstanding:

         Basic ...............................      13,656       9,975      11,375       9,143       8,726       6,398        4,790

         Diluted .............................      16,015      12,730      13,788      10,152       9,427       6,461        4,790


                                                     At April 30,                             At January 31,
                                                  --------------------    ---------------------------------------------------------

                                                    1998        1997        1998        1997        1996        1995         1994
                                                  --------    --------    --------    --------    --------    --------     --------
Balance Sheet Data:

 Current assets ..............................    $ 30,160    $ 12,534    $ 23,408    $  9,039    $  5,969    $  4,104     $  4,407

 Total assets ................................      38,039      18,083      30,881      14,709      11,746      10,290       11,045

 Long-term debt ..............................          --          --          --          --          --          --        4,027

 Total stockholders' equity ..................      34,216      10,879      24,681       8,608       5,586       4,392         (570)

----------
(1) Includes tax benefit of $1,347 and $1,100 for the fiscal years ended 1998 and 1997, respectively, resulting from a change in the valuation allowance for net deferred taxes. Also includes a gain on extinguishment of debt of $1,962 net of income taxes of $121 for the fiscal year ended 1995.

(2) Candie's earnings per share calculations have been restated to conform with the requirements of SFAS No. 128.

                     NRC Selected Historical Financial Data
                    (in thousands, except per share amounts)


                                                                                          Year Ended March 31,
                                                                     --------------------------------------------------------------
                                                                       1998          1997         1996          1995         1994
                                                                     -------       -------      -------       -------       -------
Operating Data:

 Net revenues .................................................      $   385       $   678      $   626       $ 1,039       $ 1,257

 Operating (loss) income ......................................       (1,001)           16          (39)           71            99

 Net (loss) income ............................................         (513)          334        1,161          (130)         (829)

 Net (loss) income per share(1):

         Basic ................................................         (.09)          .06          .18          (.02)         (.12)

         Diluted ..............................................         (.09)          .05          .18          (.02)         (.12)

 Weighted average number of common shares outstanding:

         Basic ................................................        5,686         5,769        6,241         6,845         6,671

         Diluted ..............................................        5,686         6,183        6,449         6,845         6,671

                                                                                              At March 31,
                                                                     --------------------------------------------------------------
                                                                       1998          1997         1996          1995         1994
                                                                     -------       -------      -------       -------       -------
Balance Sheet Data:

 Current assets ...............................................      $   420       $   758      $   650       $   468       $   760

 Total assets .................................................        2,728         2,860        2,773         2,436         2,790

 Long term liabilities ........................................          100           100          100           100           104

 Total stockholders' equity ...................................        1,897         2,338        2,103         1,192         1,349

----------
(1) NRC earnings per share calculations have been restated to conform with the requirements of SFAS No. 128.

      Summary Unaudited Pro Forma Condensed Combined Financial Information

     The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and related Notes included elsewhere in this Joint Proxy Statement/Prospectus. The following summary unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Candie's and NRC included elsewhere herein and has been prepared to illustrate the effects of the Merger as though it had occurred as of the beginning of each period presented for the pro forma condensed combined statement of income and as if it had occurred on April 30, 1998 for the pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statements of income for the year and three month period each include NRC's three months results of operations for the period ended March 31, 1998. The summary unaudited pro forma condensed combined financial information does not take into consideration any expected beneficial synergistic revenue effects resulting from the Merger. The summary unaudited pro forma condensed combined financial information is not necessarily indicative of how Candie's balance sheet and results of operations would have been presented had this Merger actually been consummated at the assumed dates, nor is the presentation necessarily indicative of the presentation of Candie's balance sheet and results of operations for any future period.



                       Unaudited Pro Forma Condensed Combined Statement of Income Data
------------------------------------------------------------------------------------------------------------
                                 (in thousands, except per share amounts)

                                                                       Year Ended        Three Month Period
                                                                    January 31, 1998    ended April 30, 1998
                                                                    ----------------    --------------------
Net revenues ....................................................        $93,361               $25,763

Operating income ................................................          5,954                 1,196

Income from continuing operations ...............................          3,636                   290

Income from continuing operations per common share:

     Basic ......................................................            .29                   .02

     Diluted ....................................................            .25                   .02

Weighted average number of shares used in calculating income from continuing operations per common share:

     Basic ......................................................         12,453                14,734

     Diluted ....................................................         14,519                16,716


              Unaudited Pro Forma Condensed Combined Balance Sheet Data
------------------------------------------------------------------------------------


                                                                    At April 30, 1998
                                                                    -----------------


Total Current Assets .....................................               $31,499

Total Assets .............................................                40,204

Long term liabilities.....................................                    60

Total stockholders' equity................................                35,080


                    COMPARATIVE HISTORICAL AND UNAUDITED PRO
                 FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                           Comparative Per Share Data

     The following table sets forth certain historical and pro forma combined per share financial information for Candie's Common Stock and for NRC's Common Stock for the fiscal years ended January 31, 1998 and March 31, 1998, respectively. The following information should be read in conjunction with, and is qualified by reference to, the selected financial data, Financial Statements and accompanying notes of Candie's and NRC and the Unaudited Pro Forma Condensed Combined Financial Information of Candie's and NRC respectively, included elsewhere in this Joint Proxy Statement/Prospectus. The following information and the Unaudited Pro Forma Condensed Combined Financial Information is not necessarily indicative of the operating results that would have been achieved had the transactions occurred as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                        Historical
                                                        Candie's
                                                        --------

     Net income per share:

       For the year ended January 31,

              1998

                       Basic.........................   $.40

                       Diluted.......................    .33

       For the three months
              ended April 30, 1998

                       Basic.........................   $.08

                       Diluted.......................    .07


                                                        Historical
                                                        NRC
                                                        ---

     Net (loss) per share:

       For the year ended March 31,

              1998

                       Basic.........................   $(.09)

                       Diluted.......................    (.09)

       For the three months
           ended March 31, 1998

                        Basic........................   $(.12)

                        Diluted......................    (.12)


                                                        Combined
                                                        Pro Forma
                                                        ---------

     Net income per share:

       For the years ended January 31,
           1998 and March 31, 1998

                       Basic.........................   $.29

                       Diluted.......................    .25

       For the three months
           ended April 30, 1998 and
           March 31, 1998

                       Basic.........................   $.02

                       Diluted.......................    .02


                               MARKET INFORMATION


     Candie's Common Stock is traded in the NASDAQ National Market under the symbol "CAND". NRC Common Stock is traded on the Electronic Bulletin Board of the National Association of Securities Dealers ("NASD") under the symbol "NRCX." The following table sets forth the closing sales price per share of Candie's Common Stock (as reported by NASDAQ) and the last reported bid price of NRC Common Stock as reported by the NASD, and the equivalent per share price for Candie's Common Stock giving effect to the Exchange Ratio on (i) April 6, 1998, the last business day preceding public announcement of the Merger Agreement and
(ii) June 26, 1998, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus.


===============================================================================================
                           Candie's               NRC                     Equivalent Price Per
                           Common Stock           Common Stock            Company Share(1)
-----------------------------------------------------------------------------------------------
April 6, 1998              $7.6875                $2.5625                 $3.1134
-----------------------------------------------------------------------------------------------
June 26, 1998              $7.3750                2.8430                  $2.987
===============================================================================================

(1) The equivalent price per share of NRC's Common Stock at each specified date was determined by multiplying the last reported sale price of a share of Candie's Common Stock on such date by the Exchange Ratio.

     The market price for Candie's Common Stock and NRC Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the Effective Time. The market value per share of the Candie's Common Stock that NRC Stockholders ultimately receive in the Merger could be more or less than its market value on the date of this Joint Proxy Statement/Prospectus. There can be no assurance concerning the market price of Candie's Common Stock before or after the Effective Time. Candie's Stockholders and NRC Stockholders are advised to obtain current market quotations for Candie's Common Stock. Because the Exchange Ratio is fixed, the Exchange Ratio will not be adjusted to compensate NRC Stockholders for decreases in the market price of Candie's Common Stock which could occur before the Merger becomes effective. In the event the market price of Candie's Common Stock decreases or increases prior to the Effective Time, the value at the Effective Time of the Candie's Common Stock to be received in the Merger in exchange for the NRC Common Stock would correspondingly increase or decrease.

     Following the Merger, all shares of NRC Common Stock will be cancelled and as a result thereof, NRC Common Stock will no longer be quoted on the Electronic Bulletin Board of the NASD.

                                  RISK FACTORS


     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this Joint Proxy Statement/Prospectus are forward looking statements that involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Candie's to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties particularly in light of Candie's dependence on foreign manufacturers, uncertainties relating to customer plans and commitments, competition, uncertainties relating to economic conditions in the markets in which Candie's operates, the ability to hire and retain key personnel, the ability to obtain additional capital if required, the risks of uncertainty of trademark protection and other risks detailed below and in other Candie's and NRC's Securities and Exchange Commission filings.

     The following risk factors should be considered by holders of NRC Common Stock in evaluating whether to approve and adopt the Merger Agreement and thereby acquire shares of Candie's Common Stock and by holders of Candie's Common Stock in evaluating whether to approve and adopt the Merger Agreement and the issuance of shares of Candie's Common Stock pursuant to the Merger
Agreement:

Risks Relating to the Merger

     Integration of Operations. Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance as to the extent that this will occur. NRC currently maintains only two license agreements, one with WalMart with respect to the NO EXCUSES(R) trademark, and one with Montgomery Ward with respect to the use of the CRAYONS(R) trademark. No assurance can be given that Candie's will be able to successfully integrate these license arrangements into its own business, or that Candie's will be able to more fully exploit the NO EXCUSES name with respect to footwear and the CRAYONS name generally.

     Risks Associated with Fixed Exchange Ratio. As a result of the Merger, each outstanding share of NRC Common Stock will be converted into 0.405 shares of Candie's Common Stock. Because the Exchange Ratio is fixed, it will not increase or decrease due to fluctuations in the market price of either Candie's Common Stock or NRC's Common Stock. The specific dollar value of the consideration to be received by NRC stockholders in the Merger will depend on the market price of Candie's Common Stock at the Effective Time. In the event that the market price of Candie's Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of the Candie's Common Stock to be received by NRC

Stockholders in the Merger would correspondingly decrease or increase. The market prices of Candie's Common Stock and NRC Common Stock as of a recent date are set forth herein under "Market Price and Dividend Data." Candie's and NRC stockholders are advised to obtain recent market quotations for Candie's Common Stock and NRC Common Stock. Candie's Common Stock and NRC Common Stock historically have been subject to substantial price volatility. No assurance can be given as to the market prices of Candie's Common Stock or NRC Common Stock at any time before the Effective Time or as to the market price of Candie's Common Stock at any time thereafter. See "Market Price and Dividend Data."

     Interests of Certain Persons in the Transaction. In considering the recommendation of the Merger by the Boards of Directors of Candie's and NRC, the stockholders of Candie's and NRC should be aware that certain directors and executive officers of Candie's and NRC have conflicts of interest with respect to the Merger. Such interests, together with other relevant factors, were considered by the respective members of the Boards in recommending the Merger to the stockholders of Candie's and NRC and approving the Merger Agreement. See "The Merger -- Interests of Certain Person in the Transaction."

Risks Relating to Candie's

     Uncertainty of Continued Market Acceptance, Dependence on CANDIE'S rademark(R). Prior to March 3, 1993, Candie's activities with respect to the sale of footwear bearing the CANDIE'S(R) trademark were primarily directed toward design, development and preliminary marketing activities. Although Candie's has instituted an extensive advertising campaign and has been marketing and shipping its CANDIE'S(R) footwear products for more than the past five years, achieving continued market acceptance of Candie's existing products or market acceptance of any future products which may be offered by Candie's and therefore, Candie's ability to maintain or increase market share is subject to a high degree of uncertainty. Achieving market acceptance by new customers or continued market acceptance by existing or past customers will require substantial additional marketing efforts and the expenditure of significant funds to create a demand for such products. Moreover, there can be no assurance that such additional efforts and expenditures will result in either increased market acceptance of Candie's products or increased sales by Candie's. Inasmuch as Candie's is materially dependent on the sale of products bearing the CANDIE'S(R) trademark for a significant portion of its revenues, the failure of the CANDIE'S(R) trademark or products to achieve market acceptance would have a material adverse effect on Candie's.

     Significant Capital Requirements; Possible Need for Additional Financing. The capital requirements associated with the manufacture and sale of Candie's products have been and will continue to be significant. Candie's has been substantially dependent on financing from the arrangement with its factor and sales of its securities in order to finance its working capital requirements. Candie's currently believes that it has sufficient cash and borrowing capacity to fund its operations as presently conducted for at least the balance of its current fiscal year. Nevertheless, Candie's will require financing should it seek to expand its business operations. Moreover, in the event that projected cash flow proves to be insufficient to satisfy Candie's cash requirements, Candie's may be required to seek additional funds through, among other means, public or private equity or debt financing, which may result in dilution to the then existing stockholders of Candie's. Failure of Candie's to obtain any required additional financing on terms acceptable to it, or at all, could have a material adverse effect upon Candie's business.

     Effect of Recession on the Fashion Industry; Rapidly Changing Fashion Trends. The fashion industry is cyclical, with purchases of apparel and related goods tending to decline during recessionary periods when disposable income is low. Although Candie's believes that its moderately-priced products are more appealing to consumers in a recessionary environment, there can be no assurance that a poor general economic climate will not have a negative impact on Candie's ability to compete for limited consumer resources. Moreover, Candie's believes that its future success depends in substantial part on its ability to anticipate and respond to changing consumer demands and fashion trends in a timely manner. The footwear and wearing apparel industries are generally subject to constantly changing fashion trends. If Candie's misjudges the market for a particular product or product line, it may result in an increased inventory of unsold and outdated finished goods, which may have an adverse effect on Candie's business. In addition, Candie's operates under substantial time constraints which require it to have production orders in place at specified times in advance of its customers' retail selling seasons. If Candie's suppliers fail to meet their delivery date requirements pursuant to their purchase orders with Candie's, Candie's will be unable to meet its delivery date requirements pursuant to its purchase orders with its customers. This could result in the cancellation of purchase orders both by Candie's and its customers, reducing the sales of Candie's and having an adverse effect on revenues and earnings. There can be no assurance that Candie's will be able to adequately meet these demands, or that it will not be required to expend substantial funds in order to adequately respond to such demands.

     Dependence upon Unaffiliated Manufacturers and Suppliers. Candie's does not own or operate any manufacturing facilities. All of Candie's footwear and wearing apparel products are manufactured to its specifications by Candie's suppliers (either directly or through third party manufacturers on a subcontract basis). Although Candie's may from time to time enter into contracts with certain of its suppliers, it does not intend to enter into contractual relationships with all of them. Moreover, there can be no assurance that Candie's will be able to enter into contracts with any of its suppliers on terms favorable to Candie's, or at all. Candie's has no manufacturing or supply contracts with any of the manufacturers or suppliers of its footwear products, therefore, any or all of these companies could terminate their relationship with Candie's at any time. In addition, the manufacturers of Candie's products have limited production capacity and may not, in all instances, have the capability to satisfy Candie's manufacturing requirements. Candie's believes that alternative manufacturing sources could be located should the manufacturing capacity required be in excess of that of its current manufacturers. Nevertheless, there can be no assurance that, in the future, the capacity of such manufacturers will be sufficient or that alternative manufacturing sources will be available on a cost effective basis. Accordingly, Candie's dependence upon third parties for the manufacture of its products could have an adverse effect on Candie's ability to deliver its products on a timely and competitive basis and could have an adverse effect on Candie's operations.

     In addition, most raw materials necessary for the manufacture of Candie's footwear are purchased by the manufacturers from suppliers located in the country of manufacture. Candie's does not intend to maintain contractual relationships with any of these suppliers. Although Candie's believes that the raw materials required will be available from various alternative sources, there can be no assurance that any such materials will be available on a timely or cost-effective basis.

     Risks Relating to Foreign Manufacturing. Candie's is subject to various risks associated with the manufacture of products in foreign countries, including political and economic instability, shipping delays, restrictions on transfer of funds, and customs duties, tariffs and import quotas, any of which could adversely affect Candie's ability to obtain products on a timely and competitive basis. In addition, Candie's imports certain finished products and, therefore, assumes all risk of loss, damage or destruction from the time of shipment from its suppliers until title passes to its customers.

     Since most of Candie's suppliers are foreign, any weakening of the United States dollar in relation to relevant foreign currencies, could result in increased costs to Candie's if suppliers raise prices to compensate for the weakening of the dollar. In addition, all products manufactured overseas are subject to United States tariffs, duties and quotas. Other restrictions on the importation of footwear and apparel are periodically considered by the United States Congress and no assurances can be given that tariffs or duties on Candie's goods may not be raised, resulting in higher costs to Candie's, or that import quotas respecting such goods may not be lowered. Deliveries of products from Candie's existing foreign suppliers could be restricted or delayed by the imposition of lower quotas and there can be no assurance that Candie's would, in such event, be able to obtain similar quality products, at equally favorable prices, from domestic suppliers or from other foreign suppliers whose quotas have not been exceeded by the supply of goods to existing customers.

     Intense Competition. The footwear and apparel industries are extremely competitive in the United States and Candie's faces intense and substantial competition in each of its product lines. In general, competitive factors include quality, price, style, name recognition and service. Although Candie's believes that it can compete favorably in these areas, there can be no assurance thereof. In addition, the presence in the marketplace of various fads and the limited availability of shelf space can affect competition. Many of Candie's competitors have greater financial, distribution, marketing and other resources than Candie's and have achieved significant name recognition for their brand names. There can be no assurance that Candie's will be able to compete successfully.

     Trademark Ownership and Use. Candie's owns federal trademark registrations for CANDIE'S(R), among others, and believes that the CANDIE'S(R) trademark, which expires in June 2001, has significant value and is important to the marketing of Candie's products and those of its licensees. There can be no assurance that CANDIE'S(R) or other trademarks do not or will not violate the proprietary rights of others, that they would be upheld if challenged or that Candie's would not, in such an event, be prevented from using the trademarks, any of which events could have an adverse effect on Candie's. In addition, there can be no assurance that Candie's will have the financial resources necessary to enforce or defend its trademarks.

     Candie's also sells footwear and handbags under the BONGO(R) trademark and footwear under the ASPEN(R) trademark, which trademarks Candie's licenses from third parties. The BONGO(R) license expires on January 31, 2002, subject to Candie's right to extend the license through January 31, 2006, and grants Candie's the exclusive right to market and distribute footwear under the BONGO(R) trademark in North America. The BONGO(R) license requires Candie's to pay royalties based on a percentage of the sales exceeding certain minimum royalty payments. The ASPEN(R) license expires on September 30, 1998 at which time Candie's shall seek to renew such license. There is no assurance that Candie's will be able to successfully renew such license on terms satisfactory to it. The inability of Candie's to utilize the BONGO(R) trademark could have a material adverse effect on its business.

     Dependence upon Key Personnel. The success of Candie's is largely dependent upon the efforts of Neil Cole, Candie's President, Chief Executive Officer and Chairman. Although Candie's has entered into an employment agreement with Mr. Cole, expiring on February 28, 2000, which requires him to commit a majority of his business time to the affairs of Candie's, the loss of his services would have a material adverse effect on Candie's business and prospects. Candie's has purchased "key man" life insurance on the life of Mr. Cole in the amount of $1,000,000. The success of Candie's is also dependent upon its ability to hire and retain additional qualified sales and marketing personnel in connection with Candie's design, marketing and distribution of its products. There can be no assurance that Candie's will be able to hire or retain such necessary personnel. Mr. Cole is also the President, Chief Executive Officer and Chairman of the Board of NRC. As a condition to the Merger, Mr. Cole's employment agreement with NRC will be terminated and his employment agreement with Candie's amended to require Mr. Cole to devote all of his business time to the affairs of Candie's.

     No Dividends. Candie's has not paid any cash dividends on its Common Stock to date, and does not expect to declare or pay any dividends in the foreseeable future.

     Authorization and Discretionary Issuance of Preferred Stock. Candie's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue additional shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Candie's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Candie's, which could have the effect of discouraging bids for Candie's and thereby, prevent stockholders from receiving the maximum value for their shares. There can be no assurance that additional preferred stock of Candie's will not be issued at some time in the future.

     Possible Delisting of Securities from NASDAQ System; Risk of Low-Priced Stocks. Candie's Common Stock is currently listed on the NASDAQ National Market. It is necessary for continuing inclusion of its Common Stock on the NASDAQ National Market that Candie's continue to meet NASDAQ's maintenance requirements. In the event that the Common Stock is no longer eligible for listing on the NASDAQ National Market but is eligible for listing on the NASDAQ Small-Cap Market, the Common Stock would be subject to the maintenance requirements associated with listing on the NASDAQ Small-Cap Market. In order to continue to be included on the NASDAQ National Market or the NASDAQ Small-Cap Market, a company must meet certain maintenance criteria with respect to (i) the number of its shares publicly held, (ii) the market value of its publicly held shares, (iii) its net tangible assets, (iv) the number of its stockholders and
(v) certain corporate governance provisions.

     Failure to meet these maintenance criteria in the future could result in the delisting of Candie's securities from NASDAQ and trading, if any, in Candie's securities would thereafter be conducted in the non-NASDAQ over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, Candie's securities. In addition, if the Candie's Common Stock were delisted from trading on NASDAQ and the trading price of the Candie's Common Stock was less than $5.00 per share, trading in the Common Stock would also be subject to certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in Candie's Common Stock, which could severely limit the market liquidity of Candie's Common Stock and the ability of current NRC Stockholders to sell the Candie's Common Stock received in the Merger in the secondary market. Moreover, the Candie's Common Stock could be delisted from the NASDAQ National Market and not be included in the NASDAQ Small-Cap Market, immediately subjecting Candie's Common Stock to the risks of the non-NASDAQ over-the-counter market and penny stock rules described above.

     Possible Volatility of Stock Market and Stock Price; Shares Eligible for Future Sale. In recent years, the stock market has experienced extreme price and volume fluctuations and market prices for securities of many companies have experienced wide fluctuation, not necessarily related to the operating performance of such companies. There can be no assurance that the market price of Candie's Common Stock will not be volatile. Furthermore, there are approximately 2,370,916 shares of Candie's Common Stock which are currently eligible for sale under Rule 144 of the Securities Act, and approximately 4,700,000 additional shares subject to options and warrants) for which a registration statement has been declared effective. No prediction can be made as to the effect, if any, that sales of shares of Candie's Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Candie's Common Stock may be sold in the public market may adversely affect prevailing market prices for the Candie's Common Stock and could impair Candie's ability to raise capital through the sale of its equity securities.

     Limitation of Tax Loss Carryforward Benefits. NRC has net operating loss carryovers which may be utilized to offset future taxable income for the Surviving Corporation ("NOLs") subject to separate return limitation year rules under Section 1502 of the Internal Revenue Code of 1986, as amended (the "Code"). These NOLs were to expire through 2006. NRC believes that transactions effected pursuant to, and contemplated by, the Merger Agreement result in an "ownership change" as defined in Section 382 of the Code. As a consequence, NRC believes that the availability of its NOLs to offset taxable income and capital gains will be significantly limited. The limitation on the utilization of the NOLs could increase the federal income taxes payable by the Surviving Corporation.

                                  THE MEETINGS

Date, Time and Place of the Candie's Annual Meeting

     The Candie's Annual Meeting will be held at 11:00 a.m., on August 17, 1998 at its executive offices located at 2975 Westchester Avenue, Purchase, New York 10577.

Purpose of the Candie's Annual Meeting

     At the Candie's Annual Meeting, the Candie's Stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement pursuant to which NRC will be merged with and into Candie's, and to elect four directors of Candie's to serve for the ensuing year and until their respective successors are elected and have qualified. If the Merger Agreement is approved and the Merger becomes effective, NRC will merge into Candie's and Candie's will become the Surviving Corporation.

Record Date

     Candie's Board of Directors has fixed the close of business on June 19, 1998 as the record date for the determination of Candie's Stockholders who are entitled to notice of and to vote at the Candie's Annual Meeting (the "Candie's Record Date"). As of the Candie's Record Date, there were issued and outstanding 14,173,364 shares of Candie's Common Stock, Candie's only class of voting securities. Each share entitles the holder to one vote in each matter submitted to a vote at the Candie's Annual Meeting.

Voting Procedures and Proxy Information

     A quorum is established if, as of the Candie's Record Date, at least a majority of the outstanding shares of Candie's Common Stock are present in person or represented by proxy at the Candie's Annual Meeting. Approval and adoption of the Merger Agreement requires an affirmative vote of a majority of the outstanding shares of Candie's Common Stock entitled to vote as of the Candie's Record Date. The election of directors requires a plurality vote. All other matters, if any, at the meeting will be decided by the affirmative vote of a majority of the shares of Candie's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Co., Candie's transfer agent.

     Shares of Candie's Common Stock represented at the Candie's Annual Meeting by properly executed proxies received prior to or at the Candie's Annual Meeting, unless such proxies have been revoked, will be voted at the Candie's Annual Meeting in accordance with the specifications in the proxies. Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the

Secretary of Candie's, at Candie's principal executive office as set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Candie's Annual Meeting and voting in person. Subject to any such revocation, all shares of Candie's Common Stock represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR approval and adoption of the Merger Agreement. Candie's management does not know of any matters to be presented at the Candie's Annual Meeting other than those set forth in this Joint Proxy Statement/Prospectus and the accompanying Notice. If other matters should properly come before the Candie's Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

     Shares of Candie's Common Stock represented at the Candie's Annual Meeting by a properly executed, dated and returned proxy will be treated as present at the Candie's Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and "broker non votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes for determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes are deemed not entitled to vote on the subject matter as to which the non-vote is indicated. However, because of the requirement for an absolute majority of the outstanding shares of Candie's Common Stock to authorize the Merger Agreement, broker non-votes will also have the same effect as a vote "against" the authorization of the Merger Agreement. In the election of directors, a broker non vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter.

     If a quorum is not established, or if fewer shares of Candie's Common Stock than the number required therefor are voted in favor of approval and adoption of the approval and adoption of the Merger Agreement, it is expected that the Candie's Annual Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes and, at any subsequent reconvening of the Candie's Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Candie's Annual Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

Solicitation of Proxies

     The cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Joint Proxy Statement/Prospectus, the proxy and any additional soliciting material furnished to stockholders, will be borne jointly by Candie's and NRC. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons will be reimbursed for their expenses by Candie's. Candie's has retained Georgeson & Co., a proxy solicitation firm, to solicit proxies. The amount to be paid to such proxy solicitation firm is not expected to exceed $6,000. Any questions or requests regarding proxies or related materials may be directed in writing to Mr. Gary Klein, Vice President - Finance, 2975 Westchester Avenue, Purchase, New York 10577, or by telephone at
(914) 694-8600. Proxies may also be solicited by directors, officers or employees of Candie's in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

Date, Time and Place of the NRC Special Meeting

     The NRC Special Meeting will be held at 1:00 p.m., on August 17, 1998 at its executive offices located at 2975 Westchester Avenue, Purchase, New York, 10577.

Purpose of the NRC Special Meeting

     At the NRC Special Meeting, the NRC Stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement pursuant to which NRC will be merged with and into Candie's. If the Merger Agreement is approved and the Merger becomes effective, NRC will merge with Candie's and Candie's will become the Surviving Corporation.

Record Date

     NRC's Board of Directors has fixed the close of business on June 26, 1998 as the record date for the determination of NRC Stockholders who are entitled to notice of and to vote at the NRC Special Meeting (the "NRC Record Date"). As of the NRC Record Date, there were issued and outstanding 5,743,639 shares of NRC's Common Stock, NRC's only class of voting securities. Each share entitles the holder to one vote in each matter submitted to a vote at the NRC Special Meeting.

Voting Procedures and Proxy Information

     A quorum is established if, as of the NRC Record Date, at least a majority of the outstanding shares of NRC Common Stock are present in person or represented by proxy at the NRC Special Meeting. Approval and adoption of the Merger Agreement requires an affirmative vote of a majority of the outstanding shares of NRC Common Stock entitled to vote as of the NRC Record Date. All other matters, if any, at the meeting will be decided by the affirmative vote of a majority of the shares of NRC Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of American Stock Transfer & Trust Company, NRC's transfer agent.

     Shares of NRC Common Stock represented at the NRC Special Meeting by properly executed proxies received prior to or at the NRC Special Meeting, unless such proxies have been revoked, will be voted at the NRC Special Meeting in accordance with the specifications in the proxies. Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of NRC, at NRC's principal executive office as set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the NRC Special Meeting and voting in person. Subject to any such revocation, all shares of NRC Common Stock represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR approval and adoption of the Merger Agreement. NRC's management does not know of any matters to be presented at the NRC Special Meeting other than those set forth in this Joint Proxy Statement/Prospectus and the accompanying Notice. If other matters should properly come before the NRC Special Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

     Shares of NRC Common Stock represented at the NRC Special Meeting by a properly executed, dated and returned proxy will be treated as present at the NRC Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and "broker non votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes for determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes are deemed not entitled to vote on the subject matter as to which the non-vote is indicated. However, because of the requirement for an absolute majority of the outstanding shares of NRC Common Stock to authorize the Merger Agreement, broker non-votes will also have the same effect as a vote "against" the authorization of the Merger Agreement.

     If a quorum is not established, or if fewer shares of NRC Common Stock than the number required therefor are voted in favor of approval and adoption of the approval and adoption of the Merger Agreement, it is expected that the NRC Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes and, at any subsequent reconvening of the NRC Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the NRC Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

Solicitation of Proxies

     The cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Joint Proxy Statement/Prospectus, the proxy and any additional soliciting material furnished to stockholders, will be borne jointly by Candie's and NRC. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons will be reimbursed for their expenses by NRC. NRC has retained Georgeson & Co., a proxy solicitation firm, to solicit proxies. The amount to be paid to such proxy solicitation firm is not expected to exceed $6,000. Any questions or requests regarding proxies or related materials may be directed in writing to Mr. Gary Klein, Chief Financial Officer, 2975 Westchester Avenue, Purchase, New York 10577, or by telephone at (914) 694-8888. Proxies may also be solicited by directors, officers or employees of NRC in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                                   THE MERGER

     The following discussion of the parties reasons for the Merger contains forward looking statements which involve risks and uncertainties. NRC Stockholders and Candie's Stockholders are cautioned not to place undue reliance on these forward looking statements. The actual results of Candie's, NRC and the combined company, respectively, could differ materially from those anticipated in these forward looking statements as a result of certain factors including those set forth in "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus.

Background.

     The terms of the Merger Agreement are a result of arms-length negotiations between representatives and financial advisors of Candie's and NRC. The following is a brief discussion of the initiation and background of those negotiations.

     Between November 13, 1997 and December 17, 1997 three meetings were held between officers of Candie's, including Neil Cole, Gary Klein, Larry O'Shaughnessy, and representatives of Ladenburg to discuss the business positioning in the footwear industry of Candie's and NRC and, on a preliminary basis, to discuss the potential benefits and operational and financial synergies that could be derived from a merger of Candie's and NRC. As a result of NRC's and Candie's similar management teams, Ladenburg and Candie's discussed possible corporate cost savings as well as strategic benefits from the ability of senior management to focus on the growth of a single corporate entity resulting from a strategic combination of NRC and Candie's. No outside legal or accounting advisors were present at these preliminary meetings.

     On January 15, 1998, the NRC Board of Directors met to discuss the proposed merger with Candie's. All members of the Board were present and it was decided to proceed with retaining an investment banker and conducting due diligence to ascertain if a merger with Candie's was in the best interests of NRC. Management of Candie's also discussed with the Board of Directors of NRC at such special meeting its intention to explore a possible business combination.

     On January 20, 1998, Candie's indicated to representatives of Ladenburg its intention to engage Ladenburg to assist in evaluating the potential acquisition of NRC. Ladenburg was asked by Candie's to analyze the various assets and liabilities of NRC and to discuss preliminary issues relating to a potential merger, including the type and nature of consideration to be paid, personnel issues and operating strategies.

     On January 21, 1998, representatives of Ladenburg met with Neil Cole, Chief Executive Officer of NRC and Candie's and Gary Klein, Chief Financial Officer of NRC and Vice President of Finance of Candie's to perform a due diligence analysis of the assets, liabilities, business and prospects of NRC at NRC's offices.

     On January 22, 1998, management of NRC decided to retain an investment banker and indicated such intent to CoView to render an opinion as to the fairness of the contemplated transaction to the NRC Stockholders, from a financial point of view.

     On January 23, 1998, January 26, 1998 and January 28, 1998, management of Candie's and its legal and accounting advisors, representatives of Ladenburg, representatives of NRC and its legal and accounting advisors and representatives of CoView held a conference call to discuss terms of a merger between Candie's and NRC. After extensive discussions and negotiations, Candie's and NRC determined to proceed towards execution of a letter of intent which would contemplate NRC merging with and into Candie's, subject to final due diligence and the execution of a definitive merger agreement.

     On January 27, 1998, representatives of CoView met with Neil Cole and Gary Klein, to perform due diligence analysis of NRC and of Candie's.

     On January 29, 1998, a conference call by and among management of Candie's and NRC and their respective legal and accounting advisors and representatives of Ladenburg and CoView was held to discuss the final letter of intent. During such telephonic meeting, Ladenburg delivered an oral opinion (which opinion was confirmed in its entirety by delivery of a written opinion dated April 6, 1998) to the effect that, as of such date, and based on matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the public stockholders of Candie's. During the aforementioned telephone conference call, CoView delivered an oral opinion (which opinion was confirmed in its entirety by delivery of a written opinion dated April 6, 1998) to the effect that, as of such date, and based on matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to the public shareholders of NRC.

     The letter of intent was executed and announced publicly on January 30, 1998.

     During February and March, following the execution of the letter of intent, representatives of Ladenburg had a number of discussions with representatives of Candie's and NRC to conduct further due diligence and obtain additional information for purposes of Ladenburg reaffirming the fairness to the Candie's Stockholders, from a financial point of view, of the Exchange Ratio.

     On March 31, 1998, representatives of Ladenburg met with Mark Tucker, the disinterested member of the Candie's Board of Directors. Ladenburg discussed with Mr. Tucker the various valuation analyses being applied by Ladenburg in rendering its fairness opinion, including without limitation its analysis of the value of the Candie's securities owned by NRC, its discounted cash flow analysis of NRC's operating assets and intellectual property rights and its analysis of comparable public company valuations. See "Fairness Opinions." Ladenburg also discussed with Mr. Tucker the related party aspects of the transaction, such as the overlapping membership of the Candie's and NRC Board of Directors and executive officers. See "Interest of Certain Persons in the Merger,"

"Employment Agreements" and "Certain Relationships and Certain Transactions." Between April 1 and 6, 1998, representatives of Ladenburg had discussions with Mr. Tucker to conclude its valuation analyses and presentation.

     On April 6, 1998, the Candie's Board of Directors held a telephonic meeting to consider and vote upon the proposed merger with NRC. At the meeting, senior management reported on all of the material business terms of the Merger and the Agreement and discussed the Ladenburg Opinion. In addition, a discussion was held concerning the status of Messrs. Cole, O'Shaughnessy and Emanuel as "interested" directors under the DGCL. It was then agreed that Mr. Tucker being the sole disinterested director would be the sole director eligible to vote for or against the Merger. Discussions proceeded to confirm that Mr. Tucker was aware of the conflicts of interest of the other three directors and to determine if Mr. Tucker felt that the transaction was in the best interest of Candie's. Mr. Tucker acknowledged after having reviewed both the Merger Agreement, the Ladenburg Opinion and having spoken with senior management and representatives of Ladenburg that the Merger was in the best interest of Candie's. A copy of the Ladenburg Opinion is attached to this Joint Proxy Statement/Prospectus as Annex B and Candie's Stockholders are urged to carefully review the opinion. After further discussions, the Candie's Board approved the Merger Agreement and the transactions contemplated thereby.

     On April 6, 1998, the NRC Board of Directors held a telephonic meeting to consider and vote upon the proposed Merger. The terms and conditions of the Merger Agreement were reviewed and discussed in detail. There was additional discussion considering the terms and conditions of the stock options and cash bonuses to Messrs. Cole, Klein and O'Shaughnessy. In addition, the board reviewed with the CoView representatives, who joined the meeting already in progress for such purpose, the basis and analysis of CoView's Opinion, which opinion was confirmed as of the date of such meeting. In light of Messrs. Cole's and Emanuel's role in the transaction, Mr. Mendelow acknowledged that he would be the sole disinterested director eligible to vote for or against the Merger. Mr. Mendelow stated that after reviewing the Merger Agreement, discussing the matter with members of senior management and evaluating the CoView Opinion, he believed that the Merger was in the best interest of NRC. A copy of the CoView Opinion is attached to this Joint Proxy Statement/Prospectus as Annex C and NRC Stockholders are urged to carefully review the opinion. After further discussions, the NRC Board approved the Merger Agreement and the transactions contemplated thereby.

     On April 6, 1998 Candie's and NRC executed the Merger Agreement which was amended on May 14, and June 2, 1998. On April 7, 1998 a press release was issued by Candie's announcing the execution of the Merger.

Recommendations of the Boards of Directors of Candie's and NRC

     The respective Boards of Directors of Candie's and NRC believe that the Merger is in the best interest of its stockholders. Accordingly, each of the Boards have by an affirmative vote of a majority of its respective disinterested directors approved the Merger and the Merger Agreement and recommends that its stockholders vote for approval of the proposal concerning the adoption of the Merger Agreement described in this Joint Proxy Statement/Prospectus.

Joint Reasons for the Merger

     In reaching their decisions to approve the Merger, the Candie's Board of Directors (the "Candie's Board") and the NRC Board of Directors (the "NRC Board") consulted with their respective management teams and advisors and independently considered the proposed Merger Agreement and the transactions contemplated thereunder. Based upon their respective independent reviews of the proposed transactions and the business and operations of the other party, the Candie's Board and the NRC Board each have by the affirmative vote of a majority of its respective disinterested directors approved the Merger Agreement and the transactions contemplated thereby.

     The NRC Board and the Candie's Board have identified several potential benefits of the Merger which they believe will contribute to the success of the combined company. These potential benefits include the following:

     Maximize Management Resources. A combination of NRC and Candie's will allow Candie's management to focus full-time on growing the newly combined business of Candie's. A combination eliminates the demand on management resources associated with operating two separate public companies. Additionally, as a result of the exchange of NRC shares for Candie's shares, the deal will result in an increase in senior management's direct ownership in Candie's.

     Complimentary License Concepts. The management teams of Candie's and NRC believe that the combined entity will be able to better utilize the assets of NRC. By using the existing Candie's infrastructure, distribution channels, systems and management resources, management of NRC and Candie's believe that the combined entity will be able to realize maximum value of NRC's footwear licenses.

     Elimination of Duplicative Costs. A number of duplicative costs will be eliminated upon consummation of the Merger. These include the elimination of NRC management salaries, NRC consulting and professional fees and costs associated with operating two public companies.

Candie's Reasons for the Merger

     In addition to the anticipated reasons stated above, the Candie's Board believes that the Merger will be beneficial to Candie's and Candie's stockholders for the following reasons:

     Increased Management Focus. Candie's management team will be able to devote its entire resources to growing the Candie's business rather than focusing on two separate public entities. Additionally, the transaction will result in increased ownership in Candie's for each member of senior management.

     Ability to Leverage NRC Properties. Through its marketing expertise and experience in the footwear industry, Candie's has the ability to add value to and leverage NRC's licensing businesses. Additionally, Candie's intends to grow and expand NRC licensing businesses through its existing infrastructure.

     Enhance Profitability of NRC. Candie's will be able to eliminate certain costs of NRC including NRC management salaries, professional fees as well as costs associated with NRC being a public company. This will provide an immediate contribution to Candie's operating performance.

     The Candie's Board also considered the following factors:

          (i) the effect on stockholder value of a combination with NRC, in light of the financial condition and prospects of Candie's and NRC and the current economic and industry environment, including, but not limited to,
     (A) other possible strategic alternatives for Candie's and (B) the possible synergy from combining Candie's and NRC's sales and marketing organizations;

          (ii) the results of the due diligence investigations by Candie's management and legal advisors concerning the business, operations, financial condition and prospects of NRC and the opinion of Ladenburg that the Exchange Ratio, as of the date of such opinion, was fair to Candie's from a financial point of view;

          (iii) its knowledge of the business operations, financial condition and operating results of NRC;

          (iv) Candie's future prospects and whether such prospects could be significantly enhanced by the Merger and the anticipated operating results of NRC;

          (v) the terms and conditions of the Merger Agreement, which were the product of extensive arm's length negotiations;

          (vi) the compatibility of the respective business philosophies and corporate cultures of NRC and Candie's;

          (vii) the management resources available to address the management needs of the combined company; and

          (viii) the impact of the Merger on Candie's and NRC's customers, suppliers and employees.

     The Candie's Board also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to:

          (i) the possible adverse impact that NRC's near-term operating results could have on Candie's;

          (ii) the risk that the operations of the two companies would not be successfully integrated; and

          (iii) the other risks associated with Candie's, NRC's and the combined company's businesses and with the Merger described under "Risk Factors," as well as certain risks identified in other recent business combinations in the fashion industry.

     The Candie's Board believed that certain of these risks were unlikely to occur, while others could be avoided or mitigated by the combined company, and that, overall, these risks were outweighed by the potential benefits of the Merger.

     The foregoing discussion of the information and factors considered by the Candie's Board is not intended to be exhaustive, but is believed to include all material factors considered by the Candie's Board. The Candie's Board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Candie's Board may have given different weight to different factors.

NRC Reasons for the Merger

     In addition to the anticipated reasons stated under Joint Reasons for the Merger above, the NRC Board believes that the Merger will be beneficial to NRC and NRC Stockholders for the following reasons:

     (i) Although NRC remains engaged in the fashion trademark licensing business, its operations are currently limited to a small number of license and sub-license agreements. In light of its historic synergistic relationship with Candie's, both in terms of business relationships and its investment in Candie's securities, NRC believes that combining with a larger, more recognized fashion trademark company will better exploit NRC's current license and sub-license arrangements;

     (ii) There are significant costs relating to the operation of a public company and in light of the NRC's limited operations, it has become increasingly more difficult for NRC to justify the expense of maintaining itself as a public company. In addition, certain members of management are required to devote time to both companies. By combining companies, the operations of NRC continue but there is only one public company with a full time, dedicated management team;

     (iii) NRC Common Stock currently thinly trades in the over- the-counter market on the Electronic Bulletin Board of the NASD; however, Candie's Common Stock trades on the NASDAQ National Market. NRC believes that there may be a greater opportunity for liquidity for its shareholders in a larger, more actively traded and recognized security.

     The NRC Board also considered the following factors:

          (i) the effect on stockholder value of a combination with Candie's, in light of the financial condition and prospects of

     NRC and Candies and the current economic and industry environment, including, but not limited to, (A) other possible strategic alternatives for NRC and (B) the possible synergy from combining NRC's and Candie's sales and marketing organizations;

          (ii) the results of the due diligence investigations by NRC management and legal, financial and accounting advisors concerning the business, products, operations, financial condition and prospects of Candie's and the opinion of CoView that the Exchange Ratio, as of the date of such opinion, was fair to the public Stockholders of NRC from a financial point of view;

          (iii) its knowledge of the business operations, properties, assets, financial condition and operating results of Candie's;

          (iv) NRC's future prospects and whether such prospects could be significantly enhanced by the Merger and the anticipated operating results of Candie's;

          (v) the terms and conditions of the Merger Agreement, which were the product of extensive arm's-length negotiations;

          (vi) the compatibility of the respective business philosophies and corporate cultures of Candie's and NRC;

          (vii) the management resources available to address the management needs of the combined company; and

          (viii) the impact of the Merger on Candie's and NRC customers, suppliers and employees.

     The NRC Board also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to:

          (i) the risk that the operations of the two companies would not be successfully integrated; and

          (ii) the other risks associated with NRC's, Candie's and the combined company's businesses and with the Merger described under "Risk Factors," as well as certain risks identified in other recent business combinations in the apparel industry.

     The NRC Board believed that certain of these risks were unlikely to occur, while others could be avoided or mitigated by the combined company, and that, overall, these risks were outweighed by the potential benefits of the Merger.

     The foregoing discussion of the information and factors considered by the NRC Board is not intended to be exhaustive, but is believed to include all material factors considered by the NRC Board. The NRC Board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the NRC Board may have given different weight to different factors.

Fairness Opinions

Ladenburg

     On January 22, 1998, Ladenburg was engaged by Candie's to render the opinion as to whether the Exchange Ratio is fair from a financial point of view to the Candie's Stockholders. Ladenburg is an internationally recognized investment banking firm which, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, merchant banking, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Candie's retained Ladenburg based on these qualifications and expertise.

     The full text of the Ladenburg Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Joint Proxy Statement/Prospectus. Although each of the analyses employed by Ladenburg in rendering its opinion is summarized below, the summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. Candie's Stockholders are urged to read the opinion carefully and in its entirety. Ladenburg did not determine or make any recommendation with respect to the amount of consideration to be paid in connection with the Merger. Ladenburg's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view to the Candie's Stockholders and does not constitute a recommendation to any stockholder of Candie's as to how such stockholder should vote at the Annual Meeting. The Ladenburg Opinion is subject to certain conditions and limitations set forth therein, and the summary of that opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In connection with Ladenburg's review, it assumed, with Candie's permission, that the documents to be prepared, used and signed by the parties to formally effect the Merger, and the proxy or other disclosure material to be delivered to the Candie's Stockholders to elicit any necessary consents to the Merger, would effect the Merger on the terms set forth in the Merger Agreement as reviewed by Ladenburg without material alteration.

     Ladenburg reviewed such relevant financial and other information that was publicly available or furnished to it by Candie's and NRC, including information provided during discussions with each company. In addition, Ladenburg compared certain financial and securities data of Candie's and NRC with that of various other companies whose securities are publicly traded and conducted such other financial analysis as it determined, based upon its judgment as investment bankers, to be appropriate for purposes of its opinion, as discussed below. Furthermore,

Ladenburg did not negotiate the Merger or provide any legal advice or advice as to alternatives to the Merger.

     In connection with rendering its opinion, Ladenburg reviewed such information as it deemed necessary or appropriate for the purpose of the opinion, including but not limited to the following: (i) the Letter of Intent dated January 30, 1998; (ii) the Merger Agreement between Candie's and NRC dated April 6, 1998 and the draft Joint Proxy Statement/Prospectus of Candie's and NRC dated March 20, 1998; (iii) the Annual Reports on Form 10-KSB for NRC for the three fiscal years ended March 31, 1995, 1996 and 1997; (iv) the Quarterly Report on Form 10-QSB for NRC for the nine months ended December 31, 1997; (v) NRC management's projected financial statements and other financial information for NRC for the years ending March 31, 1998 through 2002; (vii) detailed internal financial statements for NRC for the fiscal years ended March 31, 1995, 1996 and 1997; (ix) publicly available information regarding the industry, NRC, Candie's and their competitors; (x) the Annual Reports on Form 10-KSB for Candie's for the fiscal years ending January 31, 1995, 1996 and 1997; (xi) the Quarterly report on Form 10-Q for Candie's for the nine months ended October 31, 1997; (xii) Candie's management's projected financial statements and other financial information for Candie's for the years ending January 31, 1998 through 2001; and (xiii) securities analysts research reports on Candie's including reports published by Ladenburg.

     In addition, Ladenburg met with members of senior management of NRC and members of senior management of Candie's to discuss, among other things, the historical and prospective industry environment, financial conditions and operating results for Candie's and NRC, respectively, and strategic reasons for the Merger.

     In its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, based on, among other things, information provided to Ladenburg by Candie's and NRC, many of which are beyond the control of Candie's and NRC. In rendering its opinion, Ladenburg relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to Ladenburg by Candie's and NRC. Candie's and NRC provided to Ladenburg certain financial projections of Candie's and NRC, and Ladenburg reviewed those projections in light of discussions it had conducted with analysts and other sources, and made certain adjustments where it determined it was appropriate to do so. Independent of the foregoing, Ladenburg assumed that the projections were reasonably prepared, based upon assumptions reflecting the best currently available estimates and good faith judgments of management as to the future performance of Candie's and NRC and that the management of Candie's and NRC did not have any information or beliefs that would make the projections misleading.

     Although Ladenburg performed a valuation of NRC using a number of commonly accepted methodologies, Ladenburg did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Candie's or NRC. Any estimates contained in Ladenburg's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflect the prices at which businesses actually may be sold.

     Ladenburg's opinion is necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Ladenburg, as of the date of the opinion. Ladenburg's analysis does not reflect, among other things, changes since the date of the opinion for Candies' business or prospects, changes in general business and economic conditions or any other transaction or event that had occurred or that may occur and that were not anticipated at the time such materials were prepared.

     Ladenburg was not requested to and does not make any recommendation to the Candie's Stockholders regarding the Merger. In rendering its opinion, Ladenburg expresses no opinion as to the price or trading range at which the Candie's Common Stock would trade following the completion of the Merger. Also, Ladenburg was not requested to and did not analyze or give any effect to the impact of any federal, state or local income taxes to the Candie's Stockholders arising out of the Merger. In this regard, Ladenburg assumed that the Merger would be treated as a tax free reorganization and/or exchange pursuant to the Code and would be consummated pursuant to the Merger Agreement.

The preparation of the Ladenburg Opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analyses or summary description. Accordingly, Ladenburg believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion.

Overview of Analyses

     Ladenburg determined an implied consideration ("Implied Consideration") to be paid for NRC using the number of shares of Candie's to be issued to NRC based on the Exchange Ratio and the 30-day average trading price for Candie's as well as certain cash settlements to be paid to NRC by Candie's. Ladenburg conducted a number of valuation analyses of NRC to develop a range of equity values of NRC based on the value of its operating and financial assets. The analyses used to determine equity values for NRC included a valuation of the shares of Candie's owned by NRC based on the 30-day average trading price, a Black-Scholes valuation of the Candie's options and warrants owned by NRC, a historical market price and trading analysis for NRC, a net current assets valuation for NRC, a discounted cash flow analysis on the NES note receivable by NRC, a discounted cash flow analysis on a note payable owed to third parties by NRC, an analysis to determine the net present value to Candie's of the Net Operating Loss Carryforward ("NOL") of NRC and a market multiples valuation and discounted cash flow valuation of certain operating assets of NRC. Ladenburg derived a range of equity values from each analysis to develop a range of equity values for NRC. Ladenburg compared the Implied Consideration to paid in the Merger to the range of equity values derived for NRC. Additionally, Ladenburg examined the historical stock price and trading activity of NRC.

Qualitative Considerations

     In addition to the quantitative analyses discussed below, Ladenburg considered a number of qualitative factors related to NRC. Ladenburg did not apply valuation weightings to any of these qualitative analyses. Among the positive qualitative factors relating to NRC, Ladenburg noted (i) the increased commitment of Candie's management to Candie's as a result of the merger by eliminating management duties outside of Candie's; (ii) increased direct ownership of Candie's Common Stock and options by Candie's management; (iii) the ability of Candie's to leverage NRC's complimentary product lines through its infrastructure and marketing expertise and; (iv) the ability to eliminate certain duplicative expenses associated with operating two separate public companies. Among the negative qualitative factors relating to NRC, Ladenburg noted: (i) the risks that the operations of Candie's and NRC would not be successfully integrated; (ii) the risks discussed herein under the heading "Risk Factors"; (iii) risks identified in other fashion industry business combinations; (iv) risks associated with establishing and growing footwear brands and; (v) declining revenues and financial performance for NRC for the past three fiscal years.

Quantitative Analyses

Ladenburg evaluated NRC, through various methods described below, to derive a range of implied aggregate equity values for 100% of the value of NRC.

Historical Stock Price Analysis. Ladenburg examined the historical stock price and trading volume of NRC. NRC shares are relatively illiquid securities in the market and are traded relatively infrequently, averaging approximately 18,400 shares traded per week.

Valuation of Candie's Shares, Options and Warrants Owned by NRC. Ladenburg examined Candie's trailing 30-day average share price as of April 6, 1998 and determined this value to be $7.42. Using this average share price, Ladenburg determined the value of the approximately 1,228,000 shares owned by NRC to be $9,113,000. Ladenburg used the Black-Scholes method to value the two classes of Candie's warrants and one class of Candie's options owned by NRC. Ladenburg assumed a current stock price of $7.42 for all Black-Scholes valuations. The low value for the first class of warrants was determined to be $3,153,000 and the high value was determined to be $3,160,000. The low value for the second class of warrants was determined to be $1,267,000 and the high value was determined to be $1,272,000. The low value for the options was determined to be $636,000 and the high value was determined to be $637,000. The total range for the combined value of Candie's shares, warrants and options owned by NRC was determined to be $14,169,000 to $14,182,000.

Trademark and License Valuation

     Market Multiples of Trademark and License (Operating Assets) Analysis. Ladenburg conducted a market multiples analysis to value the earnings of NRC generated by the trademark and license based on the market trading multiples of comparable public companies. Ladenburg derived a projected earnings stream for NRC based on information provided by Candie's and NRC pro forma for the planned reduction in expenses after the transaction. Ladenburg based its analysis upon the multiples of three universes of public companies which Ladenburg believes are comparable to Candie's, including comparable footwear companies, comparable branded companies and the current market multiples of Candie's. The comparable footwear companies universe includes Converse, Inc., Deckers Outdoors Corp., Kenneth Cole Productions, Inc., Nine West Group, Inc., Steven Madden, Ltd., Timberland Company, Vans, Inc. and Wolverine World Wide, Inc. The comparable branded companies universe includes Jones Apparel Group, Inc., Nautica Enterprises, Inc., Polo Ralph Lauren Corp. and Tommy Hilfiger Corporation.

          Ladenburg performed a projected one ("FYE+1") and two ("FYE+2") year price to earnings multiple valuation analysis, comparing NRC to each of the three universes of public companies. The earnings estimates for the footwear and branded company universes net income were based on information provided by Baseline Financial Services, Inc. The Candie's comparable universe net-income projections are based on Ladenburg estimates.

          The implied equity valuations of projected net income were calculated by multiplying NRC's projected net income for the fiscal years ending March 31, 1999 and March 31, 2000 by the median net income multiples for the comparable companies as projected for one and two years respectively. Ladenburg applied between no discount and a 15% discount to the median footwear, branded and Candie's comparable company universes net-income multiples to derive a range of market value for each projected fiscal year end (FYE). The discount was applied to account for various qualitative considerations including the presence of less established brands and the size of the earnings stream. However, the discount was limited due to the ability for Candie's to realize value for the earnings stream as part of their operations.

     Ladenburg then calculated the mean high and low values of the FYE+1 analysis for the comparable shoe, branded and Candie's universe companies which resulted in a valuation range of $2,483,000 to $2,921,000. The same analysis was applied to the FYE+2 valuation ranges and the result was a valuation range of $2,967,000 to $3,490,000. The overall range of implied valuation for the comparable universes inclusive of FYE+1 and FYE+2 valuations was $2,483,000 to $3,490,000.

     Discounted Cash Flow of Trademark and License (Operating Assets) Analysis. Ladenburg conducted a discounted cash flow analysis which derived implied equity values based on the present value of future net cash flows. The range of discount rates for the future cash flows was based on Candie's weighted average cost of capital ("WACC") as the low end of the discount rate range. The final WACC was determined to be 8.9%; Ladenburg then added one and two full percentage points to the WACC to determine the full discount rate range of 8.9% to 10.9%. For purposes of this analysis, annual free cash flow equals pro-forma pre-tax income, based on management's 4-year projections adjusted for cost savings in the merger, less an assumed 38% tax rate. The equity value ranged from $5,967,000 to $7,428,000.

     Trademark and License (Operating Assets) Valuation Summary. Ladenburg applied an implied market valuation and discounted cash flow valuation to the operating assets of NRC which consisted primarily of revenues generated from trademarks and licenses owned by NRC. The market multiples valuation was assigned a 33% weighting and the discounted cash flow valuation was assigned a 67% weighting. These valuations gave a range of $4,805,000 to $6,115,000 for the value of the NRC trademark and license operating assets.

NOL Valuation. Based on discussions with Candie's, Ladenburg determined the applicable amount of NRC's NOL available to Candie's future pre-tax income to be $2,000,000 to $7,000,000 with 4.89% annual allowable utilization. This stream of future tax benefits was discounted at the Candie's WACC and the Candie's WACC rate plus one and two full percentage points to determine a range of present values.

Valuation of NES Receivable Projected Cash Flow. Ladenburg determined the present value of the future cash flows generated by the $500,000 NES receivable note due to NRC utilizing discounted cash flow analysis and Candie's WACC as the low end of the discount rate range. Quarterly payments of $50,000 were assumed to be received through December 31, 2000, and after adding one and two full percentage points to the WACC, the discount rate applied ranged from 8.9% to 10.9%.

Valuation of Net Current Assets. Ladenburg calculated the value of the net current assets of NRC by deducting the current liabilities of Candie's, including trade accounts payable, accrued expenses and other current liabilities, from the current assets of Candie's, including cash and cash equivalents, accounts receivable and other current assets.

Valuation of Notes Payable. Ladenburg determined the present value of future cash flows for NRC's $150,000 notes payable. Ladenburg assumed quarterly payments of $25,000 to be paid through December 31, 2000. The range of discount rates for the future cash flows of the notes payable was based on Candie's WACC as the low end of the discount rate range and after adding one and two full percentage points to the WACC the discount rate applied ranged from 8.9% to 10.9%.


Comparison of the Merger Consideration to the Values of NRC

     Ladenburg used the range of values from each of the analyses discussed above to develop a range of values for Candie's. Ladenburg calculated the range of values by taking the sum of the Candie's share value, Candie's warrants and options values, trademark and license value, NOL value, NES receivable value, NRC net current assets value and note payable value, respectively to give a valuation range for NRC of $20,954,000 to $22,350,000. Ladenburg compared the valuation range of NRC to the consideration to be paid for NRC as implied by the Exchange Ratio and cash settlements payable and concluded that the Exchange Ratio is fair, from a financial point of view to the stockholders of Candie's.

Ladenburg's Compensation

     Ladenburg was engaged by Candie's in connection with the Merger and to render the opinion and will receive fees in connection therewith of $150,000. In addition, Candie's has agreed to reimburse Ladenburg for its related expenses. Candie's has also agreed, in a separate letter agreement, to indemnify Ladenburg, its affiliates and each of their respective directors, officers, agents, consultants and employees and each person, if any, controlling Ladenburg or any of its affiliates against certain liabilities, including liabilities under federal securities laws. In addition, Candie's retained Ladenburg pursuant to a separate agreement, to perform certain investment banking services in consideration of which it granted Ladenburg a right of first refusal (subject to a prior right of first refusal granted to another investment bank in a unrelated transaction) in respect of certain future corporate finance transactions involving Candie's. In the ordinary course of its business Ladenburg may trade the securities of Candie's for its own account and for the account of its customers, and may at any time hold a long or short position in such securities. Ladenburg has not rendered financial advisory services in the past to Candie's.

CoView

     Pursuant to a letter agreement dated January 26, 1998 (the "CoView Capital Engagement Letter"), CoView agreed to provide a financial fairness opinion in connection with the Merger. CoView was selected by the NRC Board to act as NRC's financial advisor based on CoView's qualifications, expertise and reputation. At a conference call to discuss the final letter of intent on January 29, 1998, CoView rendered its oral opinion, subsequently confirmed in writing as of April 6, 1998, that as of such date, based upon and subject to the various considerations set forth in the CoView Opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the public NRC Stockholders.

     The full text of the written opinion of CoView dated April 6, 1998, as amended, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by CoView in rendering its opinion, is attached as Annex C hereto. NRC Stockholders are urged to, and should, read the opinion carefully and in its entirety in conjunction with this Joint Proxy Statement/Prospectus. CoView's Opinion was prepared at the request of the NRC Board and addresses only the fairness of the Exchange Ratio pursuant to the Merger from a financial point of view as of the date of the opinion, and does not constitute a recommendation to any holder of NRC Common Stock as to how to vote at the NRC Special Meeting. The summary of all of the material portions of the opinion of CoView set forth in this Joint Proxy

Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In connection with rendering its opinion, CoView, among other things, reviewed and analyzed: (i) significant developments in NRC and Candie's markets;
(ii) certain publicly available information with respect to NRC and Candie's competitors; (iii) historical NRC and Candie's financial statements; (iv) internal financial statements and other financial and operating data provided by NRC's and Candie's managements; (v) NRC projections for the fiscal years 1998 through 2002; (vi) Candie's projections for the fiscal years 1998 through 2001;
(vii) securities research analysts' reports regarding Candie's; (viii) information and market valuations pertaining to publicly-traded companies which are engaged in activities relatively similar and comparable to those of NRC and Candie's; and (ix) the Merger Agreement. In addition, CoView: (i) participated in discussions with the representatives of NRC and of Candie's (ii) discussed with the managements of NRC and Candie's the strategic logic for the Merger;
(iii) performed a Discounted Cash Flow ("DCF") analysis on future NRC operating earnings projections using various discount rates; (iv) performed a DCF analysis on the future earnings projections of Candie's using various discount rates; and
(v) discussed with NRC's and Candie's senior management their respective financial statements, operations, future prospectus and financial projections.

     CoView assured and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements, projections and other data provided by NRC and Candie's, CoView has been advised by their respective managements that such statements and other data were reasonably prepared on bases reflecting the best then currently available estimates and judgments of the prospects of NRC and Candie's. CoView also relied upon, without independent verification, the assessment by the managements of NRC and Candie's of the strategic and other benefits expected to result from the Merger. CoView assumed that the Merger would be treated as a tax-free reorganization and/or exchange pursuant to the Code and would be consummated in accordance with the terms set forth in the Merger Agreement. CoView's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

     The following is a brief summary of the analysis performed by CoView in connection with the preparation of its oral opinion rendered January 29, 1998:

o CoView examined NRC's financial assets, the vast majority of which are represented by the holdings of Candie's securities. CoView valued these Candie's securities at market in the case of the Candie's Common Stock, and by using the Black-Scholes option pricing model in the cases of options and warrants. To the value of Candie's securities held by NRC, CoView added the net book value of the remaining assets as well as a value for trademarks and licenses, which value was derived by performing a DCF analysis based on operating earnings projections provided by NRC management. CoView observed that the market value of the shares of Candie's Common Stock to be received pursuant to the Merger Agreement comfortably exceeded the total asset value measure derived in the above manner.

o CoView observed that the market value of the shares of Candie's Common Stock to be received pursuant to the Merger Agreement represented a substantial premium over the market value of NRC Common Stock immediately prior to the announcement of the Merger.

o CoView compared the marketability of NRC Common Stock with that of Candie's over the past year, based on the respective average daily dollar volumes, and observed that a very material improvement in marketability would inure to the benefit of the NRC Stockholders as a result of the transaction.

o While CoView's Opinion in no way addressed the market price at which shares of Candie's Common Stock may trade at any particular future time, CoView performed the following analyses to confirm that Candie's market price as of the date of the offer did not appear unreasonable relative to peer group comparisons or management's estimates of future performance:

     - Selected Companies Analysis. CoView reviewed and compared certain financial information relating to Candie's to corresponding financial information, ratios and public market multiples for ten publicly traded footwear corporations (the "Footwear Companies"). The Footwear Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Candie's, although none of the Footwear Companies was identical to Candie's. CoView calculated and compared various financial multiples. The multiples of Candie's were calculated using the closing price of such shares on January 28, 1998, and the multiples of the Footwear Companies were calculated using closing market prices for such companies on January 28, 1998. CoView considered stock price as a multiple of earnings per share, enterprise value as a multiple of revenue, enterprise value as a multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA"), enterprise value as a multiple of earnings before interest and taxes ("EBIT"), and stock price as a multiple of book value. This comparison was based on the most recent publicly available information and showed Candie's market valuation to be reasonable, relative to that accorded the Footwear Companies as a group.

     - Discounted Cash Flow Analysis. CoView also performed a DCF analysis of the present value of Candie's equity based on the Candie's financial projections for the fiscal years 1999 through 2001, on various EBITDA exit multiples and on various discount rates. Based on this analysis of the present value of future cash flows, Candie's stock price at the time of the offer appeared to be reasonable.

     In connection with its written opinion dated as of April 6, 1998, CoView confirmed the appropriateness of its reliance on the analyses used to render its oral opinion of January 29, 1998, by performing procedures to update certain of such analyses and by reviewing the assumptions upon which said analyses were based and the factors considered in connection therewith.

     CoView performed a variety of financial and comparative analyses for purposes of its opinion given in connection herewith. In arriving at its opinion, CoView considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In performing its analyses, CoView made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NRC or Candie's. The analyses performed were prepared solely as part of CoView's analysis of the fairness of the Exchange Ratio pursuant to the Merger, to the public holders of shares of NRC Common Stock and were conducted in connection with the delivery of CoView's Opinion. The analyses do not purport to be appraisals or to reflect the prices at which NRC might actually be sold. The Exchange Ratio pursuant to the Merger was determined through arm's-length negotiations between NRC and Candie's and was approved by the affirmative vote of a majority of the disinterested directors of the NRC Board. CoView Capital did not recommend that any specific Exchange Ratio constituted the only appropriate Exchange Ratio.

     The NRC Board retained CoView based upon CoView's qualifications, experience and expertise. CoView is an investment banking and advisory firm focused on middle market companies. CoView, as part of its investment banking business, is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

     Pursuant to the CoView Capital Engagement Letter, CoView provided a financial opinion in connection with the Merger and NRC has agreed to pay a fee to CoView and to reimburse CoView for reasonable expenses as incurred. In addition, NRC has also agreed to indemnify CoView, its directors, officers, agents and employees against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to CoView's engagement.

Interest of Certain Persons in the Merger

     Neil Cole, Chairman of the Board, President, Chief Executive Officer and principal shareholder of NRC is also Chairman of the Board, President, Chief Executive Officer and the principal shareholder of Candie's. Gary Klein, Vice President of Finance of Candie's is also Chief

Financial Officer of NRC, and Barry Emanuel is a director of both Candie's and NRC. As of the NRC Record Date, directors and officers of NRC and their affiliates beneficially owned an aggregate of 3,070,214 shares of NRC Common Stock (including 710,000 shares of NRC Common Stock subject to NRC options). Based upon the last reported sales price of Candie's Common Stock on June 26, 1998 of $7.375, the aggregate dollar value of the shares of Candie's Common Stock to be received in the Merger by the executive officers and directors of NRC is approximately $9,170,354.

Employment Agreements

     NRC has employment agreements with each of Neil Cole and Gary Klein and a consulting arrangement with Lawrence O'Shaughnessy pursuant to which Mr. Cole, Mr. Klein and Mr. O'Shaughnessy are obliged to dedicate a portion of their business time to the operation of NRC business. It is a condition to the Merger that NRC terminate such agreements prior to the Effective Time to allow Messrs. Cole, Klein and O'Shaughnessy to dedicate their full business time to the Surviving Corporation. In consideration for the termination of such agreements and in consideration of foregoing certain future bonus opportunities, NRC approved the grant effective upon closing of the Merger to Mr. Cole, Mr. Klein and Mr. O'Shaughnessy of a cash bonus in the amount of $525,000, $25,000 and $30,000, respectively. In addition, as of March 9, 1998, each of Mr. Cole, Mr. Klein and Mr. O'Shaughnessy received options to purchase 626,543, 49,383 and 74,074 shares, respectively, of NRC Common Stock at $1.75 per share which options were initially contingent upon consummation of the Merger, however, on June 2, 1998 the terms of the options were modified such that these options will vest and become exercisable with respect to 1/3 of such number of options in March 1999, March 2000 and March 2001, respectively, so long as Messrs. Cole, and Klein are employed by and Mr. O'Shaughnessy is a consultant to, NRC, or any successor thereto, at such time. See "Directors and Officers of NRC."

Management Agreement

     In March 1993, NRC and Candie's entered into a Services Allocation Agreement pursuant to which Candie's provides an amount equal to the allocable portion of Candie's expenses including employee's salaries, associated with such services. As a result of the Merger, the Services Allocation Agreement will be terminated.

Affiliate Transactions Agreement

     In March 1993, NRC, Candie's and El Greco, Inc. ("El Greco") entered into an Affiliate Transactions Agreement, which was amended and restated on January 30, 1995, pursuant to which Candie's agreed not to conduct any business or enter into any transactions with NRC which would benefit Candie's other than (i) transactions described in Candie's definitive prospectus dated February 23, 1993, (ii) routine transactions occurring in the ordinary course of business,
(iii) transactions which do not exceed $50,000 or (iv) transactions which have been approved by either a majority of the disinterested members of the Board of Directors of Candie's or a majority of the Candie's Stockholders who are not officers, members of the Candie's Board or holders of more than 5% of the outstanding Candie's Common Stock. In order to comply with the terms of such Agreement, each of Candie's and NRC has elected to approve the Merger Agreement by obtaining the affirmative vote of its disinterested directors. As a result of the Merger, the Affiliate Transactions Agreement will be terminated.

Indemnification of Directors and Officers

     Candie's will for a period of three (3) years from the Effective Time, indemnify each of the current directors and officers of NRC to the fullest extent permitted by Section 145 of the DGCL for damages arising out of or resulting from actions in his capacity as an officer or director of NRC.

Federal Income Tax Consequences of the Merger

     The following discussion addresses certain federal income tax considerations of the Merger that are applicable to holders of NRC Common Stock. NRC Stockholders should be aware that the following discussion does not deal with all federal income tax consequences that may result from the Merger, including the survival or availability of any tax attributes or elections of Candie's or NRC as a result of the Merger, and does not deal with all federal income tax considerations that may be relevant to particular NRC Stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are foreign persons or who acquired their NRC Common Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion generally does not address the tax consequences of other transactions effectuated prior to, at the time of or after the merger (whether or not such transactions are in connection with the merger) including, without limitation, the exercise of options or similar rights to purchase stock, or the exchange, assumption or substitution of options or similar rights to purchase NRC Common Stock for rights to purchase Candie's Common Stock. Furthermore, no foreign, state or local tax considerations are addressed herein. This discussion is based on legal authorities in existence as of the date hereof. No assurances can be given that future legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the conclusions expressed herein. Any such change, even though made after consummation of the Merger, could be applied retroactively. ACCORDINGLY, ALL NRC STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

     The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Code. Subject to the limitations and qualifications described herein, and assuming the Merger so qualifies, then the following Federal income tax consequences should generally result:

          (a) No gain or loss should be recognized by holders of NRC Common Stock upon their receipt in the Merger of Candie's Common Stock in exchange therefor (except to the extent of cash received in lieu of fractional shares);

          (b) The aggregate tax basis of the Candie's Common Stock received in the Merger (including any fractional share of Candie's Common Stock deemed to be received and subsequently redeemed by Candie's) should be the same as the aggregate tax basis of NRC Common Stock surrendered in exchange therefor;

          (c) The holding period of the Candie's Common Stock received in the Merger should include the period for which the NRC Common Stock surrendered in exchange therefor was held, provided that the NRC Common Stock is held as a capital asset at the Effective Time;

          (d) Cash payments received by NRC stockholders in lieu of receipt of fractional shares of Candie's Common Stock should be treated as received in redemption of such fractional shares, subject to the provisions of Code
     Section 302, as if such fractional share had been issued in the Merger and then redeemed by Candie's for cash; and

          (e) Neither Candie's nor NRC should recognize gain or loss as a result of the Merger.

     The parties are not requesting a ruling from the Internal Revenue Service ("IRS") regarding the consequences of the Merger. It is a condition to the respective obligations of the parties to consummate the Merger that NRC receive an opinion of Littman Krooks Roth & Ball P.C. and Candie's receive an opinion of Tenzer Greenblatt LLP to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. Such opinions (the "Tax Opinions") neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, this discussion and the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations and warranties made by Candie's, NRC and perhaps certain stockholders of NRC. In particular, Candie's and NRC will represent that they have no knowledge of any plan or intention on the part of NRC's Stockholders to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction with Candie's which results in a reduction in the risk of ownership or direct or indirect disposition of shares of Candie's Common Stock to be issued in the Merger; and the Tax Opinions will assume that there is in fact no such plan or intention. If that assumption were incorrect, the Tax Opinions might be adversely affected and could not be relied upon.

     Irrespective of the reorganization status of the Merger, a recipient of shares of Candie's Common Stock would recognize income or gain to the extent such shares were considered to be received in exchange for services or property other than solely NRC Common Stock. Gain would also be recognized to the extent an NRC Stockholder was treated as receiving (directly or indirectly) consideration other than Candie's Common Stock in exchange for his or her NRC Common Stock.

     A successful IRS challenge to the reorganization status of the Merger would result in the recognition by NRC Stockholders of gain or loss with respect to each share of NRC Common Stock equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Candie's Common Stock received in exchange therefor. A stockholder's aggregate basis in the Candie's Common Stock so received would equal its fair market value, and his or her holding period for such stock would begin the day after the Merger.

     NRC Stockholders will be required to attach a statement to their tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's NRC Common Stock and a description of the Candie's Common Stock received.

Appraisal Rights of Dissenting NRC Stockholders

     Any NRC Stockholder who objects to the terms of the Merger may seek appraisal of such holder's NRC Common Stock under and in compliance with the requirements of Section 262 of the DGCL (the NRC Common Stock as to which such appraisal rights have been asserted being referred to herein as the "Dissenting Shares"). Section 262 of the DGCL provides a procedure by which persons who are holders of NRC Common Stock at the Effective Time may seek an appraisal of part of or all of their NRC Common Stock in lieu of accepting shares of Candie's Common Stock in exchange therefor. In any such appraisal proceeding, the Delaware Court of Chancery (the "Chancery Court") would determine the "fair value" of the NRC Common Stock. Holders of NRC Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or equivalent to, the Exchange Ratio of 0.405 shares of Candie's Common Stock per share of NRC Common Stock. A copy of Section 262 of the DGCL is attached hereto as Appendix D and is incorporated herein by reference.

     FAILURE TO TAKE ANY NECESSARY STEPS FULLY AND PRECISELY TO SATISFY THE REQUIREMENTS OF SECTION 262 OF THE DGCL WILL RESULT IN A TERMINATION OR WAIVER OF THE APPRAISAL RIGHTS OF THE NRC STOCKHOLDER UNDER SUCH SECTION.

     A holder of NRC Common Stock electing to exercise appraisal rights under
Section 262 of the DGCL must (a) deliver to NRC, before the taking of the vote on the Merger Agreement, a written demand for appraisal that is made by or on behalf of the person who is the holder of record of the NRC Common Stock for which is demanded and (b) not vote in favor of adoption of the Merger Agreement. A proxy or vote against approval and adoption of the Merger Agreement does not constitute such a demand. In addition, mere failure, after the completion of the Merger, to execute and return a letter of transmittal to Candie's exchange agent does not constitute a demand. A holder of NRC Common Stock electing to take such action must do so before the taking of the vote on the Merger Agreement by a separate written demand that reasonably informs NRC of the identity of the holder of NRC Common Stock of record and of such holder's intention thereby to demand the appraisal of such holder's NRC Common Stock. Written demands for appraisal should be directed to NRC, Attn: Neil Cole, President, 2975 Westchester Avenue, Purchase, New York 10577.

     Any holder of NRC Common Stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote the NRC Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on such NRC Common Stock (other than those payable or deemed to be payable to holders of NRC Common Stock of record as of a date prior to the Effective Time) or on any shares of Candie's Common Stock otherwise issuable, but for such appraisal demand, in substitution therefor.

Accounting Treatment of the Merger

     The Merger will be accounted for under the "purchase" method of accounting. See "Pro Forma Financial Statements", "Candie's Consolidated Financial Statements and NRC Financial Statements."

Comparison of Rights of Candie's Stockholders and NRC Stockholders

     NRC is a Delaware corporation and the rights of its stockholders are governed by the DGCL, the Certificate of Incorporation of NRC, as amended, (the "NRC Certificate of Incorporation") and the Bylaws of NRC (the "NRC Bylaws"). Candie's is a Delaware corporation and the rights of its stockholders are governed by the DGCL, the Certificate of Incorporation of Candie's, as amended, (the "Candie's Certificate of Incorporation"), and the Bylaws of Candie's (the "Candie's Bylaws"). If the Merger is consummated, holders of NRC Common Stock will become holders of Candie's Common Stock, and the rights of the NRC Stockholders will be governed by the DGCL, the Candie's Certificate of Incorporation and the Candie's Bylaws. The rights of Candie's Stockholders under the DGCL, the Candie's Certificate of Incorporation and the Candie's Bylaws differ in certain respects from the rights of NRC Stockholders under the DGCL, the NRC Certificate of Incorporation and the NRC Bylaws. Certain of these differences are summarized below.

     Under the DGCL, special meetings of stockholders of a Delaware corporation may be called by the Board of Directors or by the persons authorized in the corporation's certificate of incorporation or bylaws. The NRC Bylaws provide that special meetings of stockholders may be called by the president, a majority of the Board of Directors of NRC or a majority of the stockholders of NRC.

     The Candie's Bylaws provide that special meetings of the stockholders, unless otherwise prescribed by statute or by the Candie's Certificate of Incorporation, may only be called by the directors.

Number and Election of Directors

     Under the DGCL, the number of directors shall be fixed or determined in the manner the bylaws provide, unless the corporation's certificate of incorporation fixes the number of directors, in which case


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



the number of directors may only be changed by amending the certificate of incorporation.

     The NRC Bylaws provide that the number of directors of NRC shall be fixed from time to time by resolution of the NRC Board but in no event shall be less than three (3).

     The Candie's Bylaws provide that the authorized number of Candie's directors shall be fixed from time to time by resolution of the Candie's Board or its stockholders but in no event shall it be less than one (1).

Limitation of Personal Liability of Directors

     The DGCL allows a corporation's certificate of incorporation to eliminate or limit a director's personal liability to the corporation or its stockholders for monetary damages for the director's breach of his fiduciary duty as a director. However, the corporation may not eliminate or limit a director's liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for an unlawful payment of dividends or an unlawful stock purchase or redemption or (d) for any transaction from which the director derived any improper personal benefit. No provision may retroactively eliminate or limit a director's liability.

     Both the Candie's Certificate of Incorporation and the NRC Certificate of Incorporation limit a director's personal liability to Candie's or NRC, respectively, or their respective stockholders for monetary damages to the full extent permitted by the DGCL.

                          AGREEMENT AND PLAN OF MERGER

     The information contained in this Joint Proxy Statement/Prospectus with respect to the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is annexed to this Joint Proxy Statement/Prospectus as Annex A, which is incorporated herein by reference.

The Merger

     Candie's and NRC have executed and delivered the Merger Agreement, which provides that, subject to the adoption of the Merger Agreement by the Candie's Stockholders and the NRC Stockholders, and compliance with certain other terms and conditions, NRC will be merged with and into Candie's, and Candie's will be the Surviving Corporation. At the Effective Date, each share of NRC Common Stock issued and outstanding immediately prior to the Effective Date will be converted into 0.405 shares of Candie's Common Stock. If any NRC Stockholders are entitled to receive a number of shares of Candie's Common Stock that includes a fraction, then, in lieu of a fractional share, such holder shall be entitled to receive cash in an amount equal to such fractional part of a share of Candie's Common Stock multiplied by the average of the last reported sales prices of Candie's Common Stock on the Nasdaq National Market on the twenty (20) trading days immediately preceding the Effective Time.

     Further, each currently issued and outstanding option to purchase shares of NRC Common Stock will be converted into and exercisable upon substantially the same terms and conditions as were applicable prior to the Effective Date for such whole number of Candie's Common Stock (to the nearest whole share) as the holder of such NRC option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Date. The price for exercising an option shall be equal to the option price per share of NRC Common Stock divided by 0.405.

Vote Required

     As of the respective Candie's and NRC Record Dates, there were 14,173,364 shares of Candie's Common Stock, and 5,743,639 shares of NRC Common Stock issued and outstanding. The affirmative vote of the holders of the majority of the issued and outstanding shares of Candie's Common Stock and NRC Common Stock on the respective Record Dates is required to approve the adoption of the Merger Agreement. A holder of Candie's Common Stock on the Candie's Record Date is entitled to one vote per share and a holder of NRC Common Stock on the NRC Record Date is entitled to one vote per share. As of the Candie's Record Date, Neil Cole, and affiliates owned 3,497,346 shares of Candie's Common Stock of record or approximately 21.3% thereof and as of the NRC Record Date, Mr. Cole, and his affiliates owned 2,340,214 shares of NRC Common Stock or approximately 37.6% thereof.

The Effective Time

     The Merger will become effective upon the filing of a Certificate(s) of Merger relating to the Merger with the Secretary of State of the State of Delaware. The filing of the Certificate of Merger is anticipated to be made as promptly as practicable after the later of the Candie's Annual Meeting and NRC Special Meeting, provided that the requisite stockholder approval is obtained at such meetings. Such filing shall be made, however, only upon satisfaction or waiver, where permissible, of certain conditions contained in the Merger Agreement.

Certain Effects of the Merger

     After the Merger is consummated, NRC will be merged with and into Candie's and the separate corporate existence of NRC will be terminated. The officers and directors of Candie's and each of its subsidiaries after the Effective Time shall remain the same.

     As a result of the Merger, the former stockholders of NRC will own approximately 2,326,000 shares of Candie's Common Stock of the approximately 15,272,000 issued and outstanding shares of Candie's Common Stock, representing approximately 15% of the equity ownership of Candie's.

Exchange of Certificates Representing NRC Common Stock

     As soon as reasonably practicable after the Effective Date, Candie's shall cause Continental Stock Transfer & Trust Company, its exchange agent, to mail to each holder of record of NRC Common Stock prior to the Effective Date (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the NRC Common Stock certificates in exchange for certificates representing shares of Candie's Common Stock and cash in lieu of fractional shares. Upon surrender by the NRC Stockholders of their certificates for cancellation to the exchange agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holders of such certificates shall be entitled to receive (x) a certificate representing the number of whole Candie's Common Stock shares (y) any dividends or other distributions which the holder is entitled and (z) cash in lieu of fractional shares, if any after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares.

     At the Effective Date, the stock transfer books of NRC shall be closed and there shall be no further registration of transfers of NRC Common Stock thereafter on the records of NRC. If, after the Effective Date, certificates are presented to the Surviving Corporation, they shall be cancelled in exchange for certificates representing the appropriate number of Candie's Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof.


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



Conditions to the Merger

     The consummation of the Merger is subject to the satisfaction of certain conditions, including the following: (i) the Merger Agreement shall have been approved and adopted by the requisite vote of holders of Candie's Common Stock and NRC Common Stock; (ii) all governmental approvals and filings required for the Merger, the absence of which would be reasonably likely to have a material adverse effect on either party or on the parties' ability to complete the Merger, shall have been obtained or made; (iii) the Candie's Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and all required state securities laws authorizations shall have been received; (iv) there shall be no order, injunction or other legal or regulatory restraint or prohibition in effect preventing or prohibiting the consummation of the Merger or restricting the conduct of either Candie's or NRC's business after the consummation of the Merger; (v) Candie's shall have received a letter dated as of the date not more than five (5) days prior to the Effective Date from Ladenburg stating that the Exchange Ratio is fair to the Candie's Stockholders from a financial point of view; (vi) NRC shall have received a letter dated as of a date not more than five (5) days prior to the Effective Date from CoView stating that the Exchange Ratio is fair to the NRC Stockholders from a financial point of view; (vii) each of Candie's and NRC shall have received opinions from their respective counsel that the Merger will be treated as a tax free reorganization for federal income tax purposes; (viii) the shares of Candie's Common Stock to be issued in the Merger shall have been authorized for quotation on Nasdaq; (ix) Candie's and NRC shall have performed, in all material respects, all obligations they are required to perform at or prior to the closing date of the Merger; (x) the parties' representations and warranties shall be accurate in all material respects when made as of the closing date of the Merger and as of the Effective Time; (xi) certain ancillary agreements shall have been executed or terminated and delivered by executive officers of Candie's and NRC; and (xii) no material adverse effect shall have occurred with respect to Candie's or NRC, and no event shall have occurred and no fact or circumstance shall exist which could reasonably be expected to result in a material adverse effect on Candie's or NRC.

Amendment of the Merger Agreement

     The Merger Agreement may be amended at any time by the parties hereto by action taken by each of the respective Boards of Directors. After obtaining requisite stockholder approval, no amendments shall be made which by law requires the further approval of stockholders without obtaining such further approval.

Termination of the Merger Agreement

     The Merger Agreement may be terminated at any time prior to the Effective Date with the mutual written consent duly authorized by the Boards of Directors of Candie's and NRC, or by either Candie's or NRC if the Merger has not been consummated by September 30, 1998. In the event that the Merger Agreement is terminated, provided that termination of the Merger Agreement was not as a result of either Candie's or NRC entering into a definitive agreement with any other person or entity with respect to an acquisition proposal which gave rise to such termination, all obligations of the parties under the Merger Agreement shall terminate.

Conduct of Business of NRC and Candie's, Prior to the Effective Time

     Pursuant to the Merger Agreement, NRC and Candie's have each agreed that until the Effective Date they will conduct their respective operations in accordance with its ordinary and usual course of business consistent with past practices and in accordance with the terms of the Merger Agreement and will use its best efforts to preserve and protect its business organization, assets, prospects, employees and advantageous business relationships.

No Solicitation

     During the period from the date of the Merger Agreement to the Effective Time, each of Candie's and NRC has agreed not to initiate, solicit, encourage or take any other action to facilitate any inquiry or the making of any proposal regarding a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets or equity securities resulting in, a change of control of either Candie's or NRC or any significant subsidiary.

                         INFORMATION CONCERNING CANDIE'S

     The following Information Concerning Candie's section provides information on the business of Candie's on a stand-alone basis and does not describe the business of Candie's if the Merger is consummated.

Business

     Candie's, Inc. and its subsidiaries are currently engaged primarily in the design, marketing and importation of a variety of moderately-priced women's and girls' casual and fashion footwear and handbags under the CANDIE'S(R) and BONGO(R) trademarks for distribution to better department and specialty stores worldwide. Candie's also markets and distributes, under the CANDIE'S(R) and BONGO(R) trademarks, children's footwear designed by it, and also arranges for the manufacture of footwear products, similar to those produced under the CANDIE'S(R) trademark, for mass market and discount retailers, under one of Candie's other trademarks or under the private label brand of the retailer. Moreover, Candie's distributes a variety of men's workboots, hiking boots, winter boots and outdoor casual shoes designed and marketed by Candie's wholly-owned subsidiary, Bright Star Footwear, Inc. ("Bright Star"), under private labels and a brand name licensed by Candie's from third parties (ASPEN(R)).

     Candie's began to license the use of the CANDIE'S(R) trademark from NRC in June 1991 and in March 1993 purchased ownership of the CANDIE'S(R) trademark from NRC together with certain pre-existing licenses of NRC.

Products

     CANDIE'S(R) Footwear Products. CANDIE'S(R) brand fashion and casual footwear is designed primarily for girls and women, aged 8 to 40, featuring a variety of styles for a variety of uses. The retail prices of CANDIE'S(R) footwear generally range from $30 to $60. Four times per year, as part of its Spring and Fall collections, Candie's generally designs and markets 30 to 40 different styles of shoes among its footwear categories. Approximately one-third of such styles are "updates" of Candie's most popular styles from prior periods and Candie's considers such footwear to be "core" products.

     Candie's designers analyze and interpret fashion trends and translate such trends into shoe styles consistent with the CANDIE'S(R) image and price point. Fashion trend information is compiled by Candie's designers through various methods, including travel to Europe and throughout the world to identify and confirm seasonal trends, utilization of outside fashion forecasting services and attendance at trade shows and seminars. Each season, subsequent to the final determination of that season's line by the design team and management (including colors, trim, fabrics, constructions and decorations), the design team travels to Candie's manufacturers to oversee the production of the initial sample lines.


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



     CANDIE'S(R) Handbag Products. Candie's recently began to market and distribute under the CANDIE'S(R) trademark a line of women's and girls' handbags to the same retail outlets it markets its footwear products. The retail price range for CANDIE'S(R) handbags will generally range from $30 to $100.

     BONGO(R) Footwear and Handbag Products. Candie's designs fashion and casual footwear and handbags for girls and women, aged 14 to 40, and markets and distributes such footwear and handbags under the BONGO(R) trademark pursuant to a license agreement with the owner of such trademark. The retail price range for such footwear is between $30 to $50 and for such handbags is $15 to $30. Candie's distributes such footwear and handbags to department and specialty retail stores, including Burdines, Wet Seal/Contempo Casuals, Mervyns and Edison Brothers.

     Children's Footwear. In the Spring of 1997, Candie's began to market and distribute under the CANDIE'S(R) and BONGO(R) trademarks a line of children's footwear, primarily to the same retail outlets to which it markets its women's brand, as well as to selected children's specialty stores. Approximately three-quarters of the children's styles are smaller versions of the best selling women's styles and one-quarter of the children's products are designed specifically for the children's division. Candie's lines of children's footwear have received favorable retailer and consumer response from across the country.

     Private Label Products. In addition to sales under the CANDIE'S(R) and BONGO(R) trademarks, Candie's arranges for the manufacture of women's footwear, acting as agent for mass market and discount retailers, primarily under the retailer's private label brand. Under its agency arrangements, Candie's receives a commission based upon the purchase price of the products purchased from the manufacturer for providing design expertise, arranging for the manufacturing of the footwear, oversight of production, inspection of the finished goods and arranging for the sale of the finished goods by the manufacturer to the retailer. All of the private label footwear is presold against firm purchase orders and is backed by letters of credit opened by such retailers.

     Bright Star Footwear. Bright Star, acting principally as agent for its customers, designs, markets and distributes a wide variety of men's workboots, hiking boots, winter boots and leisure footwear, which is either unbranded, or marketed under the private label brand names of Bright Star's customers, or under Candie's licensed brand, ASPEN(R). Bright Star's customer base consists of a broad group of retailers, including discounters, specialty retailer and better grade accounts. Bright Star's products are directed toward the moderately-priced market. The retail prices of Bright Star's footwear generally ranges from $25 to $75. The majority of Bright Star's products are sold on a commission agency basis.

Manufacturing and Suppliers

     Candie's does not own or operate any manufacturing facilities. Candie's footwear products are manufactured to its specifications by a number of independent suppliers currently located in Brazil, China, Spain,

Italy, and Taiwan. Candie's believes that such diversification permits it to respond to customer needs and minimizes risks associated with foreign manufacturing. Candie's has developed, and seeks to develop, long-term relationships with manufacturers that can produce a high volume of quality products at competitive prices.

     Candie's negotiates the prices of finished products with its suppliers. Such suppliers manufacture the products themselves or subcontract with other manufacturers. Bright Star is responsible for identifying suppliers, planning production schedules, supervising manufacture, inspecting samples and finished products and arranging for the shipment of goods directly to customers in the United States. Finished goods are purchased primarily on an open account basis, generally payable within 7 to 45 days after shipment.

     Most raw materials necessary for the manufacture of Candie's footwear are purchased by Candie's suppliers. Although Candie's believes that the raw materials required (which include leather, nylon, canvas, polyurethane and rubber), are available from various alternative sources, there can be no assurance that any such materials will continue to be available on a timely or cost-effective basis.

     Once the design of a new shoe is completed (including the production of samples), which generally requires approximately three months, the shoe is offered for sale to wholesale purchasers. After orders are received by Candie's, the acquisition of raw materials, the manufacture of the shoes and shipment to the customer each take approximately one month. If the shoes are produced in the United States or shipped via air freight, rather than ocean freight, the shipment time is reduced.

     For the fiscal year ended January 31, 1998 ("Fiscal 1998"), and the fiscal year ended January 31, 1997 ("Fiscal 1997"), Redwood Shoe Corp. ("Redwood"), a buying agent for Candie's, initiated the manufacture of approximately 60% and 80%, respectively, of Candie's total footwear purchases. At June 26, 1998, Candie's had approximately $15,000,000 of open purchase commitments with Redwood.

     There can be no assurance that, in the future, the capacity or availability of manufacturers or suppliers will be adequate to meet Candie's product needs.

Tariffs, Import Duties and Quotas

     All products manufactured overseas are subject to United States tariffs, customs duties and quotas. In accordance with the Harmonized Tariff Schedule (a fixed duty structure in effect since January 1, 1989), Candie's pays import duties on its footwear products manufactured outside of the United States ranging from approximately 3.2% to 48%, depending on whether the principal component of the product is leather or some other material. Inasmuch as Candie's products have differing compositions, the import duties vary with each shipment of footwear products. Since 1981, there have not been any quotas or restrictions, other than the duties mentioned hereinabove, imposed on footwear imported by Candie's into the United States.

     Candie's is unable to predict whether, or in what form, quotas or other restrictions on the importation of its footwear products may be imposed in the future. Any imposition of quotas or other import restrictions could have a material adverse effect on Candie's. In addition, other restrictions on the importation of footwear and apparel are periodically considered by the United States Congress and no assurance can be given that tariffs or duties on Candie's goods may not be raised, resulting in higher costs to Candie's, or that import quotas respecting such goods may not be lowered which could restrict or delay shipment of products from Candie's existing foreign suppliers.

Backlog

     At April 29, 1998 Candie's had an estimated backlog of orders of its products of approximately $75,000,000, as compared to a backlog of approximately $49,000,000 at April 23, 1997. The backlog at any particular time is affected by a number of factors, including seasonality, the buying policies of retailers, scheduling, the manufacture and shipment of products. Accordingly, a comparison of backlog from period to period is not necessarily meaningful and may not be indicative of eventual actual shipments.

Seasonality

     In previous years, demand for Candie's footwear peaked during the months of June through August (the fall/back-to-school selling season). As a result, shipment of Candie's products in previous years were heavily concentrated in its second and third fiscal quarters. Accordingly, historically, operating results have fluctuated significantly from quarter to quarter. Although there can be no assurance that Candie's will be able to achieve consistent quarterly operating results in future years, Candie's believes that fluctuations in its quarterly operating results will be reduced over the next year.

Customers and Sales

     During Fiscal 1998, Candie's sold its footwear products to more than 750 retail accounts consisting of department stores, including Federated Stores (which includes Macy's and Bloomingdale's), Nordstrom's and May Company, mass merchandisers, shoe stores and other outlets in the United States. No individual customer accounted for more than 10% of Candie's revenues during Fiscal 1998; although Candie's has five customers that each accounted for between approximately 5.7% and 8.8% of Candie's net revenues in Fiscal 1998, and between 7.1% and 8.6% in Fiscal 1997.

     Candie's has also entered into various long-term distribution agreements with United Authentics, GmbH in Germany, Bata Shoe Pte. Ltd. of Singapore and Malaysia and Cravo E. Canala of Brazil. Pursuant to the terms of such distribution agreements, Candie's products will be distributed and marketed in specialty stores throughout Germany, Singapore,

Malaysia and Brazil. There can be no assurance that such customers will continue to purchase products from Candie's or utilize its services in the future in the United States or abroad.

     Candie's generally requires payment for goods by its customers either by letter of credit or by check, subject to collection, within 30 to 60 days after delivery of the goods. In certain instances, Candie's offers its customers a discount from the purchase price in lieu of returned goods; otherwise, goods may be returned solely for defects in quality, in which event Candie's returns the goods to the manufacturer for a credit to Candie's account.

     Candie's currently utilizes the services of 27 full-time sales persons (including 20 employees and 7 independent contractors), who are compensated on a commission basis. Candie's emphasizes customer service in the conduct of its operations and maintains a customer service department. Candie's customer service department processes customer purchase orders and supports the sales representatives by coordinating orders and shipments with customers.

Licensing of the CANDIE'S(R) Trademark

     During Fiscal 1997, Candie's licensed the CANDIE'S(R) trademark for use in connection with the manufacture and distribution of women's intimate apparel and children's footwear. Candie's terminated these licenses during Fiscal 1998 because, Candie's has commenced to distribute its own line of children's footwear under the CANDIE'S(R) trademark and, as to women's intimate apparel, Candie's perceived a conflict between the licensee's level of retail distribution and the current retail market for Candie's footwear.

     Candie's currently intends to offer new license agreements for women's apparel, accessories and related categories. Candie's does not intend to aggressively market such licenses but intends to evaluate prospective licensees based on their experience, financial stability, reputation, marketing and distribution ability, the marketability of the proposed product line and compatibility of such proposed product line with the product lines of then existing CANDIE'S(R) licensees. There can be no assurance that Candie's will be able to successfully license the CANDIE'S(R) trademark in the future.

Trademarks

     Candie's believes that its federally registered trademark, CANDIE'S(R) which expires on June 9, 2001, is of material importance in marketing Candie's products and, accordingly, has significant value. Candie's also owns other registered trademarks which it does not consider to be material to its current operations. There can be no assurance that the CANDIE'S(R) trademark or any other trademark which Candie's owns, does not, and will not, violate the proprietary rights of others, that any such trademark would be upheld if challenged, or that Candie's would, in such an event, not be prevented from using such trademarks, any of which events could have a material adverse effect on Candie's. In addition, there can be no assurance that Candie's will have the financial or other resources necessary to enforce or defend an infringement action.

     Candie's sells footwear and handbags under the BONGO(R) trademark and footwear under the ASPEN(R) trademark, each of which Candie's licenses from third parties. The BONGO(R) license agreement grants Candie's the exclusive right to market and distribute footwear and handbags under the BONGO(R) trademark in North America and certain foreign countries for a term expiring on January 31, 2002, subject to Candie's right to extend the license through January 31, 2006 under certain circumstances. The ASPEN(R) license agreement grants Bright Star the exclusive right to market and distribute certain categories of footwear under the ASPEN(R) trademark in the United States, its territories and Puerto Rico for a term expiring on September 30, 1998. Although Candie's will seek to renew the ASPEN(R) license, there can be no assurance that Candie's can successfully negotiate a renewal of such license on terms acceptable to it. The BONGO(R) and ASPEN(R) licenses require Candie's to pay royalties based on percentages of sales exceeding certain minimum royalties.

Competition

     The footwear industry is extremely competitive in the United States and Candie's faces substantial competition in each of its product lines from Skechers, Nine & Co. and Esprit. In general, competitive factors include quality, price, style, name recognition and service. Although Candie's believes that it competes favorably in these areas, there can be no assurance that it will be able to do so in the future. In addition, the presence in the marketplace of various fashion trends and the limited availability of shelf space can affect competition. Many of Candie's competitors have substantially greater financial, distribution, marketing and other resources than the Candie's and have achieved significant name recognition for their brand names. There can be no assurance that Candie's will be able to successfully compete with the companies marketing these products.

Employees

     At June 26, 1998, Candie's employed 108 persons, of whom 4 are executives and 104 are management, sales, marketing, product development, administrative, customer service representatives and retail store personnel. None of Candie's employees are represented by a labor union. Candie's also utilizes the services of 7 independent contractors who are engaged in sales. Candie's considers its relations with its employees to be good.

Properties

     Candie's currently occupies 19,653 square feet of office and showroom space at 2975 Westchester Avenue, Purchase, New York pursuant to a lease which expires on April 1, 2000. The monthly rental expense pursuant to the lease is $32,755 per month through the expiration date of the lease. Candie's also occupies (i) approximately 1,265 square feet of retail space in The Galleria shopping mall in White Plains, New York pursuant to a lease which expires on September 30, 2006, (ii) approximately 1,265 square feet of retail space in the Roosevelt Field shopping mall in Garden City, New York pursuant to a lease which expires on October 22, 2004, and (iii) approximately 2,919 square feet of retail space in the Tanger Outlet shopping mall in Riverhead, New York pursuant to a lease which expires on October 31, 2002. The lease at The Galleria shopping mall provides for a minimum monthly rental of approximately $3,000 through September 30, 1998, increasing to approximately $5,000 for the 12 months ending September 30, 2006, plus additional rent as described below. The lease at the Roosevelt Field shopping mall provides for a minimum monthly rental of approximately $10,000 through October 31, 1999, and increasing to approximately $12,000 for the twelve months ended October 31, 2004, plus additional rent as described below. The lease at the Tanger Outlet shopping mall provides for a minimum monthly rental of approximately $6,300 through October 31, 2002, plus additional rent as described below. Additional rent at all three shopping mall locations is based on percentages of annual gross sales of the retail store exceeding certain amounts and proportionate amounts of monthly real estate taxes, utilities and other expenses relating to the shopping mall.

Legal Proceedings

     Candie's is a party to certain legal proceedings incurred in the course of its business. While any legal proceeding has an element of uncertainty, Candie's believes that the final outcome of any of these matters will not have a material adverse effect on Candie's financial position or future liquidity. Furthermore, Candie's knows of no material legal proceedings, pending or threatened, or judgments entered, against any director or officer of Candie's in his capacity as such.

                CANDIE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The following information is a discussion and analysis of the operating results of Candie's for the periods indicated. The following discussion should be read in conjunction with the Candie's Financial Statements and Notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

Results of Operations

                   Three Months Ended April 30, 1998 and 1997

     Revenues. Net revenues increased by $8,800,000 or 52% to $25,700,000 in the three months ended April 30, 1998, from $16,900,000 in the comparable period of the prior year, primarily due to increased brand awareness and consumer acceptance due to Candie's increased sales and marketing efforts coupled with increased sales in all product categories, the successful introduction of children's footwear products and increased selling prices.

     Gross Profit. Gross profit margins decreased to 28.8% in the three months ended April 30, 1998 from 30.2% in the comparable period of the prior year. The decrease was primarily attributable to changes in product mix.

     Operating Expenses. Selling, general and administrative expenses increased by $1,900,000 or 57% to $5,400,000 in the three months ended April 30, 1998 from $3,400,000 in the comparable period of the prior year. The increase reflects the costs incurred in implementing Candie's strategic plan to strengthen its management team and infrastructure, which Candie's believes has created the foundation for future growth, coupled with costs which are directly associated with the increase in net revenues. As a percentage of net revenues, selling, general and administrative expenses increased 0.6% to 20.9% for the three months ended April 30, 1998 from 20.3% for the comparable period of the prior year.

     Interest Expense. Interest expense for the first quarter of Fiscal 1999 was $274,000, compared to $275,000 for the first quarter of Fiscal 1998. The decrease resulted from lower average borrowings and to a lesser extent lower interest rates under Candie's credit facility.

     Net Income. As a result of the foregoing, net income increased to $1,056,000 for the three months ended April 30, 1998, compared to net income of $823,000 for the corresponding period a year ago.

     Earnings Per Share. Earnings per share was $.07 on a diluted basis, which reflects an additional 3,300,000 weighted average shares outstanding, compared to $.06 per diluted share in the comparable quarter of the prior year which has been restated to comply with the requirements of SFAS No. 128 on earnings per share. The increase in the weighted average shares outstanding was primarily the result of the exercise of approximately 4,000,000 warrants and options since the first quarter of Fiscal 1998.

     Liquidity and Capital Resources

Working capital increased approximately $9 million to $26 million at April 30, 1998 from $17 million at January 31, 1998. The current ratio increased to 8:1 compared to 3.8:1 at January 31, 1998. Inventory levels at April 30, 1998 decreased by $8.6 million to $7.6 million from $16 million at January 31, 1998.

Candie's has relied in the past primarily upon revenues generated from operations, borrowings from its factor and sales of securities to finance its liquidity and capital needs. Net cash used in operating activities totaled $8.4 million for the first quarter of fiscal 1999, as compared to $1.5 million for the first quarter of Fiscal 1998. Such utilization of cash was used to repay short-term borrowings under the factoring agreement.

Other than short-term borrowings, Candie's is virtually debt-free.

Capital expenditures were $190,000 for the first quarter of Fiscal 1999 compared to $3,000 for the first quarter of fiscal 1998.

During the quarter ended April 30, 1998 (up to and including February 23, 1998), substantially all of Candie's outstanding Class C warrants ("Warrants") were exercised and Candie's received aggregate proceeds of $7.16 million from the exercise of such Warrants. The proceeds were used to repay short-term borrowings. Each Warrant entitled the holder thereof to purchase one share of Candie's Common Stock at an exercise price of $5.00. In addition, subsequent to the year ended January 31, 1998, Candie's received proceeds of $1.12 million in connection with the issuance of common stock relating to the exercise of outstanding stock options and certain underwriters' warrants.

On May 27, 1998, Candie's entered into a three year $35 million revolving credit facility (the "Facility"). Under certain conditions, including the addition of a second lender, the Facility may increase to a maximum of $50 million. Borrowings under the Facility currently bear interest at 1.75% below the prime rate (8 1/2% at May 27, 1998) and Candie's also has the option to borrow at either LIBOR plus 1.25% or the banker's acceptance rate plus 1%. These rates are fixed and subject to an increase or decrease based on certain conditions beginning in November 1998. Candie's will pay a commitment fee of 1/4% on the unused portion of the Facility.

Borrowings under the Facility are formula based and available up to the maximum amount of the Facility. The Facility also contains certain financial covenants including, minimum tangible net worth, certain specified ratios and other limitations as defined. Candie's has granted the lender a security interest in substantially all of its assets.

     Simultaneously with the execution of the Facility, Candie's entered into a new factoring agreement whereby Candie's has the option to sell any or all of its accounts receivable to the lender, principally without recourse, subject to maximum credit limits established by the lender for individual accounts. Receivables in excess of such maximum credit limits are subject to recourse.

Candie's believes that it will be able to satisfy its ongoing cash requirements for the foreseeable future, including requirements for its expansion, primarily with cash flow from operations, supplemented by borrowings under the Facility.

Year 2000 Issues

Candie's has assessed the issues associated with its existing computer system with respect to a two digit year value as the year 2000 approaches and is in the process of implementing a new computer system which it believes addresses such issues. Candie's also believes that implementation of this system is not a material event or uncertainty that would cause expected financial information not to be indicative of future operating results or financial condition.

                      Fiscal 1998 Compared with Fiscal 1997

     Revenues. Net revenues increased by $47,971,000, or 106.6% to $92,976,000, primarily due to increased brand awareness and consumer acceptance due to Candie's increased sales and marketing efforts coupled with increased sales in all product categories, the successful introduction of children's footwear products and increased selling prices.

     Gross Profit. Gross Profit margins increased to 26.0% from 21.9% in the prior year. The increase is primarily attributable to changes in product mix and the ability to source product at lower prices coupled with increases in units sold and selling prices.

     Operating Expenses. Selling, general and administrative expenses increased by approximately $8,327,000 to $17,217,000 for Fiscal 1998 compared to $8,890,000 for the prior year. The increase is primarily due to increased selling, shipping and administrative expenses which are directly associated with the increase in net revenues and an increase in marketing and advertising expenses. As a percentage of net revenues, selling, general and administrative expenses decreased 1.3% to 18.5% for Fiscal 1998 from 19.8% for the prior year.

     Operating Income. As a result of the foregoing, operating income increased approximately sevenfold to $6,960,000, or 7.5% of net revenues for Fiscal 1998, compared to $966,000, or 2.1% of net revenues for the prior year.

     Interest Expense. Interest expense increased by $374,000, or 49.5%, primarily as a result of increased levels of borrowings under Candie's revolving credit facility with its factor for seasonal working capital requirements to fund Candie's growth.

     Income Tax Expense. The relationship of the income tax provision in Fiscal 1998 and the benefit in Fiscal 1997, respectively, to income before income taxes was significantly affected by the recognition of deferred tax assets in the amount of $1,347,000 and $1,100,000, respectively, in each year. See Note 10 to the Consolidated Financial Statements and Net Operating Loss Carryforward discussion included later in this management's discussion.

     Net Income. As a result of the foregoing, net income increased fourfold to $4,536,000 or 4.9% of net revenues for Fiscal 1998, compared to $1,145,000 or 2.5% of net revenues for the prior year.

                      Fiscal 1997 Compared with Fiscal 1996

     Revenues and Gross Profit. Net revenues increased by $7,091,000, or 18.7% to $45,005,000, primarily due to Candie's sales and marketing efforts, including Candie's decision to emphasize sales of casual, outdoor and fashion footwear and sales of footwear under the CANDIE'S(R) brand and Candie's licensed brand, BONGO(R). These efforts resulted in both an increase in the amount of footwear sold and lower profit margins due to decreased selling prices for certain of Candies' core products, in an effort to maintain retail market share. Accordingly, Candie's gross profit percentage decreased to 21.9% from 27.7% for the fiscal year ended January 31, 1996 ("Fiscal 1996").

     Operating Expenses. Selling expenses increased by $494,000, or 9.8%, primarily due to increases in the amount of salesmen's commissions on increases in footwear sales and increases in advertising expenditures. General and administrative expenses decreased by approximately $34,000, or 1.0%, principally due to Candies' cost containment efforts. Total operating expenses increased by 5.5% or approximately $461,000. This increase is principally due to the increases in sales commissions and advertising expense discussed above. Accordingly, operating income decreased by $1,092,000, or 53.1%, to $966,000 for Fiscal 1997, from operating income of $2,057,000 in Fiscal 1996.

     Interest Expense. Interest expense increased by $28,000, or 3.9%, primarily as a result of increased borrowings under Candie's revolving credit facility with its factor.

     Income Tax Expense. In Fiscal 1997, income tax expense was credited by a $1.1 million reduction in the valuation allowance previously provided against Candies' net deferred tax assets. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" net deferred tax assets are not recognized when a company has cumulative losses in recent years. However, as a result of its continued profitability, Candie's believes it is more likely than not that Candie's will generate sufficient taxable income to realize the benefits of these deferred tax assets (see Note 10 of Notes to Consolidated Financial Statements appearing elsewhere herein). This reduction in the valuation allowance of the deferred tax assets resulted in a net income tax benefit for Fiscal 1997 of $1,010,000, as compared to an income tax provision of $163,000 for Fiscal 1996.

     Net Income. As a result of the foregoing, Candie's achieved net income of $1,145,000 for Fiscal 1997, compared to net income of $1,054,000 in Fiscal 1996.


Liquidity and Capital Resources

     Candie's has relied in the past primarily upon revenues generated from operations, borrowings from its factor and sales of securities to finance its liquidity and capital needs. Net cash used in operating activities totaled $8,830,000 in Fiscal 1998, as compared to net cash provided by operating activities of approximately $663,000 for Fiscal 1997. Net income of $4,536,000 and the effects of non-cash charges for depreciation and amortization of $604,000 and deferred income taxes of $993,000 were more than offset by Candie's requirement to finance increased inventories in the amount of $10,928,000, increased accounts receivable and factoring activity in the amount of $2,888,000 and other changes in operating assets and liabilities, resulting in the Fiscal 1998 use of cash from operating activities. Net cash provided by operating activities for Fiscal 1997 resulted principally from net income of $1,145,000, an increase in accounts payable and accrued expenses of $2,365,000, partially offset by deferred income taxes of $1,100,000, a decrease in due to factor of $719,000, non-cash items of depreciation and amortization of $459,000, an increase in prepaid expenses of $235,000, and an increase in inventories of $1,251,000.

     The ratio of current assets to current liabilities increased to 3.8:1 at January 31, 1998 from 1.5:1 at January 31, 1997. Working capital increased by approximately $14,233,000 to $17,268,000 at January 31, 1998 compared to working capital of $3,046,000 at January 31, 1997.

     Candie's expects a continuation of the recent trend of increases in revenues through increased sales of women's footwear and handbags under the CANDIES(R) and BONGO(R) trademarks, and revenues from children's footwear products under the CANDIES(R) and BONGO(R) trademarks.

     Other than short-term borrowings for working capital requirements, Candie's is virtually debt-free.

     Subsequent to year-end through February 23, 1998, substantially all of Candie's outstanding Class C warrants ("Warrants") were exercised and Candie's received aggregate proceeds of $7,157,000 from the exercise of such Warrants. The proceeds were used to repay short-term borrowings. Each Warrant entitled the holder thereof to purchase one share of Common Stock at an exercise price of $5.00 on that date, at which time the right to exercise such Warrant terminated. In addition, subsequent to January 31, 1998 and up to May 1, 1998, Candie's received proceeds of $1,042,000, in connection with the issuance of Common Stock relating to the exercise of outstanding stock options and certain underwriters' warrants.

     Candie's believes that it will be able to satisfy its ongoing cash requirements for the foreseeable future, including requirements for its expansion, primarily with cash flow from operations, supplemented by borrowings under its existing replacement credit facility.

     Candie's intends to retain its earnings to finance the development, expansion and growth of its existing business. Accordingly, Candie's does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of Candie's Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, the financial condition of Candie's and general business conditions.

Seasonality

     Candie's products are marketed primarily for Fall and Spring seasons, with slightly higher volumes of products sold during the second and fourth quarters.

Effects of Inflation

     Candie's does not believe that the relatively moderate rates of inflation experienced over the past few years in the United States, where it primarily competes, have had a significant effect on revenues or profitability.

Year 2000 Issues.

     Candie's has assessed the issues associated with its existing computer system with respect to a two digit year value as the year 2000 approaches and is in the process of implementing a new computer system which it believes addresses such issues. Candie's also believes that implementation of this system is not a material event or uncertainty that would cause expected financial information not to be indicative of future operating results or financial condition.

Net Operating Loss Carryforwards

     At January 31, 1998, Candie's had net operating losses of approximately $5,500,000 for income tax purposes, which expire in the years 2008 through 2010. Due to the issuance of Candie's Common Stock on February 23, 1993, an "ownership change," as defined in Section 382 of the Internal Revenue Code, occurred.
Section 382 restricts the use of Candie's net operating loss carryforwards incurred prior to the ownership change to $275,000 per year. Approximately $4,600,000 of the operating loss carryforwards are subject to this restriction and accordingly, no accounting recognition has been given to approximately $1.8 million of such losses since present restrictions preclude their utilization.

     After the date of the pre-quasi reorganization the tax benefits of net operating loss carryforwards incurred prior to the reorganization, has been treated for financial statement purposes as direct additions to additional paid-in capital. For Fiscal 1998 and Fiscal 1997, Candie's utilized $149,000 and $158,000, respectively, of pre-quasi reorganization net operating loss carryforwards. The related tax benefits of $56,000 and $60,000, at January 31, 1998 and 1997 respectively, have been recognized as increases to additional paid-in capital. Additionally, as of January 31, 1998 and 1997, Candie's reduced its valuation allowance for deferred tax assets by $2,392,000 and $1,083,000, respectively, increasing paid-in capital by $1,045,000 and $200,000 and benefiting the income tax provision by $1,347,000 and $1,100,000, respectively. Candie's believes it is more likely than not that the operations will generate future taxable income to realize such tax assets.

Recently Issued Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130 and No. 131 "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information," respectively, both of which are required to be adopted for fiscal years beginning after December 15, 1997. SFAS No. 130 will require Candie's to report in its financial statements all non-owner related changes in equity for the periods being reported. SFAS No. 131 will require Candie's to disclose revenues, earnings and other financial information pertaining to the business segments by which Candie's is managed, as well as what factors management used to determine these segments. Candie's is currently evaluating the effects SFAS No. 130 and No. 131 will have on its financial statements and related disclosures.

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of option, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods presented have been restated in accordance with the SFAS No. 128 requirements.

                                   MANAGEMENT
                                   ----------

Directors and Executive Officers of Candie's

     Set forth below is a list of the directors, executive officers and key employees of Candie's and their respective ages and positions are as follows:

    Name                      Age         Position
    ----                      ---         --------

Neil Cole                     40          Chairman of the Board, President and
                                          Chief Executive Officer

Lawrence O'Shaughnessy        48          Executive Vice President, Chief
                                          Operating Officer and Director

David Golden                  44          Senior Vice President, Chief Financial
                                          Officer

Gary Klein                    43          Vice President of Finance

Barry Emanuel                 56          Director

Mark Tucker                   50          Director

     Neil Cole has been Chairman of the Board, President and Chief Executive Officer of Candie's since February 23, 1993. From February through April 1992, Mr. Cole served as director and as acting President of Candie's. Mr. Cole has also served as Chairman of the Board, President, Treasurer and a director of NRC since its inception in April 1985.

     Lawrence O'Shaughnessy has been a director and Chief Operating Officer of Candie's since March 1993 and Executive Vice President of Candie's since April 1995. He also served as a director of Candie's from April to June 1992. Mr. O'Shaughnessy has served as President of O'Shaughnessy & Company, a management consulting firm, since March 1991.

     David Golden has been the Senior Vice President and Chief Financial Officer of Candie's since March 1, 1998. From April 1994 to February 1998, Mr. Golden was a principal at DMG Consulting Services, a management consulting firm. From September 1991 to March 1994, Mr. Golden was Executive Vice President and Chief Financial and Administrative Officer of Hugo Boss USA, Inc.

     Gary Klein has served as Vice President of Finance of Candie's since October 1994 and has also served in that position from February to December 1993. He also has served as Principal Accounting Officer from December 1993 to October 1994. Mr. Klein has also served as Chief Financial Officer of NRC since May 1990.

     Barry Emanuel has been a director of Candie's since May 1993. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York.

     Mark Tucker has been a director of Candie's since May 1996. From August 1993 to the present, Mr. Tucker has been a principal of Mark Tucker, Inc., a family owned business engaged in the design and import of shoes. Mr. Tucker has also been a principal of Redwood, a manufacturer and distributor of footwear since June 1993. From December 1992 to August 1993, he was an independent consultant to the shoe industry. From July 1992 to December 1992, Mr. Tucker was employed as Director of Far East Shoe Wholesale Operations for United States Shoe Far East Limited, a subsidiary of U.S. Shoe Corp. For more than five years prior to July 1992, Mr. Tucker was a principal of Mocambo Ltd., a family owned shoe design and import company.

     Directors are elected by Candie's stockholders. Officers are elected by Candie's Board of Directors and serve at the discretion of Candie's Board of Directors.

     In April 1996, Candie's entered into an agreement (the "Redwood Agreement") with Redwood under which, in consideration for the satisfaction in full of certain accounts payable to Redwood aggregating $1,680,000, Candie's (i) issued to Redwood 1,050,000 shares of Candie's Common Stock and an option to purchase 75,000 shares of Candie's Common Stock; (ii) paid $50,000 to Redwood; and (iii) agreed, for the three year period ending April 3, 1999, to cause Mark Tucker (or if he is not available, another partner of Redwood designated by it) to be elected as director of Candie's; and (iv) agreed to register the shares and the option shares for sale under the Securities Act. Pursuant to the Redwood Agreement, in May 1996, Mr. Tucker was elected as a director of Candie's and in October 1996, a registration statement covering the shares and the option shares was declared effective under the Act. Candie's has also agreed, if so requested by Redwood to use reasonable efforts to cause the election of Mr. Mark Tucker as a director and continue Mr. Tucker as such until April 3, 1999. If Mr. Tucker is not available to serve, Redwood has the right to designate one of its other partners as a nominee for election as a director. Each of Messrs. Cole and O'Shaughnessy and NRC have agreed to vote their shares of Candie's Common Stock to elect and continue Redwood's nominee in office for such three year period.

Compliance with Section 16(a) of Securities Exchange Act of 1934

     Section 16(a) of Securities Exchange Act of 1934 requires Candie's officers and directors, and persons who beneficially own more than 10 percent of a registered class of Candie's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent owners are required by certain SEC regulations to furnish Candie's with copies of all Section 16(a) forms they file.

     Based solely on Candie's review of the copies of such forms received by it, Candie's believes that during Fiscal 1998, filing requirements applicable to its officers, directors and 10% stockholders of the Common Stock were complied with, except Mr. Cole and Mr. O'Shaughnessy failed to timely file Form 4 reports with respect to the cancellation of options to purchase 400,000 and 41,700 shares of the Common Stock in

January 1998 and September 1997, respectively, and the simultaneous grant of options to purchase 400,000 and 100,000 shares of the Common Stock in January 1998 and September 1997, respectively.

Executive Compensation

     The following table sets forth all compensation paid or accrued by Candie's for the Fiscal 1998, 1997 and 1996, to or for the Chief Executive Officer and for the other persons that served as executive officers of Candie's during Fiscal 1998 whose salaries exceeded $100,000 (collectively, the "Named Executives"):

                                                  Summary Compensation Table
                                                  --------------------------
                                                                                                                  Long-Term
                                                             Annual                                             Compensation
                                                           Compensation                                             Awards
                                   ------------------------------------------------------------------------------------------
                                                                                                                 Securities
  Name and Principal                Fiscal                                               Other Annual            Underlying
       Position                      Year          Salary              Bonus            Compensation(2)            Options
  ------------------                ------         ------              -----            ---------------          ----------
Neil Cole,                           1998        $395,833             $308,909(1)           $5,000                 400,000
Chairman, President                  1997         346,000                6,800               2,500                  10,000
and Chief Executive                  1996         300,000               66,500                                     410,000
Officer

Lawrence                             1998         291,667               92,672(1)            5,000                 100,000
O'Shaughnessy,                       1997         246,000                2,000               2,500                  10,000
Executive Vice                       1996         221,500               19,966                                     210,000
President and Chief
Operating Officer

Gary Klein,                          1998         110,000                  -0-                                       -0-
Vice President of                    1997         102,000                  -0-                                      60,000
Finance                              1996         100,000                  -0-                                      18,000


----------------
(1)  Represents bonuses accrued under employment agreements.

(2)  Represents amounts earned as director's fees.

                  The following table provides information with respect to individual stock options granted during Fiscal 1998 to each of the Named
Executives:

                                    Option Grants in Fiscal 1998 Year

                                                            Individual Grants
                                           --------------------------------------------------
                                            % of Total
                         Shares               Options                                              Potential Realizable Value of
                       Underlying           Granted To            Exercise                            Assumed Annual Rates At
                        Options            Employees in            Price           Expiration        Stock Price Appreciation
Name                  Granted(#)*           Fiscal Year          (per share)          Date                or Option Term
----                  -----------          ------------          -----------       ----------      -----------------------------
Neil Cole               400,000                39.9%               $ 5.00            1/15/03       $552,563           $1,221,020

Lawrence                100,000                10.0                 5.50             9/4/02         151,955              335,781
O'Shaughnessy

Gary Klein                 --                   --                   --                --             --                   --

----------
* Stock options granted under Candie's 1997 plan; each option became exercisable on its date of grant and expires five years from that date. The exercisability of certain options granted to Messrs. Cole and O'Shaughnessy is restricted upon the occurrence of certain events related to termination of employment or death of the optionee. In addition, certain options granted to Mr. Cole are subject to termination prior to their expiration upon termination of employment for cause.

     The following table sets forth information as of January 31, 1998 with respect to exercised and unexercised stock options held by the Named Executives. No options were exercised by any of the Named Executives during Fiscal 1998.

                    Aggregated Fiscal Year-End Option Values

                          Number of Securities                      Value of Unexercised
                          Underlying Unexercised                    In-the-Money Options
                       Options at January 31, 1998                  at January 31, 1998*
                       ---------------------------                  --------------------
Name                 Exercisable       Unexercisable            Exercisable        Unexercisable
----                 -----------       -------------            -----------        -------------
Neil Cole              1,430,000           -0-                  3,454,750              $ -0-

Lawrence                 363,300           -0-                    973,769                -0-
O'Shaughnessy

Gary Klein               113,000           -0-                    335,213                -0-

----------
* An option is "in-the-money" if the year-end market value of Candie's Common Stock exceeds the exercise price of such option. As of January 31, 1998, the closing price per share of Candie's Common Stock as reported by NASDAQ was $4.9375.

Employment Contracts and Termination and Change-in-Control Arrangements

     Candie's has entered into an employment agreement with Neil Cole for a term expiring on February 28, 2000 at an annual base salary of $400,000 for the 12 months ended February 28, 1998, $450,000 for the 12 months ending February 28, 1999 and $500,000 for the 12 months ending February 28, 2000, subject to annual increases at the discretion of Candie's Board of Directors. Pursuant to the amended employment agreement, Mr. Cole serves as President and Chief Executive Officer of Candie's devoting a majority of his business time to Candie's and the remainder of his business time to other business activities, including those of NRC which is expected to be merged with and into Candie's. Under the agreement, Mr. Cole (i) is entitled to receive a portion of an annual bonus pool equal to 5% of Candie's annual pre-tax profits, if any, as determined by Candie's Board of Directors; and (ii) is entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy in the amount of $1,000,000. Mr. Cole is also entitled to receive any additional bonuses as the Board of Directors may determine. If Mr. Cole terminates his employment with Candie's for "good reason" (as defined in the amended agreement) or Candie's terminates Mr. Cole's employment without "cause" (as defined in the amended agreement), including by reason of a "change-in-control" of Candie's (as defined in the employment agreement), Candie's is obligated to pay Mr. Cole his full salary (at the annual base salary rate then in effect) through the date of termination plus full base salary for one year or the balance of the term of the agreement, whichever is greater.

     Candie's has entered into an amended employment agreement with Mr. O'Shaughnessy for a term expiring on March 31, 2000 at an annual base salary of $300,000 for the 12 months ended March 31, 1998 and $350,000 thereafter, subject to annual increases at the discretion of Candie's Board of Directors. Pursuant to the agreement, Mr. O'Shaughnessy serves as Executive Vice-President of Candie's, devoting a majority of his business time to Candie's and the remainder of his business time to other business activities. Under the amended agreement, Mr. O'Shaughnessy (i) is entitled to receive an annual bonus equal to 1.5% of Candie's annual pre-tax profits, if any; and (ii) is entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy in an amount equal to his annual base salary.

     Candie's has entered into an employment agreement, effective March 1, 1998 with David Golden which provides for his employment as Senior Vice President-Chief Financial Officer at an annual salary of $225,000 for the twelve months ending March 1, 1999 and $250,000 for the twelve months ending March 1, 2000. Under the agreement, Mr. Golden is entitled to receive an annual bonus equal to 0.5% of Candie's annual pre-tax profits, if any, and is entitled to customary benefits including participation in management incentive and benefit plans, and reimbursement for automobile expenses, and reasonable travel and entertainment expenses. In addition, Mr. Golden was granted options to purchase an aggregate of 125,000 shares of Candie's Common Stock at $5.00, which options vested with respect to one-fifth of the aggregate number on the date of grant and thereafter will vest with respect to an additional two fifths of the aggregate number on the first anniversary of the date of grant and an additional one fifth of the aggregate number upon each anniversary of the date of grant until March 1, 2001. If Mr. Golden terminates his employment with Candie's for "good reason" (as defined in the agreement) or Candie's terminates Mr. Golden's employment without "cause" (as defined in the agreement) Candie's is obligated to pay Mr. Golden (i) his full salary (at the annual base salary rate then in effect) through the date of termination and the share of his bonus for such year pro rated for that year through the date of termination; (ii) any accrued vacation amounts through the date of termination and (iii) a severance payment (based upon the annual base salary rate then in effect) for the unexpired portion of the two year term, but in no event less than six months, and all unvested options shall be accelerated and shall vest upon the date of termination. In the event that Mr. Golden terminates his employment with Candie's by reason of a change of control of Candie's, Mr. Golden shall be entitled to receive the payments specified in items (i) and (ii) in the preceding sentence and an amount equal to twelve months of Mr. Golden's base salary (at the annual base salary rate in effect) and all unvested options shall be accelerated and shall vest upon the date of termination.

     Candie's has entered into an employment agreement with Gary Klein which provides for his employment as the Vice-President of Finance of Candie's at an annual salary of $110,000 for a two year period expiring November 15, 1998, subject to automatic renewal for successive two year periods, unless earlier terminated by reason of Mr. Klein's death or by Candie's for "cause" (as defined in the employment agreement). In addition, Candie's provides Mr. Klein with term life insurance in the amount of $110,000.

Compensation of Directors

     Each director received cash compensation of $5,000 for serving on Candie's Board of Directors during Fiscal 1998. Under Candie's 1989 Stock Option Plan (the "1989 Plan"), non-employee directors (other than non-employee directors who are members of any Stock Option Committee that may be appointed by Candie's Board of Directors to administer the 1989 Plan) are eligible to be granted non-qualified stock options and limited stock appreciation rights. No stock appreciation rights have been granted under the 1989 Plan. Under Candie's 1997 Stock Option Plan (the "1997 Plan"), non-employee directors are eligible to be granted non-qualified stock options.

     Candie's Board of Directors or the Stock Option Committee of the 1989 Plan or the 1997 Plan, if one is appointed, had discretion to determine the number of shares subject to each nonqualified option (subject to the number of shares available for grant under the 1989 Plan or the 1997 Plan, as applicable), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Candie's Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). No non-qualified options were granted to non-employee directors under the 1989 Plan and 1997 Plan during Fiscal 1998.

Stock Performance Graph

     The following line graph compares from February 1, 1993 to January 31, 1998, the cumulative total return among Candie's, companies comprising the NASDAQ Market Index, and the stock of a Peer Group assuming reinvestment of all dividends, if any, paid on such securities. Candie's has not paid any cash dividends and, therefore, the cumulative total return calculation for Candie's is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group consists of K. Swiss, Inc. Penobscot Shoe Company, Stride Rite Corporation and Track N' Trail, Inc. which is based upon companies classified under the Footwear, except Rubber, Standard Industrial Classification number. Historic stock price is not necessarily indicative of future stock price performance.


=====================================================================================================================
                          2/1/93           1/31/94           1/31/95          1/31/96         1/31/97         1/31/98
---------------------------------------------------------------------------------------------------------------------
Candie's                  $100.00          $ 67.42           $ 27.58          $ 55.16         $127.18         $121.05
---------------------------------------------------------------------------------------------------------------------
Peer Group                $100.00          $ 88.09           $ 62.23          $ 65.22         $ 95.73         $ 95.03
Index
---------------------------------------------------------------------------------------------------------------------
NASDAQ                    $100.00          $125.97           $119.05          $166.69         $219.37         $258.34
Market
Index
=====================================================================================================================

Report on Executive Compensation

     During Fiscal 1998, Candie's did not have a compensation committee of its Board of Directors or other equivalent committee of the Board of Directors performing equivalent functions. Compensation of Candie's executive officers for the Fiscal 1998 was determined by the Candie's Board of Directors based upon recommendation by Neil Cole and Larry O'Shaughnessy. There is no formal compensation policy of the Candie's executive officers.

     During Fiscal 1998, Candie's did not have a stock option committee. Grants of stock options made under Candie's 1989 and 1997 stock option plans were made by the Candie's Board of Directors.

     Total compensation for executive officers of Candie's consists of a combination of salaries, bonuses and stock option awards. The base salary of the executive officers are fixed annually pursuant to the terms of their respective employment agreements with Candie's. Bonus compensation for Messrs. Cole, O'Shaughnessy and Golden are also governed by the terms of their respective employment agreements and are based upon Candie's financial performance. Bonus compensation for Mr. Klein is based generally upon Candie's financial performance, the availability of resources and individual performance and level of responsibility.

     Stock option awards are intended to attract, motivate and retain senior management personnel by offering them an opportunity to receive additional compensation based upon the performance of the Candie's Common Stock. No stock options were granted to the executive officers of Candie's during Fiscal 1998, except for five year options to purchase 400,000 shares of Candie's Common Stock at $5.00 granted to Neil Cole and five year options to purchase 100,000 shares of Candie's Common Stock at

$5.50 granted to Lawrence O'Shaughnessy under Candie's 1997 Stock Option Plan.

     During Fiscal 1998, Candie's earned approximately $4,536,000 on revenues of approximately $92,976,000, compared to earnings of approximately $1,145,000 on revenues of approximately $45,005,000 during Fiscal 1997.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of June 19, 1998, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Candie's Common Stock by (i) each person known by Candie's to be the beneficial owner of more than 5% of the outstanding shares of Candie's Common Stock; (ii) each of the Named Executives; (iii) each of Candie's directors; and (iv) all executive officers and directors as a group:


                                          Amount and Nature          Percentage
Name and Address of                         of Beneficial          of Beneficial
Beneficial Owner (1)                        Ownership (2)            Ownership
--------------------                       ---------------         -------------

Neil Cole                                 3,497,346(3)(4)(5)          21.3%

New Retail Concepts, Inc.                 2,027,696(5)                13.5
2975 Westchester Avenue
Purchase, New York 10577

Redwood Shoe Corp.                          825,000(6)                 5.8
8F, 137 Hua Mei West Street
SEC.1, Taichung, Taiwan, R.O.C

Mark Tucker                                 825,000(6)                 5.8

Lawrence O'Shaughnessy                      417,200(7)                 2.9

David Golden                                 25,000(8)                   *

Gary Klein                                  121,025(9)                   *

Barry Emanuel                                30,000(10)                  *

All executive officers and                4,925,571(3)(4)(5)          29.1
directors as a group (six persons)          (6)(7)(8)(9)(10)

----------
*Less than 1%.

(1) Unless otherwise indicated, each beneficial owner has an address at 2975 Westchester Avenue, Purchase, New York 10577.

(2) A person is deemed to have beneficial ownership of securities that can be acquired by such person within 60 days of June 19, 1998 upon exercise of warrants or options. Consequently, each beneficial owner's percentage ownership is determined by assuming that warrants or options held by such person (but not those held by any other person) and which are exercisable within 60 days from June 19, 1998 have been exercised. Unless otherwise noted, Candie's believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes 2,027,696 shares of Candie's Common Stock beneficially owned by NRC; Neil Cole, the President and Chief Executive Officer of NRC, owns, beneficially and of record, approximately 44% of NRC's Common Stock. In addition, as President of NRC, Mr. Cole has or will have the right to vote the 2,027,696 shares of Common Stock beneficially owned by NRC. Mr. Cole disclaims beneficial ownership of these shares.

(4) Includes 1,430,000 shares of Candie's Common Stock issuable upon exercise of immediately exercisable options owned by Neil Cole. Also includes 10,000 shares held by a charitable foundation, of which Mr. Cole and his wife are co-trustees. Mr. Cole disclaims beneficial ownership of the shares held by such charitable foundation.

(5) Includes 800,000 shares of Candie's Common Stock issuable upon exercise of immediately exercisable options and warrants issued to NRC.

(6) Represents 825,000 shares of Candie's Common Stock, which shares were issued pursuant to an agreement between Candie's and Redwood pertaining to the settlement of certain indebtedness of Candie's to Redwood. Mr. Tucker is an affiliate of Redwood.

(7) Includes 363,300 shares of Candie's Common Stock issuable upon exercise of immediately exercisable options and includes 11,066 shares of Candie's Common Stock held by Mr. O'Shaughnessy as custodian for the benefit of his children.

(8) Represents 25,000 shares of Candie's Common Stock issuable upon exercise of immediately exercisable options.

(9) Includes 113,000 shares of Candie's Common Stock issuable upon exercise of immediately exercisable options.

(10) Includes 25,000 shares of Candie's Common Stock issuable upon exercise of immediately exercisable options.

Certain Relationships and Related Transactions

     In March 1993, Candie's entered into a Services Allocation Agreement with NRC pursuant to which Candie's provides NRC with certain services for which NRC pays Candie's an amount equal to the allocable portion of Candie's expenses, including employees' salaries, associated with such services. Pursuant to such agreement, NRC paid Candie's $50,000 in each of Fiscal 1996, Fiscal 1997 and Fiscal 1998.

     On February 1, 1995 (the "Closing Date"), Candie's and NRC entered into a securities purchase agreement (the "Purchase Agreement") pursuant to which NRC loaned to Candie's an aggregate of $600,000, which loans were repaid to NRC, together with interest in the amount of approximately $33,500 in Fiscal 1996. In consideration for such loans, Candie's issued warrants to purchase up to 700,000 shares of Candie's Common Stock ("NRC Warrant Shares") to NRC, which warrants are currently exercisable at $1.2375 per share of Candie's Common Stock (110% of the closing bid price of the Candie's Common Stock on the NASDAQ National Market on January 31, 1995). The shares of Candie's Common Stock underlying such Warrants were entitled to the benefit of "piggy-back" registration rights granted by Candie's to NRC. In consideration for NRC's forbearance from exercising its "piggy-back" registration rights in respect of a registration statement of Candie's that became effective in September 1996, Candie's has agreed that, under certain circumstances, when requested to do so by NRC, Candie's will prepare, file and cause to become effective under Section 5 of the Securities Act of 1933 (the "Act"), a registration statement covering the Warrant Shares.

     For Fiscal 1998, Redwood, as buying agent for Candie's, initiated the manufacture of approximately 60% of Candie's total footwear purchases. At June 26, 1998, Candie's had placed approximately $15,000,000 of open purchase commitments with Redwood.

DESCRIPTION OF CANDIE'S SECURITIES

Common Stock

     Candie's is authorized to issue an aggregate of 30,000,000 shares of Common Stock, $.001 par value, of which as of June 26, 1998, 14,173,364 shares were outstanding; and 4,798,300 shares are reserved for issuance for current option holders. The holders of Candie's Common Stock are entitled to one vote for each share held directly on all matters to be voted on by stockholders. The holders of Candie's Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors. The Candie's Common Stock has no preemptive or other subscriptive rights and is not subject to any future calls or assistance. There are no conversion rights or redemption or sinking funds provisions applicable to shares of Candie's Common Stock. All of the outstanding shares of Candie's, Common Stock are fully paid and nonassessable.

Preferred Stock

     Candie's is authorized to issue 5,000,000 shares of preferred stock, $.01 par value (the "Candie's Preferred Stock"), from time to time in one or more series upon authorization by the Candie's Board of Directors. The Candie's Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and other rights, preferences, privileges and restrictions applicable to each series of Candie's Preferred Stock.

Dividends

     The payment by Candie's of dividends, is at the discretion of its Board of Directors and will depend upon its earnings, its capital requirements, including working capital needs and its financial condition, as well as other relevant factors. Candie's has not paid any dividends since its inception.

Transfer Agent

     The transfer agent for the Candie's Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York 10004.

                           INFORMATION CONCERNING NRC

     The following Information Concerning NRC section provides information in the business of NRC on a stand alone basis and does not describe the business of NRC if the Merger is consummated.

Current Business

     NRC has historically been involved in the manufacture, distribution and sale of various fashion items and, more recently, in the licensing and sublicensing of fashion trademarks.

     NRC currently maintains license agreements with WalMart, with respect to the NO EXCUSES(R) trademark, and with Montgomery Ward with respect to the use of the CRAYONS(R) trademark. A license agreement with Mamiye, was assigned to NES effective August 1, 1997. The WalMart license agreement, which provided NRC with $320,000 and $546,000 in royalties during NRC's 1998 and 1997 fiscal years, respectively, expires on July 31, 2002. Pursuant to its agreement with NES, NRC is obligated to pay NES 20% of the royalties received from WalMart, subject to a $40,000 per annum minimum. To date NRC has received $25,000 in royalties pursuant to the Montgomery Ward license.

     In addition, as a result of a number of transactions with Candie's, NRC owns 1,227,696 shares of the common stock of Candie's and holds warrants to purchase 700,000 additional shares of such common stock at an initial price of $1.2375 per share and an option to purchase 100,000 additional shares of such common stock for $1.15 per share.

Background

     Prior to the fiscal year ended March 31, 1994 ("Fiscal 1994"), NRC was primarily engaged in manufacturing, importing and selling women's and children's jeans under the NO EXCUSES trademark. Beginning in the fiscal year ended March 31, 1992 ("Fiscal 1992"), and continuing through the fiscal year ended March 31, 1993 ("Fiscal 1992"), NRC underwent significant changes which resulted in a movement toward the fashion licensing business.

     In Fiscal 1992, NRC determined to wind down its manufacturing and importing operations and increase its licensing activities. Accordingly, during Fiscal 1992, NRC acquired El Greco, Inc., a Delaware corporation ("El Greco"), which owned the Candie's(R) and CRAYONS(R) trademarks, and through El Greco, licensed those trademarks. In January 1993 NRC sold its NO EXCUSES(R) trademark to NES (as described below) but retained certain royalty and sublicensing rights with respect to the NO EXCUSES(R) trademark (the "NO EXCUSES(R) Transaction"). In March 1993, El

Greco transferred various trademarks, including the Candie's(R) to Candie's (the "Candie's(R) Transaction"). As part of the consideration for the No Excuses(R) Transaction and the Candie's(R) Transaction NRC (directly or through El Greco) received minority equity interests in both acquiring companies. During fiscal 1995 NRC increased its equity investment in Candie's and sold all of its NES capital stock back to NES.

     As a result of the transactions which took place during Fiscal 1992 and Fiscal 1993, NRC completely ceased its manufacturing and importing activities and became exclusively engaged in the business of licensing and marketing the NO EXCUSES(R) and CRAYONS(R) trademarks. During Fiscal 1995, the licensing arrangement regarding the CRAYONS(R) trademark was terminated and NRC agreed to terminate three of its six licenses regarding the NO EXCUSES(R) trademark.

     During Fiscal 1993, NRC entered into an exclusive license with WalMart (the "WalMart License"), whereby WalMart was granted the exclusive right, which has been renewed through July 31, 2002 to import, manufacture, distribute and sell, throughout North America, men's, women's and children's footwear bearing the NO EXCUSES(R) trademark. NRC earns a royalty based on a percentage of all NO EXCUSES(R) footwear purchased for WalMart's stores.

     Prior to the consummation of the NO EXCUSES(R) Transaction and the CANDIE'S(R) Transaction, NRC licensed several unrelated companies to manufacture, distribute and sell various products under the NO EXCUSES(R), CANDIE'S(R) and CRAYONS(R) labels. During Fiscal 1994 and Fiscal 1995, the Company was primarily engaged in the marketing and licensing of its apparel and footwear brands. During Fiscal 1995, the sole license of NRC with respect to its CRAYONS(R) brand was terminated.

     After giving effect to the termination of three NO EXCUSES(R) license agreements, NRC maintained, in addition to the WalMart License, two other license agreements for the NO EXCUSES(R) trademark for certain jeanswear, sportswear, activewear, sweaters, swimwear and intimate apparel. The other NO EXCUSES(R) licensees were with (i) Mamiye for certain infant's, toddler's boy's and girl's jeanswear, sportswear, activewear, sweaters and swimwear and (ii) Inner Secrets Inc. for women's and girl's intimate apparel. Both agreements were subsequently assigned or terminated and are no longer currently in effect.

     Pursuant to a Settlement Agreement dated as of November 3, 1995 (the "Settlement Agreement") between NRC and NES, the parties settled certain claims and rights under the Purchase and Sale Agreement and the Master License Agreement each dated as of December 31, 1992 (the "Sale Agreements") between NRC and NES. The Sale Agreements provided for the sale in 1993 of the No

Excuses(R) trademark by NRC to NES and the retention by NRC of certain license and royalty rights. Under the Sale Agreements, NRC had (i) the right to receive in perpetuity 50% of the income received by NES in connection with certain uses of the No Excuses(R) Trademark and (ii) the obligation to pay NES 50% of the royalties received with respect to sales outside the United States plus certain additional fees under NRC's existing license agreements with, among others, WalMart and Mamiye.

     The rights to the royalty income from these licenses were preserved by NRC subsequent to the sale of the NO EXCUSES(R) trademark to NES pursuant to a Master License Agreement (the "Master License Agreement"). Under the terms of the Master License Agreement, NRC retained sublicensing rights to any category in which the licensee at the time immediately preceding the trademark sale remained under agreement to license the NO EXCUSES(R) trademark. Should one of these licenses be terminated or expire without being renewed, the sublicense rights with respect to such product category could revert to NES, but NRC could receive certain royalties, in perpetuity, if any future NES licenses are covered uses.

     Under the Settlement Agreement, (i) NRC sold to NES for $200,000 down plus $1,000,000 payable over five years (without interest) NRC's right to share in future royalty income received by NES, (ii) NRC paid NES $200,000 in settlement of all amounts due with respect to royalties received for the 1994 calendar year under NRC's license agreements and (iii) the rights under NRC's existing license agreements with respect to periods after January 1, 1995 were revised to provide for (A) the payment by NRC of 20% of royalties under the license agreement with WalMart with respect to sales after July 31, 1997 if the license agreement then expiring were renewed by WalMart and (B) the payment by NRC of 20% of royalties under the license agreement with Mamiye for the period ending July 31, 1997 and the assignment of such license agreement to NES on August 1, 1997.

Employees

     NRC has no full-time employees and two part-time employees.

Legal Proceedings

     On April 26, 1994, a First Amended Complaint was filed in the United States District Court for the Central District of California, Los Angeles Division, in Los Angeles, California, by Eric Y. Knipe ("Knipe"), against Washington Square Capital ("WSC"), Jack Hart, New Retail Concepts, Inc., and Neil Cole (NRC's President), claiming that the defendants engaged in activities in violation of the Racketeer Influenced and Corrupt Organization Act ("RICO"), and related claims of breach of contract, bad faith denial of contract, fraud, conversion and conspiracy. NRC is named as a defendant only in the RICO, conversion and conspiracy causes of action, with respect to NRC's activities as a buyer of jeans manufactured at Ready Industries of Puerto Rico, Inc., of which Knipe was a stockholder. Knipe is seeking compensatory damages in excess of $3,000,000, punitive damages, trebling of all damages, attorneys' fees, and injunctive relief. On January 16, 1996, the Court dismissed the action against all defendants for failure to state a cause of action with respect to the RICO claims and for failure of diversity jurisdiction with respect to all other claims. In 1996, Knipe and EYK International Inc. ("EYK") filed suit in Los Angeles Superior Court against the same defendants with substantially the same claims. In 1997, the presiding judge dismissed EYK as a party to this action. In 1998, the judge dismissed WSC, Northwestern National Life and Mr. Hart as defendants. Knipe's appeal was denied by the court of appeals and is now pending in the California Supreme Court. Knipe's deposition and mandatory settlement conferences are scheduled for late summer 1998. NRC continues to vigorously defend this action.

Transactions and Relationship with Candie's

     See "Merger - Affiliate Transactions Agreement" and "Candie's - Related Party Transactions."

                  NRC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion and analysis of the operating results of NRC for the periods indicated. The following discussion should be read in conjunction with the NRC Financial Statements and Notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

Results of Operations

                   Fiscal Years Ended March 31, 1998 and 1997

     Revenues. Total revenues for the fiscal year ended March 31, 1998 were $385,266 compared to $677,842 for fiscal 1997. This decrease is primarily attributable to the decrease in the royalty percentage on the renewal of the Walmart License agreement on August 1, 1997 and the assignment of the Mamiye license agreement to NES at that same date.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for fiscal 1998 increased to $1,386,063 from $645,166 for the same period a year ago. This increase was principally attributable to the compensation expense recorded during the fourth quarter of fiscal 1998 pursuant to the proposed merger with Candie's which provided for accrued bonuses of approximately $600,000 and stock based compensation of approximately $84,000.

     Interest Expense. There was no interest expense recorded for the year ended March 31, 1998 as compared to interest expense of $16,856 for the prior year. The decrease was due to the forgiveness of accrued interest on a note payable.

     Net Loss. As a result of the foregoing, NRC incurred a net loss for fiscal 1998 of $513,007 as compared to net income of $333,780 for fiscal 1997. The net loss is primarily attributable to a decrease in net revenues and increases in selling, general and administrative expenses.

                   Fiscal Years Ended March 31, 1997 and 1996

     Revenues. Total revenues for the fiscal year ended March 31, 1997 were $677,842, as compared to $626,134 for the 1996 fiscal year. This increase is primarily attributable to an increase in the shipments by NRC's footwear licensee offset in part by the termination of the NRC's license agreement.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $640,351 for the 1996 fiscal year to $645,166 for the 1997 fiscal year. This increase was attributable primarily to increases in royalty expenses and professional fees.

     Interest Expense. Interest expense for the 1997 fiscal year was $16,856, as compared with $24,974 for the 1996 fiscal year. This decrease is due to a reduction in the notes payable.

     Net Income. Net income for the fiscal year ended March 31, 1997 was $333,780 or $.05 per share, as compared to $1,161,021 or $.18 per share for the 1996 fiscal year. This decrease is due principally to the sale of future licensing rights completed during the 1996 fiscal year offset in part by an increase in equity in the gains of Candie's.

Liquidity and Capital Resources

     At March 31, 1998 NRC had a working capital deficit of $311,263 as compared to working capital of $335,760 at March 31, 1997. This deficit in working capital arose primarily as a result of an operating loss for the year ended March 31, 1998.

     NRC anticipates that its current cash and the cash flow from the sale of its licensing rights and from licensing royalties will be sufficient to meet operating expenses for the next twelve months.

     NRC has acquired 67,500 shares of its Common Stock for $77,974 during its 1998 fiscal year in private transactions and on the open market. NRC anticipates that it may acquire additional shares of its Common Stock as opportunities arise.

     NRC equity interest in Candie's consists of 1,227,696 shares of Candie's Common Stock, warrants to purchase 700,000 additional shares for $1.2375 per share and an option to purchase 100,000 additional shares for $1.15 per share. The quoted market value of 1,227,696 shares of Candie's Common Stock was $9,054,258 at June 26, 1998, based on the closing price of $7.375 per share.

Impact of Inflation and Changing Prices

     NRC does not believe that inflation will have a material adverse effect on NRC.

Year 2000 Issues

     NRC has assessed the issues associated with its existing computer system with respect to a two digit year value as the year 2000 approaches and is properly addressing this issue. NRC also believes that the modification of its system will not have a material adverse effect on its future operating results or financial condition.

                                   MANAGEMENT

Directors and Officers of NRC

     The following table sets forth the name, municipality of residence, position held with NRC and principal occupation of each of the officers and directors of NRC.

   Name                     Age                 Position
   ----                     ---                 --------

Neil Cole                   40       Chairman of the Board, President and Chief
                                     Executive Officer and Treasurer

Gary Klein                  43       Chief Financial Officer

Barry Emanuel               56       Director

Steven Mendelow             54       Director


     Neil Cole has been Chairman of the Board, President and Chief Executive Officer of NRC since the inception of NRC in 1986. Mr. Cole also serves as Chairman of the Board, President and Chief Executive Officer of Candie's.

     Gary Klein, was Chief Financial Officer of NRC from May 1989 to May 1990 and was reappointed Chief Financial Officer in November 1994. Mr. Klein was Vice President-Finance of NRC since October 1994 and has also served in that position from May 1990 through November 1994. Mr. Klein also serves as Vice President-Finance of Candie's.

     Barry Emanuel has been a director of NRC since April 1992. Mr. Emanuel also serves as a director of Candie's. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York. See "Directors and Officers of Candie's".

     Steven Mendelow has been a director of NRC since April 1, 1992. For more than the past five years, Mr. Mendelow has been a principal with the accounting firm of Konigsberg Wolf & Co. located in New York, New York. In 1994, Mr. Mendelow reached a settlement with the SEC pursuant to which he, without admitting or denying the allegations, agreed to be enjoined from violating
Section 7 of the Investment Company Act of 1940 and Section 5 of the Securities Act of 1933 and to pay a fine of $50,000.

     Directors are elected by the NRC Stockholders. Officers are elected by the NRC Board of Directors and serve at the discretion of the Board.

Executive Compensation

     The following table sets forth all compensation earned for the years ended March 31, 1998, March 31, 1997 and March 31, 1996, of NRC by the Chief Executive Officer of NRC who was the only executive officer who received aggregate compensation during the year ending March 31, 1998 equal to or greater than $100,000 (collectively, the "Named Executive Officers"):

                                            Summary Compensation Table


                                         Annual Compensation(1)                              Long Term
                                                                                             Compensation
                                                                            Securities
Name and                                                                    Under              All Other
Principal              Fiscal                                               Options          Compensation
Position                Year            Salary              Bonus           Granted(#)           ($)
--------                ----            ------              -----           ----------       ------------
Neil Cole              1998            $150,000            $650,000(2)       651,543(3)          -0-
President and          1997             150,000             143,385               --             -0-
Chief Executive        1996             150,000             184,129          425,000(4)          -0-
Officer

(1) The aggregate amounts of all perquisites and other personal benefits securities and property not included in the summary compensation table or described below do not exceed the lesser of $50,000 or 10% of the annual compensation.

(2) In consideration of foregoing certain future bonus opportunities from NRC as a result of Mr. Cole's agreement to devote his full-time to Candie's upon consummation of the Merger, NRC approved the payment to Mr. Cole of a cash bonus in the amount of $525,000. Mr. Cole also received a $125,000 cash bonus in the 1998 fiscal year.

(3) In March 1998, Mr. Cole was granted options to purchase 626,543 shares of NRC Common Stock at $1.75 per share which were initially to vest upon consummation of the Merger; however, on June 2, 1998, the terms of the options were modified such that these options will vest and become one-third exercisable in March 1999, March 2000 and March 2001 so long as Mr. Cole is employed with NRC or any successor thereto at such time. During the 1998 fiscal year, Mr. Cole also received options to purchase 25,000 shares of NRC Common Stock at $.94 per share as a director's fee.

(4) During NRC's 1996 fiscal year, Mr. Cole was granted an option to purchase 400,000 shares of NRC Common Stock as an inducement to enter into a two-year extension to his employment agreement with NRC. During NRC's 1996 fiscal year, each of the three directors, including Mr. Cole, was granted an option to purchase 25,000 shares of NRC Common Stock.

     During the NRC fiscal year ended March 31, 1998, NRC granted options to purchase 626,543 shares of NRC Common Stock to the Named Executive Officers as described in footnote No. 3 above.

     The following table sets forth information as to the unexercised options held by the Named Executive Officers as of March 31, 1998:

                                                      Number of
                                                      Shares              Value of
                Shares                                Underlying          Unexercised
                Acquired on          Value            Unexercised         In-the-Money
Name            Exercise             Received         Options             Options(1)
----            -----------          --------         -----------         ------------
Neil Cole       --                   --               1,101,543(2)        $1,896,549(3)

(1) Based on $2.875 per share, an average of the closing bid and asked prices on March 31, 1998, reported by the OTC Bulletin Board of The Nasdaq Stock Market, Inc.

(2) Includes 626,543 shares of NRC Common Stock at $1.75 per share, which are one-third exercisable in March 1999, March 2000 and March 2001 so long as Mr. Cole is employed with NRC or any successor thereto at such time.

(3) Includes $704,861 of Value of Unexercised In-the-Money Options with respect to the options described in footnote (2) above.

Compensation of Directors

     Directors of NRC receive no cash compensation in their capacity as directors and received no other compensation during the 1998 fiscal year, other than 25,000 options to each director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely on a review of the reports and representations furnished to NRC during the last NRC fiscal year, NRC believes that each of the persons required to file reports under Section 16(a) of the Exchange Act is in compliance with all applicable filing requirements except Mr. Cole and Mr. Emanuel failed to timely file certain Form 4 reports with respect to a gift of 100,000 shares in December 1996 and a sale of 8,000 shares in October 1997, respectively.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of June 26, 1998, except as noted, regarding the beneficial ownership of the common stock by (i) each person or group known to NRC to be the beneficial owner of more than 5% of the outstanding NRC Common Stock, (ii) each director of NRC , (iii) each executive officer of NRC and (iv) all directors and executive officers of NRC as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.


                                         Amount and Nature of
          Name and Address                    Beneficial             Percent of
      of Beneficial Owner (1)                Ownership (2)           Class (3)
      -----------------------            ---------------------       ----------

Neil Cole........................           2,340,214(4)                37.6%

Steven Mendelow..................             338,000(5)                 5.8

Barry Emanuel....................             192,000                    3.3

Gary Klein.......................             200,000                    3.4

All directors and executive                 3,070,214(4)                47.6%
officers as a group .............                    (5)

(1) The address of each beneficial owner is c/o NRC, 2975 Westchester Avenue, Purchase, New York 10577.

(2) The number of shares set forth includes the following number of shares with respect to which each individual has the right, exercisable within 60 days, to acquire beneficial ownership upon exercise of options granted by NRC:

                                                                Number of Shares
     Mr. Cole.................................................     475,000
     Mr. Mendelow.............................................      75,000
     Mr. Emanuel..............................................      25,000
     Mr. Klein................................................     135,000

     All directors and executive officers
        as a group............................................     710,000

(3)  Based on 5,693,639 shares of NRC Common Stock outstanding on June 26, 1998.

(4) Includes 155,500 shares owned by The Sweet Foundation, Inc., a charitable foundation controlled by Mr. Cole.

(5) Includes 63,000 shares owned by Westlake Foundation, a charitable foundation with respect to which shares Mr. Mendelow shares voting and dispositive power, and 150,000 shares owned by C&P Associates, a limited partnership controlled by Mr. Mendelow.

Certain Relationships and Related Transactions

     Neil Cole, the President, Chief Executive Officer and Chairman of the Board, and the beneficial owner of 2,340,214 shares of the NRC Common Stock, is also the President, Chief Executive Officer, and Chairman of the Board and the beneficial owner of 21.3% of the Candie's Common Stock.

     As of March 9, 1998 each of Messrs. Cole, O'Shaughnessy and Klein received options to purchase 626,543, 74,074 and 49,383 shares respectively, of NRC Common Stock at $1.75 per share which options were initially contingent upon consummation of the Merger, however, on June 2, 1998, the terms of the options were modified such that these options will vest and become exercisable with respect to 1/3 of such number of options in March 1999, March 2000 and March 2001, respectively, so long as Messrs. Cole, and Klein are employed by, and Mr. O'Shaughnessy is a consultant to, NRC, or any successor thereto, at such time. In addition, in consideration of foregoing certain bonus opportunities as a result of their termination of employment with NRC upon consummation of the Merger, NRC approved the grant to Mr. Cole, Mr. O'Shaughnessy and Mr. Klein of cash bonuses in the amount of $525,000, $30,000 and $25,000 respectively.

     NRC and Candie's have in effect a Services Allocation Agreement pursuant to which Candie's provides NRC with certain business services and NRC pays Candie's an allocable portion of the expenses, including employees' salaries, associated with such services. Pursuant to such agreement, NRC paid Candie's approximately $50,000 and $50,000, respectively, for the two NRC fiscal years ended March 31, 1997 and 1996. NRC and Candie's also have in effect an Amended and Restated Affiliated Transactions Agreement pursuant to which they have agreed that they will not enter into certain transactions without the approval of either a majority of the disinterested members of the Board of Directors of Candie's or a majority of the stockholders of Candie's who are not affiliates of Candie's. See "Candie's Affiliate Transactions Agreement."

     During the NRC 1996 and 1997 fiscal years, NRC extended various loans to Mr. Cole all of which have been repaid. There were no outstanding loans at December 31, 1997.

     On February 1, 1995, NRC entered into a Securities Purchase Agreement with Candie's pursuant to which NRC loaned Candie's an aggregate of $600,000, extended Candie's a $200,000 line of credit and received in partial consideration therefor a warrant to purchase 700,000 shares of the Candie's Common Stock for $1.2375 per share. During the NRC 1996 fiscal year, the $600,000 loan was repaid in full, together with approximately $33,500 in interest, and the $200,000 line of credit expired in accordance with its terms.

DESCRIPTION OF NRC SECURITIES

Common Stock

     NRC is authorized to issue an aggregate of 25,000,000 shares of Common Stock, $.01 par value, of which as of June 26, 1998, 5,743,639 shares were outstanding; of which 1,585,000 shares are reserved for issuance. The holders of NRC Common Stock are entitled to one vote for each share held directly on all matters to be voted on by stockholders. The holders of NRC Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the NRC Board of Directors. The NRC Common Stock has no preemptive or other subscriptive rights and is not subject to any future calls or assistance. There are no conversion rights or redemption or sinking funds provisions applicable to shares of NRC Common Stock. All of the outstanding shares of NRC Common Stock are fully paid and nonassessable.

Preferred Stock

     NRC is authorized to issue 1,000,000 shares of preferred stock, $.01 par value, (the "NRC Preferred Stock"), from time to time in one or more series upon authorization by the NRC's Board of Directors. The NRC Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and other rights, preferences, privileges and restrictions applicable to each series of NRC Preferred Stock.

Dividends

     The payment by NRC of dividends, is at the discretion of its Board of Directors and will depend upon its earnings, its capital requirements, including working capital needs and its financial condition, as well as other relevant factors. NRC has not paid any dividends since its inception.

Transfer Agent

     The transfer agent is American Stock Transfer & Trust Company.

               MARKET PRICES AND DIVIDEND DATA OF CANDIE'S AND NRC


     Candie's Common Stock has been traded in the over-the-counter market and quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") since January 22, 1990 (under the symbol "CAND" since February 23, 1993 and, prior to such time, under the symbol "SHOE"). The Candie's Common Stock is currently traded on the NASDAQ National Market. The following table sets forth, for the indicated periods, the high and low sales prices for the Candie's Common Stock as reported by NASDAQ:

                                                            High        Low
                                                            ----        ---

     Fiscal Year Ended January 31, 1999
             Second Quarter..........................      $7.69        $5.88
             First Quarter...........................       8.63         4.75

     Fiscal Year Ended January 31, 1998
             Fourth Quarter..........................       7.25         4.63
             Third Quarter...........................       7.88         4.13
             Second Quarter..........................       5.69         3.63
             First Quarter...........................       6.88         4.25

     Fiscal Year Ended January 31, 1997
             Fourth Quarter..........................      $5.69        $1.75
             Third Quarter...........................       2.75         1.72
             Second Quarter..........................       3.06         1.59
             First Quarter...........................       2.75         1.69

     As of June 26, 1998, there were approximately 160 holders of record of Candie's Common Stock. Candie's believes that, in addition, there are in excess of 1,000 beneficial owners of its Common Stock, which shares are held in "street name."

     The NRC Common Stock has been traded on the over-the-counter market and quoted in the "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. (the "NASD"). The following table sets forth the high and low bid prices for shares of common stock for the periods indicated, based on information received from the "Electronic Bulletin Board" of the NASD. These quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                            Bid Prices

Fiscal Year Ended March 31, 1998                      High                Low

         Fourth Quarter                             $2.9375            $1.2500

         Third Quarter                               2.0000             1.2500

         Second Quarter                              2.3750              .6875

         First Quarter                               1.5940             1.1250

Fiscal Year Ended March 31, 1997

         Fourth Quarter                            $1.0312             $.1875

         Third Quarter                               .2500              .1250

         Second Quarter                              .2813              .1250

         First Quarter                               .2813              .2813


     As of June 26, 1998, there were approximately 850 holders of record of NRC Common Stock and the closing sale price per share was $2.843.


                                  LEGAL MATTERS

     The validity of the shares of Candie's Common Stock offered hereby and certain tax consequences of the Merger to Candie's have been passed upon for Candie's by Tenzer Greenblatt LLP, New York, New York.

     Certain tax consequences of the Merger to the NRC have been passed upon by Littman Krooks Roth & Ball P.C.


                                     EXPERTS

     The consolidated financial statements of Candie's, Inc. and subsidiaries at January 31, 1998 and 1997 and for each of the three years in the period ended January 31, 1998, included in this Joint Proxy Statement/Prospectus, which is referred to and made a part of this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of NRC as of March 31, 1998 and for each of the two years in the period ended March 31, 1998 included elsewhere in this Joint proxy Statement/Prospectus have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
          ------------------------------------------------------------

     The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Candie's, Inc. ("Candie's") and New Retail Concepts, Inc. ("NRC") included elsewhere herein and has been prepared to illustrate the effects of the acquisition as though it had occurred as of the beginning of each period presented for the pro forma condensed combined statement of income and as if it had occurred on April 30, 1998 for the pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statements of income for the year and the three month period each include NRC's three months results of operations for the period ended March 31, 1998.

     The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the acquisition as though such transactions had occurred as of the beginning of each period presented for the pro forma condensed combined statement of income and as if they had occurred on April 30, 1998 for the pro forma condensed combined balance sheet.

     The unaudited pro forma condensed combined financial information is not necessarily indicative of how Candie's balance sheet and results of operations would have been presented had this acquisition actually been consummated at the assumed dates, nor is the presentation necessarily indicative of Candie's balance sheet and results of operations for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included elsewhere herein.

     The pro forma adjustments are based upon available information. These adjustments are directly attributable to the acquisition and are expected to have a continuing impact on Candie's business, results of operations and financial position. The acquisition will be accounted for using the purchase method of accounting, pursuant to which the estimated purchase cost of the acquisition is allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be based upon the fair values of the acquired assets and the assumed liabilities.

                   Unaudited Pro Forma Condensed Balance Sheet
                     as of April 30, 1998 and March 31, 1998
                                 (in thousands)

                                                    April 30, 1998      March 31, 1998            Pro Forma             Pro Forma
                                                      (Candie's)            (NRC)                Adjustments        Candie's and NRC
                                                    --------------      --------------           -----------        ----------------
Assets
Current assets:
  Cash                                                 $     19            $    188                                     $    207
  Accounts receivable, net                                4,998                  45                                        5,043
  Note receivable - NES                                      --                 174                                          174
  Inventories                                             7,595                  --                                        7,595
  Due from factor                                        13,454                  --                                       13,454
  Deferred income taxes                                     653                  --                     919(A)             1,572
  Prepaid advertising and marketing                       2,945                  --                                        2,945
  Other current assets                                      496                  13                      --                  509
                                                       --------            --------                --------             --------

Total current assets                                     30,160                 420                     919               31,499

Property and equipment, net                                 944                  --                                          944

Other assets:
  Investment in Candie's, Inc.                               --               1,978                  (1,978)(A)               --
  Note receivable - NES                                      --                 330                                          330
  Deferred income taxes                                   1,443                  --                    (545)(A)              898
  Intangibles                                             4,770                                       1,041 (A)            5,811
  Other                                                     722                  --                      --                  722
                                                       --------            --------                --------             --------

Total assets                                           $ 38,039            $  2,728                $   (563)            $ 40,204
                                                       ========            ========                ========             ========


Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses                $  3,763            $    731                $    570 (D)         $  5,064
                                                       --------            --------                --------             --------

Total current liabilities                                 3,763                 731                     570                5,064

Long-term liabilities                                        60                  --                                           60
Deferred income taxes                                        --                 100                    (100)(A)               --

Stockholders' equity:
  Preferred stock                                            --                  --                                           --
  Common stock                                               14                  64                     (63)(A)               15
  Additional paid-in-capital                             31,930               3,604                   4,992 (A)           40,526
  Retained earnings (deficit)                          $  2,272            $ (1,349)               $  1,349 (A)         $  2,272
                                                       --------            --------                --------             --------

                                                         34,216               2,319                   6,278               42,813
  Less: treasury stock                                       --                (422)                 (7,311)(A)           (7,733)
                                                       --------            --------                --------             --------

Total stockholders' equity                               34,216               1,897                  (1,033)              35,080
                                                       --------            --------                --------             --------


Total liabilities and stockholders' equity             $ 38,039            $  2,728                $   (563)            $ 40,204
                                                       ========            ========                ========             ========

                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

           Unaudited Pro Forma Condensed Combined Statement of Income

             For the years ended January 31, 1998 and March 31, 1998
                      (in thousands, except per share data)


                                                                      Year
                                                                      Ended        Year Ended                          Pro Forma
                                                                     January         March           Pro Forma       Candie's and
                                                                     31, 1998       31, 1998        Adjustments           NRC
                                                                    (Candie's)        (NRC)
                                                                    ----------     ----------       -----------      ------------
Net revenues                                                         $ 92,976        $    385         $     --          $ 93,361
Cost of goods sold                                                     68,799              --               --            68,799
                                                                     --------        --------         --------          --------

Gross profit                                                           24,177             385               --            24,562

Selling, general and administrative
expenses                                                               17,216           1,386                6 (B)(C)     18,608
                                                                     --------        --------         -------- (E)(F)   --------



Operating income (loss)                                                 6,961          (1,001)              (6)            5,954

Other expense (income)                                                  1,228            (493)             381(G)          1,116
                                                                     --------        --------         --------          --------


Income (loss) before income taxes                                       5,733            (508)            (387)            4,838

Provision for income taxes                                              1,197               5               --             1,202
                                                                     --------        --------         --------          --------


Income (loss) from continuing operations                             $  4,536        $   (513)        $   (387)         $  3,636
                                                                     ========        ========         ========          ========


Income from continuing operations per common share:
         Basic                                                       $   0.40         $  (0.09)                         $   0.29
                                                                     ========         ========                          ========

         Diluted                                                     $   0.33         $  (0.09)                         $   0.25
                                                                     ========         ========                          ========


Weighted average number of common
shares used in calculating income from
continuing operations per common share:
         Basic                                                         11,375           5,686                             12,453
                                                                     ========        ========                           ========

         Diluted                                                       13,788           5,686                             14,519
                                                                     ========        ========                           ========

                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

           Unaudited Pro Forma Condensed Combined Statement of Income
          For the three months ended April 30, 1998 and March 31, 1998
                      (in thousands, except per share data)


                                                              Three              Three
                                                              Months             Months                              Pro Forma
                                                             Ended April       Ended March         Pro Forma        Candie's and
                                                              30, 1998          31, 1998         Adjustments            NRC
                                                             (Candie's)           (NRC)
                                                              --------         -----------       -----------        ------------
Net revenues                                                  $ 25,693          $     70           $     --           $ 25,763
Cost of goods sold                                              18,295                --                 --             18,295
                                                              --------          --------           --------           --------
Gross profit                                                     7,398                70                 --              7,468

Selling, general and administrative
expenses                                                         5,368               950                (46)(H)(I)(J)    6,272
                                                              --------          --------           --------           --------


Operating income (loss)                                          2,030              (880)                46              1,196

Other expense (income)                                             274              (197)               105 (G)            182
                                                              --------          --------           --------           --------


Income (loss) before income taxes                                1,756              (683)               (59)             1,014

Provision for income taxes                                         700                 2                 --                702
                                                              --------          --------           --------           --------


Income (loss) from continuing operations                      $  1,056          $   (685)          $    (59)          $    312
                                                              ========          ========           ========           ========


Income from continuing operations per
common share:
         Basic                                                $   0.08           $  (0.12)                            $   0.02
                                                              ========           ========                             ========

         Diluted                                              $   0.07           $  (0.12)                            $   0.02
                                                              ========           ========                             ========


Weighted average number of common shares
used in calculating income from
continuing operations per common share:
         Basic                                                  13,656             5,694                                14,734
                                                              ========          ========                              ========

         Diluted                                                16,015             5,694                                16,716
                                                              ========          ========                              ========

                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

      Notes to Unaudited Pro Forma Condensed Combined Financial Information
                                 (in thousands)


(A) Candie's, Inc. ("Candie's") will acquire all of the issued and outstanding shares of capital stock of New Retail Concepts, Inc. ("NRC") in exchange for .405 shares of Candie's common stock, par value, $.001 per share for an aggregate estimated consideration of approximately $13,200 in securities and cash. The consideration consists of approximately $12,650 in securities and $550 in transaction costs. This transaction is to be accounted for under the purchase method of accounting, and has been allocated as follows:


     Operating assets acquired                                        $    750
     Common Stock, options and warrants of Candie's acquired            11,814
     ("owned by NRC")
     Deferred taxes                                                        374
     Intangible assets acquired - Licenses and trademarks                1,041
     Liabilities assumed                                                  (751)


(B) Includes adjustment for the elimination of duplicate accounting, legal and insurance costs incurred by NRC of $45.

(C) Includes amortization of licenses and trademarks acquired of $136. These intangibles are amortized on a straight-line basis over 5 and 15 years, respectively.

(D) Includes accrual of estimated transaction costs of $550 and other assumed liabilities of NRC.

(E) Includes adjustment for $275 as a result of the elimination of compensation expense to an executive of NRC under existing employment contract.

(F) Includes compensation expense related to the unvested portion of stock options granted by NRC of $190.

(G)  Represents the elimination of equity earnings of Candie's.

(H) Includes adjustment for the elimination of duplicate accounting, legal and insurance costs incurred by NRC of $11.

(I) Includes amortization of licenses and trademarks acquired of $34. These intangibles are amortized on a straight-line basis over 5 and 15 years, respectively.

(J) Includes adjustment of $69 as a result of the elimination of compensation expense to an executive of NRC under an existing employment contract.

             INDEX TO FINANCIAL STATEMENTS OF CANDIE'S, INC. AND NRC

CANDIE'S, INC.

Report of Independent Auditors...........................................  F-2

Consolidated Balance Sheets at
 January 31, 1998 and 1997...............................................  F-3

Consolidated Statements of Income for
 the Years Ended January 31, 1998, 1997 and 1996.........................  F-4

Consolidated Statements of Stockholders'
 Equity for the Years Ended
 January 31, 1998, 1997 and 1996.........................................  F-5

Consolidated Statements of Cash Flows
 for the Years Ended
 January 31, 1998, 1997 and 1996.........................................  F-6

Notes to Consolidated Financial Statements...............................  F-7

Condensed Consolidated Balance Sheets
 at April 30, 1998 and January 31, 1998.................................. F-18

Condensed Consolidated Statements of
 Income for the Three Months Ended
 April 30, 1998 and 1997................................................. F-19

Condensed Consolidated Statement of
 Stockholders' Equity for the
 Three Months Ended April 30, 1998....................................... F-20

Condensed Consolidated Statement of
 Cash Flows for the Three Months
 Ended April 30, 1998 and 1997........................................... F-21

Notes to Condensed Consolidated
 Financial Statements.................................................... F-22

NEW RETAIL CONCEPTS, INC.

Report of Independent Certified Public Accountants....................... F-24

Balance Sheet at March 31, 1998.......................................... F-25

Statements of Operations for the Years
 Ended March 31, 1998 and 1997  ......................................... F-27

Statements of Stockholders' Equity
 for the Years Ended March 31,
 1998 and 1997 .......................................................... F-28

Statements of Cash Flows for the
 Years Ended March 31, 1998 and 1997..................................... F-29

Notes to Financial Statements............................................ F-31

                         Report of Independent Auditors


The Stockholders of Candie's, Inc.

We have audited the accompanying consolidated balance sheets of Candie's Inc. and subsidiaries as of January 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Candie's, Inc. and subsidiaries at January 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 1998, in conformity with generally accepted accounting principles.





                                             /s/ ERNST & YOUNG LLP


White Plains, New York
April 16, 1998

                                        Candie's, Inc. and Subsidiaries

                                         Consolidated Balance Sheets

                                                                                    January 31,
                                                                            ---------------------------
                                                                                1998           1997
                                                                            ------------   ------------
Assets
Current assets:
        Cash ............................................................   $    367,068   $    389,517
        Accounts receivable, net of allowances of
          $27,000 in 1998 and $34,000 in 1997 ...........................      2,804,503      1,328,814
        Inventories .....................................................     16,179,175      5,251,091
        Due from factor .................................................        831,332           --
        Deferred income taxes ...........................................        801,400      1,300,000
        Prepaid advertising and marketing ...............................      1,820,659        459,120
        Other current assets ............................................        603,523        310,661
                                                                            ------------   ------------

Total current assets ....................................................     23,407,660      9,039,203
                                                                            ------------   ------------
Property and equipment, at cost:
        Furniture, fixtures and equipment ...............................      1,809,971      1,104,558
    Less: Accumulated depreciation and amortization .....................        958,716        727,413
                                                                            ------------   ------------
                                                                                 851,255        377,145
                                                                            ------------   ------------
Other assets:
        Deferred income taxes ...........................................      1,442,500           --
        Intangibles .....................................................      4,860,469      5,189,481
        Other ...........................................................        319,056        103,516
                                                                            ------------   ------------
Total other assets ......................................................      6,622,025      5,292,997
                                                                            ------------   ------------

Total assets ............................................................   $ 30,880,940   $ 14,709,345
                                                                            ============   ============

Liabilities and stockholders' equity
Current liabilities:
    Accounts payable and accrued expenses ...............................   $  5,950,868   $  3,788,524
    Accounts payable-related party ......................................        188,338      1,624,395
    Due to factor .......................................................           --          580,515
                                                                            ------------   ------------
Total current liabilities ...............................................      6,139,206      5,993,434

Long-term liabilities ...................................................         61,216        108,000


Commitments and Contingencies

Stockholders' equity:
    Preferred stock, $.01 par value
          --shares authorized 5,000,000;
              none issued or outstanding
    Common stock, $.001 par value
          --shares authorized 30,000,000;
              shares issued and outstanding:
             12,425,014 in 1998 and
             9,633,786 in  1997 .........................................         12,425          9,634
    Additional paid-in capital ..........................................     23,452,545     11,918,655
Retained earnings (deficit)* ............................................      1,215,548     (3,320,378)
                                                                            ------------   ------------
Total stockholders' equity ..............................................     24,680,518      8,607,911
                                                                            ------------   ------------


Total liabilities and stockholders' equity ..............................   $ 30,880,940   $ 14,709,345
                                                                            ============   ============

*    Accumulated since February 28, 1993, deficit eliminated of $27,696,007

See accompanying notes to consolidated financial statements.

                                              Candie's, Inc. and Subsidiaries

                                             Consolidated Statements of Income



                                                                  Year ended January 31,
                                                        -------------------------------------------
                                                            1998           1997            1996
                                                        ------------   ------------    ------------

Net revenues ........................................   $ 92,976,416   $ 45,005,416    $ 37,914,127
Cost of goods sold ..................................     68,799,226     35,149,271      27,427,508
                                                        ------------   ------------    ------------
Gross profit ........................................     24,177,190      9,856,145      10,486,619

Selling, general and administrative expenses ........     17,216,712      8,890,173       8,429,143
                                                        ------------   ------------    ------------

Operating income ....................................      6,960,478        965,972       2,057,476

Other expenses:

        Interest expense - net ......................      1,129,552        755,657         727,210

        Other - net .................................         98,000         75,000         113,000
                                                        ------------   ------------    ------------
                                                           1,227,552        830,657         840,210
                                                        ------------   ------------    ------------

Income before income taxes ..........................      5,732,926        135,315       1,217,266

Provision (benefit) for income taxes ................      1,197,000     (1,010,000)        163,310
                                                        ------------   ------------    ------------

Net income ..........................................   $  4,535,926   $  1,145,315    $  1,053,956
                                                        ============   ============    ============

Earnings per share:

                Basic ...............................   $        .40   $        .13    $        .12
                                                        ============   ============    ============

                Diluted .............................   $        .33   $        .11    $        .11
                                                        ============   ============    ============

Weighted average number of common shares outstanding:

                Basic ...............................     11,375,374      9,142,598       8,725,888
                                                        ============   ============    ============

                Diluted .............................     13,788,136     10,151,500       9,426,634
                                                        ============   ============    ============


See accompanying notes to consolidated financial statements.

                                          Candie's, Inc. and Subsidiaries
                                 Consolidated Statements of Stockholders' Equity


                                                                                        Additional       Retained
                                                               Common Stock              Paid-In         Earnings
                                                          Shares          Amount         Capital         (Deficit)         Total
                                                       ------------    ------------    ------------    ------------    ------------
Balance at January 31, 1995 ........................      8,709,465    $      8,709    $  9,902,837    $ (5,519,649)   $  4,391,897
   Exercise of warrants ............................         36,273              37          37,464            --            37,501
   Tax benefit from pre-quasi reorganization
     carryforward losses ...........................           --              --           103,000            --           103,000
   Net income ......................................           --              --              --         1,053,956       1,053,956
                                                       ------------    ------------    ------------    ------------    ------------
Balance at January 31, 1996 ........................      8,745,738           8,746      10,043,301      (4,465,693)      5,586,354
   Purchase and retirement of treasury shares ......       (179,900)           (180)       (310,638)           --          (310,818)
   Conversion of trade payables to common
     stock, net of expenses ........................      1,050,000           1,050       1,562,950            --         1,564,000
   Exercise of warrants ............................        174,009             174         199,935            --           200,109
   Issuance of common stock to benefit plan ........         22,200              22          49,929            --            49,951
   Shares reserved in settlement of
     litigation and never issued ...................       (178,261)           (178)            178            --              --
   Tax benefit from pre-quasi reorganization
     carryforward losses ...........................           --              --           260,000            --           260,000
   Stock option compensation .......................           --              --           113,000            --           113,000
   Net income ......................................           --              --              --         1,145,315       1,145,315
                                                       ------------    ------------    ------------    ------------    ------------
Balance at January 31, 1997 ........................      9,633,786           9,634      11,918,655      (3,320,378)      8,607,911
   Exercise of stock options .......................        647,889             648       1,482,246            --         1,482,894
   Exercise of warrants ............................      2,152,561           2,152       8,028,005            --         8,030,157
   Retirement of escrow shares .....................        (20,000)            (20)             20            --              --
   Issuance of common stock to benefit plan ........         10,778              11          55,901            --            55,912
   Tax benefit from pre-quasi
     reorganization  carryforward losses ...........           --              --         1,101,500            --         1,101,500
   Stock option compensation .......................           --              --            36,000            --            36,000
   Tax benefit from exercise of stock options ......           --              --           830,218            --           830,218
   Net income ......................................           --              --              --         4,535,926       4,535,926
                                                       ------------    ------------    ------------    ------------    ------------
Balance at January 31, 1998 ........................     12,425,014    $     12,425    $ 23,452,545    $  1,215,548    $ 24,680,518
                                                       ============    ============    ============    ============    ============


See accompanying notes to consolidated financial statements.

                                              Candie's, Inc. and Subsidiaries
                                           Consolidated Statements of Cash Flows


                                                                                                  Year ended January 31,
                                                                                         1998              1997             1996
                                                                                     ------------     ------------     -------------
Cash flows (used in) provided by operating activities:
Net income ......................................................................    $  4,535,926     $  1,145,315     $  1,053,956
Items in net income not affecting cash:
      Depreciation and amortization .............................................         604,210          458,740          423,868
      Stock option compensation .................................................          36,000          113,000             --
      Deferred income taxes .....................................................         993,000       (1,100,000)            --
      Changes in operating assets and liabilities:
              Restricted cash ...................................................            --               --            100,000
              Accounts receivable ...............................................      (1,475,689)        (100,002)        (644,901)
              Inventories .......................................................     (10,928,084)      (1,251,145)        (730,788)
              Prepaid advertising and marketing .................................      (1,361,539)        (234,872)        (383,714)
              Other assets ......................................................        (552,297)            (496)          27,380
              Accounts payable and accrued expenses .............................         777,017        2,364,992       (1,323,196)
              Due to/from factor ................................................      (1,411,847)        (718,581)         137,061
              Long-term liabilities .............................................         (46,784)         (14,436)        (114,359)
              Accounts payable trade expected to be
                refinanced with common stock ....................................            --               --          1,680,000

                                                                                     ----------------------------------------------
Net cash (used in) provided by operating activities .............................      (8,830,087)         662,515          225,307
                                                                                     ----------------------------------------------

Cash flows used in investing activities:
       Purchases of property and equipment ......................................        (705,413)        (301,236)         (57,812)

                                                                                     ----------------------------------------------
Net cash used in investing activities ...........................................        (705,413)        (301,236)         (57,812)
                                                                                     ----------------------------------------------

Cash flows provided by (used in) financing activities:
       Purchase and retirement of treasury stock ................................            --           (310,818)            --
       Proceeds from exercise of stock options and warrants .....................       9,513,051          134,060           37,501

                                                                                     ----------------------------------------------
Net cash provided by (used in) financing activities .............................       9,513,051         (176,758)          37,501
                                                                                     ----------------------------------------------

Net (decrease) increase in cash and cash equivalents ............................         (22,449)         184,521          204,996

       Cash and cash equivalents, beginning of year .............................         389,517          204,996             --
                                                                                     ==============================================

       Cash and cash equivalents, end of year ...................................    $    367,068     $    389,517     $    204,996
                                                                                     ==============================================


Supplemental disclosure of cash flow information:
Cash paid during the year:
       Interest .................................................................    $  1,130,981     $    755,657     $    727,210
                                                                                     ==============================================
       Income taxes .............................................................    $     89,000     $     28,000     $     59,000
                                                                                     ==============================================

Supplemental disclosures of noncash investing and financing activities:
        Common stock issued to a related party ..................................            --       $  1,680,000             --
                                                                                     ==============================================
        Tax benefit from pre-quasi reorganization
            carryforward losses .................................................    $  1,101,500     $    260,000     $    103,000
                                                                                     ==============================================
        Issuance of common stock to benefit plan ................................    $     55,912     $     49,951             --
                                                                                     ==============================================
        Tax benefit from exercise of stock options ..............................    $    830,218             --               --
                                                                                     ==============================================


See accompanying notes to consolidated financial statements.

                         Candie's, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                January 31, 1998


The Company

Candie's, Inc. and its subsidiaries (the "Company") are engaged primarily in the design, marketing and importation of a variety of moderately-priced women's and girls' casual and fashion footwear and handbags under the CANDIE'S(R) and BONGO(R) trademarks for distribution to better department and specialty stores worldwide. The Company also markets and distributes, under the CANDIE'S(R) and BONGO(R) trademarks, children's footwear designed by it and also arranges for the manufacture of women's and men's footwear products, for mass importation by market and discount retailers, under one of the Company's trademarks or under a private label brand for retailers.



1.  Summary of Significant Accounting Policies


     Principles of consolidation

The consolidated financial statements include the accounts of Candie's, Inc. and its wholly owned subsidiaries, Bright Star Footwear, Inc. ("Bright Star"), Ponca, Ltd. ("Ponca"), Yulong Co., Ltd. ("Yulong"), Candie's Galleria , Inc. ("Candie's Galleria") and the Company's 60% owned subsidiary Intercontinental Trading Group, Inc. ("ITG"), (collectively, the "Company"). All significant intercompany transactions and items have been eliminated in consolidation.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying footnotes. Actual results may differ from those estimates and assumptions.

     Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Accounts Receivable-Factored

The Company has a factoring agreement with a financial institution whereby it may assign certain receivables generally without recourse as to credit risk.

     Inventories

Inventories, which consist entirely of finished goods, are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out ("FIFO") method.

     Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation and amortization are determined by the straight line and accelerated methods over the estimated useful lives of the respective assets.

     Impairment of Long-Lived Assets

When circumstances mandate, the Company evaluates the recoverability of its long-lived assets by comparing estimated future undiscounted cash flows with the assets' carrying value to determine whether a write-down to market value,based on discounted cash flow, is necessary.

     Intangibles

The Candie's trademark is stated at cost in the amount of $5,276,722, net of accumulated amortization of $980,572 and $697,350 at January 31, 1998 and 1997, respectively, as determined by its fair value relative to other assets and liabilities at February 28, 1993, the date of the quasi reorganization. In connection with the quasi reorganization, the Company's assets, liabilities and capital accounts were adjusted to eliminate the stockholders' deficiency. The trademark is being amortized over twenty years.

Goodwill in the amount of $551,093, represents the excess amount paid over the fair value of assets acquired related to the acquisition of Bright Star and is being amortized over fifteen years. Accumulated amortization at January 31, 1998 and 1997 was approximately $282,000 and $245,000, respectively.

In connection with the acquisition of Bright Star in 1991, the Company entered into noncompete agreements with Bright Star's former Chairman and President whereby the Company paid $1,225,000 and issued $2,275,000 of notes to such individuals. At February 23, 1993, in connection with the quasi reorganization, the Company wrote down this asset by $1,718,000. The agreements are being amortized over 15 years. Accumulated amortization related to these agreements was $1,488,000 and $1,448,000 at January 31, 1998 and 1997, respectively.

Amortization expense amounted to $372,907, $363,581 and $359,328 in 1998, 1997 and 1996, respectively.

     Revenue Recognition

Revenue is recognized upon shipment with related risk and title passing to the customers. The Company's sales are principally derived from its U.S. operations. Export sales accounted for 23%, 30% and 22% of the Company's revenues for the years ended January 31, 1998, 1997 and 1996, respectively.

     Taxes on Income

The Company uses the liability method of accounting for income taxes under Statement of Financial Accounting Standards ("SFAS ") No. 109 "Accounting for Income Taxes".

     Stock-Based Compensation

The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for the stock options granted since the exercise price of the option is the same as the market value of the Company's common stock. As prescribed under SFAS No. 123, "Accounting for Stock Based Compensation," the Company has disclosed in Note 4 the pro-forma effects on net income and earnings per share of recording compensation expense for the fair value of the options granted.

     Derivative Financial Instruments

In 1995, the Company adopted SFAS No. 119. "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" which requires various disclosures about financial instruments and related transactions. The Company's utilization of derivative financial instruments is substantially limited to the use of forward exchange contracts to hedge foreign currency transactions. Unrealized gains and losses are deferred and included in the measurement of the related foreign currency transaction. Gains or losses on these contracts during Fiscal 1998, 1997 and 1996 were immaterial.


     Fair Value of Financial Instruments

The Company's financial instruments approximate fair value at January 31, 1998 and 1997.

     Foreign Currency

The Company enters into forward exchange contracts to hedge foreign currency transactions and not to engage in currency speculation. The Company's forward exchange contracts do not subject the Company to risk from exchange rate movements because gains and losses on such contracts offset losses and gains, respectively, on the assets, liabilities or transactions being hedged. The forward exchange contracts generally require the Company to exchange U.S. dollars for foreign currencies. If the counterparties to the exchange contracts do not fulfill their obligations to deliver the contracted currencies, the Company could be at risk for any currency related fluctuations. The Company limits exposure to foreign currency fluctuations in most of its purchase commitments through provisions that require vendor payments in U.S. dollars. As of January 31, 1998, there were no forward exchange contracts outstanding.

     Earnings Per Share

In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods presented have been restated in accordance with SFAS No. 128 requirements.

     Advertising Campaign Costs

The company records national advertising campaign costs as an expense upon the first showing of the related advertising and other advertising costs when incurred. Advertising expenses for the years ended January 31, 1998, 1997 and 1996 amounted to $3,461,357, $664,000, and $533,390 respectively.

     Recently Issued Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130 and No. 131 "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information," respectively, both of which are required to be adopted for fiscal years beginning after December 15, 1997. SFAS No. 130 will require the Company to report in its financial statements all non-owner related changes in equity for the periods being reported. SFAS No. 131 will require the Company to disclose revenues, earnings and other financial information pertaining to the business segments by which the Company is managed, as well as what factors management used to determine these segments. The Company is currently evaluating the effects SFAS No. 130 and No. 131 will have on its financial statements and related disclosures.

2.  Investment in Joint Venture

In September 1991, the Company entered into a joint venture agreement (the " Carousel Agreement") with Carousel Group, Inc. ("Carousel") to exploit certain technology relating to the production of footwear soles as well as other opportunities that may arise utilizing polyurethane technology. Carousel's rights under the Carousel Agreement were subsequently assigned to Urethane Technologies, Inc. ("Urethane"). The Company invested $1,000,000 as its capital contribution for a 50% interest to fund equipment acquisition and working capital requirements, while Carousel contributed its technical knowledge and capabilities relating to polyurethane products manufacturing processes. The investment had been accounted for under the equity method of accounting. The investment was fully reserved prior to Fiscal 1996 since the Company's recovery of its investment, if any, was indeterminable. The Company sold its share in the joint venture to Urethane during Fiscal 1997 and recorded a gain of $16,000.

3.  Factoring Agreement

On April 2, 1993, the Company entered into an accounts receivable factoring agreement to sell receivables generally without recourse. The agreement which under its original terms was to expire on November 30, 1998 (as amended; See
Note 12), provides the Company with the ability to borrow funds from the factor, limited to 85% of eligible accounts receivable and 50% of eligible finished goods inventory (to a maximum of $15 million in inventory) in which the factor has a security interest. The agreement provides for the opening of documentary letters of credit (up to a maximum of $2.5 million) to suppliers, on behalf of the Company. The factor reserves an amount equal to 43% of the full amount of each letter of credit to be opened against the Company's available borrowings. The total credit facility is limited to the lesser of (i) available borrowings as determined pursuant to the factor agreement or (ii) $20,000,000. Borrowings bear interest at the rate of three quarters of one percent (3/4%) over the existing prime rate (8 1/2% at January 31, 1998) established by the CoreStates Bank N.A. Factoring commissions on accounts receivable assigned to the factor are at a rate of .60%. The Company's assets are pledged as collateral. The unused portion of the credit lines at April 16, 1998 was approximately $11,500,000. See Note 12.

At  January  31,  1998  and  1997,   the  Company  had  $680,000  and  $648,000,
respectively, of outstanding letters of credit, and approximately $1,820,000 and $1,852,000, respectively, of available letters of credit.

Due from (to) factor is comprised as follows:

                                                             January 31,
                                                  -----------------------------
                                                      1998              1997
                                                  -----------------------------
Accounts receivable assigned ..............       $17,415,403       $ 8,179,473
Outstanding advances ......................        16,584,071         8,759,988
                                                  -----------------------------
Due from (to) factor ......................       $   831,332       $  (580,515)
                                                  =============================

Concentration of credit risk is limited due to the large number of customers to which the Company sells its products and the use of a factor to assign invoices for sales to its customers. See Note 12. The Company's five largest customers each accounted for between approximately 5.7% and 8.8% of the Company's net revenues in 1998 and between 7.1% and 8.6% in 1997.


4.   Stockholders' Equity

     Warrants

The following schedule represents warrants outstanding at January 31, 1998, 1997 and 1996:

                                                   Underwriter's    Class (A)    Class (B)     Class (C)         NRC       Other
                                                    Warrants(1)    Warrants(2)  Warrants(3)   Warrants(3)    Warrants(5) Warrants(6)
                                                     -------------------------------------------------------------------------------
Warrants outstanding at January 31, 1995  .......    1,023,821        54,397     1,475,000     1,475,000          --        75,000
Warrants issued .................................         --            --            --            --         700,000        --

Warrants exercised (1) ..........................      (32,609)         --            --            --            --          --
                                                     ------------------------------------------------------------------------------
Warrants outstanding at January 31, 1996  .......      991,212        54,397     1,475,000     1,475,000       700,000      75,000
Warrants exercised (1) ..........................     (174,009)         --            --            --            --
Adjustment of underwriter's warrants (4)  .......       40,329          --            --            --            --          --
                                                     ------------------------------------------------------------------------------
Warrants outstanding at January 31, 1997  .......      857,532        54,397     1,475,000     1,475,000       700,000      75,000
Warrants exercised (1) ..........................     (650,461)         --      (1,431,100)      (21,000)         --       (50,000)
Warrants expired or cancelled ...................         --         (54,397)      (43,900)         --            --       (25,000)
                                                     ------------------------------------------------------------------------------
Warrants outstanding at January 31, 1998 (7) ....      207,071          --            --       1,454,000       700,000        --
                                                     ==============================================================================

(1) Underwriter's warrants consist of 231,325 units at an exercise price of $3.19 per unit entitling the holder to one share of common stock, one Class B warrant and one Class C warrant. The shares reserved represent the number of shares issuable upon the exercise of the underwriter warrants and the attached Class B and C warrants. During the year ended January 31, 1998, 162,301 units (representing a total of 486,904 shares of common stock) were exercised aggregating $1,975,510. In connection with the October 1994 private placement, the Company issued additional warrants to purchase 370,175 shares at an exercise price of $1.15 per share, of which 163,557, 174,009 and 32,609 were exercised during the years ended January 31, 1998, 1997 and 1996 respectively.

(2) From July 1, through December 31, 1990, the Company made an IPO warrant exercise solicitation whereby holders of 54,397 of the Company's IPO warrants who exercised their IPO warrants received new warrants (the "Class A Warrants"). The Class A warrants expired during July 1997.

(3) In connection with a secondary offering, the Company issued 1,475,000 shares of common stock, 1,475,000 class B redeemable warrants and 1,475,000 class C redeemable warrants to each registered holder. Each Class B warrant entitled the holder thereof to purchase one share of common stock at a price of $4.00 and each Class C warrant entitles the holder thereof to purchase one share of common stock at a price of $5.00. These warrants expired on February 23, 1998. The Company redeemed 1,431,000 Class B warrants and upon their exercise realized $5,686,557 net of expenses during the fiscal year ended January 31, 1998.The remaining 43,900 warrants were not exercised and were canceled. During the year ended January 31, 1998, 21,000 Class C Warrants were exercised aggregating $105,000.

(4) Pursuant to the warrant agreement, as a result of the issuance of additional shares and their dilutive effect, the Company's underwriters are entitled to exercise additional units. The exercise prices of the existing underwriter warrants have been adjusted.

(5) On February 1, 1995, in consideration of loans extended to the Company, NRC was granted warrants to acquire up to 700,000 shares of Company common stock at an exercise price of $1.24 per share. The warrants expire five years from their date of grant.

(6) The number of shares of stock purchasable upon the exercise of the warrant is 75,000 of which 50,000 shares were vested and exercisable to date. The exercise price was $1.50. The vested warrants were exercised during the year ended January 31, 1998 and the unvested portion expired on November 28, 1997.

(7)  See Note 12.


     Stock Options


The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Effects of applying SFAS 123 for providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years (e.g. the first year reflects expense for only one year's vesting, while the second year reflects expense for two years' vesting).

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                    January 31,
                                     ------------------------------------------
                                       1998             1997            1996
                                     ------------------------------------------

Expected Volatility...............   .759-.812       .770-.904       .525-.875
Expected Dividend Yield...........       0%               0%             0%
Expected Life (Term)..............    1-3 years       2-5 years       2-3 years
Risk-Free Interest Rate...........   5.25-6.61%     5.70%-6.25%      5.30%-6.85%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the option is amortized to expense over the option's vesting period. The Company's pro forma information follows:

                                                     January 31,
                                       --------------------------------------
                                          1998          1997          1996
                                       --------------------------------------
Pro forma net income ...............   $3,601,763    $  922,804    $  698,780

Pro forma earnings per share:
     Basic .........................   $      .32    $      .10    $      .08

     Diluted .......................   $      .29    $      .10    $      .08

The weighted-average fair value of options granted (at their grant date) during the years ended January 31, 1998, 1997 and 1996 was $2.20, $.64 and $.37,
respectively.

In 1989, the Company's Board of Directors adopted, and its stockholders approved, the Company's 1989 Stock Option Plan (the "1989 Plan"). The 1989 Plan, as amended in 1990, provides for the granting of incentive stock options ("ISO's") and limited stock appreciation rights ("Limited Rights"), covering up to 222,222 shares of common stock. The 1989 Plan terminates on August 1, 1999.

Under the 1989 Plan, ISO's are to be granted at not less than the market price of the Company's common stock on the date of the grant. Stock options not covered by the ISO provisions of the 1989 Plan ("Non-Qualifying Stock Options" or "NQSO's") may be granted at prices determined by the Board of Directors. Under the 1989 Plan 126,800, 149,300 and 179,300 of ISO's as of January 31, 1998, 1997 and 1996, respectively, were outstanding.

On September 4, 1997, the Company's shareholders approved the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan authorizes the granting of common stock options to purchase up to 3,500,000 shares of Company common stock. All employees, directors, independent agents, consultants and attorneys of the Company, including those of the Company's subsidiaries, are eligible to be granted NQSO's under the 1997 Plan. ISO's may be granted only to employees of the Company or any subsidiary of the Company. The 1997 Plan terminates in 2007. Under the 1997 Plan, as of January 31, 1998, ISO's covering 165,000 shares of common stock and NQSO's covering 462,000 shares of common stock, were outstanding.

Additionally, at January 31, 1998, 1997 and 1996, NQSO's covering 3,298,500, 4,066,311 and 2,866,311 shares of common stock, respectively, were outstanding, which are not part of either the 1989 or 1997 Plans.

The options granted under the 1989 and 1997 Plans expire between five and ten years from the date of grant or at the termination of either Plan, whichever comes first.

On January 15, 1998, the Company granted 400,000 NQSO's at an exercise price of $5.00 per share, to its Chief Executive Officer and simultaneously cancelled 400,000 NQSO's with an exercise price of $5.00 that were to expire February 23, 1998. On March 15, 1995, the Company granted 400,000 NQSO's at an exercise price of $1.16 per share, to its Chief Executive Officer, in connection with the renewal of an employment agreement.

On September 4, 1997, the Company granted its Executive Vice President, Chief Operating Officer 100,000 ISO's at an exercise price of $5.50 per share and simultaneously cancelled 41,700 NQSO's at an exercise price of $3.00 that were to expire April 15, 1998. On April 1, 1995, the Company granted 200,000 NQSO's at an exercise price of $1.16 per share, to its Executive Vice President, Chief Operating Officer, in connection with an employment agreement.

A summary of the Company's stock option activity, and related information for the years ended 1998, 1997 and 1996 follows:

                                                                Weighted-Average
                                                     Shares      Exercise Price
                                                   --------------------------
Outstanding January 31, 1995 .................     1,427,667         $3.34
Granted ......................................     1,710,000         $1.36
Canceled .....................................       (92,056)        $2.69
                                                   ---------
Outstanding January 31, 1996 .................     3,045,611         $2.25
Granted ......................................     1,250,000         $2.17
Canceled .....................................       (80,000)        $2.63
                                                   ---------
Outstanding January 31, 1997 .................     4,215,611         $2.23
Granted ......................................     1,002,500         $5.48
Canceled .....................................      (517,922)        $4.55
Exercised ....................................      (647,889)        $2.33
                                                   ---------
Outstanding January 31, 1998 .................     4,052,300         $2.72
                                                   ---------

At January 31, 1998, 1997 and 1996, exercisable stock options totaled 3,456,967, 3,702,611 and 2,782,611 and had weighted average exercise prices of $2.43, $2.25 and $2.30, respectively.

Options outstanding and exercisable at January 31, 1998 were as follows:

                            Options Outstanding                                        Options Exercisable
---------------------------------------------------------------------------------   ---------------------------
                                                   Weighted          Weighted                       Weighted
          Range of                  Number     Average Remaining      Average         Number         Average
       Exercise Prices            Outstanding  Contractual Life    Exercise Price   Exercisable  Exercise Price
---------------------------------------------------------------------------------   ---------------------------
$1.15-1.50.................       1,188,000           2.0              $1.28         1,188,000         $1.28
$1.51-2.50.................       1,535,000           3.3              $2.04         1,260,000         $2.04
$2.51-3.50.................         316,800           2.0              $2.63           316,800         $2.63
$3.51-5.00.................         605,500           4.7              $4.78           531,500         $4.82
$5.01-12.00................         407,000           4.5              $6.51           160,667         $5.66
---------------------------------------------------------------------------------   ------------------------
                                  4,052,300           3.2              $2.72         3,456,967         $2.43
=================================================================================  =========================


At January 31, 1998, common shares reserved for issuance on exercise of stock options and warrants consisted of:

Stock Options ...........................................              4,052,300
Underwriters' Warrants ..................................                207,071
Class C Warrants ........................................              1,454,000
NRC Warrants ............................................                700,000
                                                                        --------
                                                                       6,413,371
                                                                        ========

5.  Earnings Per Share


The following is a reconciliation of the numerator and denominators of the basic and diluted EPS computations and other related disclosures required by SFAS No. 128:

                                                                    January 31,
                                                     ---------------------------------------
                                                         1998          1997          1996
                                                     ---------------------------------------
Numerator:

Numerator for basic and diluted earnings per share   $ 4,535,926   $ 1,145,315   $ 1,053,956
                                                     =======================================

Denominator:

Denominator for basic earnings per share              11,375,374     9,142,598     8,725,888

Effect of dilutive securities                          2,412,762     1,008,902       700,746
                                                     ---------------------------------------

Denominator for diluted earnings per share            13,788,136    10,151,500     9,426,634
                                                     =======================================

Basic earnings per share                             $       .40   $       .13   $       .12
                                                     =======================================

Diluted earnings per share                           $       .33   $       .11   $       .11
                                                     =======================================

Outstanding options and warrants to purchase 231,400, 5,080,300, and 4,712,000 shares of common stock for 1998, 1997 and 1996, respectively, at exercise prices exceeding the average market price of the common stock were not included in the computation of diluted earnings per share as the effect would have been anti-dilutive.

The Company has granted 75,000 stock options to a related party, which vest based upon the achievement of certain targeted criteria. These shares have not been included in the computation of diluted earnings per share as the targeted criteria has not been met and the exercise price exceeded the market price and, therefore, the effect would have been antidilutive.

6. Commitments and Contingencies

The Company is party to certain litigation incurred in the normal course of business. While any litigation has an element of uncertainty, the Company believes that the final outcome of any of these matters will not have a material adverse effect on the Company's financial position or future liquidity.

Effective June 17, 1997, the Company is operating under an exclusive amended licensing agreement which enables the Company to sell footwear in North America and certain foreign territories bearing the BONGO trademark. At January 31, 1998, the Company was obligated to pay minimum royalties of $3,780,000 through January 2002.

7.  Related Party Transactions

The Company has a Service Allocation Agreement (the "Agreement") with New Retail Concepts, Inc. ("NRC"), a significant shareholder of the Company and whose principal shareholder is the Company's President. Pursuant to the Agreement the Company provides NRC with business services for which NRC is charged an allocation of the Company's expenses, including employees' salaries associated with such services. Pursuant to such Agreement, NRC paid the Company approximately $50,000 during each of the years ended January 31, 1998, 1997, and 1996, respectively. This Agreement terminates upon consummation of the Merger referred to in Note 12.

The Company also granted a total of 700,000 warrants to purchase shares of the Company's Stock (contractually valued at $6,500), at an exercise price of $1.24 per share, to NRC for loans made to the Company during fiscal 1996. As collateral for such loans, the Company granted to NRC a security interest in all of the assets of the Company and its subsidiaries, subject to a first lien on such assets in favor of the Company's factor, as defined. All loans made to the Company were fully satisfied during fiscal 1996.

On April 3, 1996, the Company entered into an agreement with Redwood (a principal buying agent of footwear products) to satisfy in full certain trade payables (the "Payables") amounting to $1,680,000. Under the terms of the Vendor Agreement, the Company has; (i) issued 1,050,000 shares of the Company's Common Stock; (ii) issued an option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $1.75 which was immediately exercisable and has a five year life; and (iii) made a cash payment of $50,000. The Company purchased approximately $48 million, $24 million, and $12 million in 1998, 1997, and 1996, respectively, of footwear products through Redwood. At January 31, 1998, the Company had approximately $21 million of open purchase commitments with Redwood.

8.  Leases

Future net minimum lease payments under noncancelable operating lease agreements as of January 31, 1998 are as follows:

1999...................................            $  572,000
2000...................................               575,000
2001...................................               322,000
2002...................................               266,000
2003...................................               247,000
Thereafter.............................               452,000
                                                   ----------
Totals.................................            $2,434,000
                                                   ==========

Rent expense was approximately $337,000, $276,000 and $236,000 for the years ended January 31, 1998, 1997 and 1996, respectively.

9.  Benefit and Incentive Compensation Plans and Other

The Company sponsors a 401(k) Savings Plan (the "Savings Plan") which covers all eligible full-time employees. Participants may elect to make pretax contributions subject to applicable limits. At its discretion, the Company may contribute additional amounts to the Savings Plan. The Company made contributions of $80,000 and $62,000 to the Savings Plan for the years ended January 31, 1998 and 1997, respectively.

The Company has certain incentive compensation arrangements with each of its Chief Executive Officer and its Chief Operating Officer pursuant to their employment agreements. The incentive compensation aggregates 6.5% of pre-tax earnings, as defined.

Included in accounts payable and accrued expenses are trade payables of $3,097,815 in 1998 and $3,049,067 in 1997, accrued chargebacks of $1,282,000 in
1998 and  $350,000  in 1997,  and  $372,000 of accrued  bonuses and  $728,000 of accrued royalties in 1998.

10.  Income Taxes

At January 31, 1998, the Company has net operating losses of approximately $5,500,000 for income tax purposes, which expire in the years 2008 through 2010. Due to the issuance of common stock on February 23, 1993, an "ownership change," as defined in Section 382 of the Internal Revenue Code, occurred. Section 382 restricts the use of the Company's net operating loss carryforwards incurred prior to the ownership change to $275,000 per year. Approximately $4,600,000 of the operating loss carryforwards are subject to this restriction and, accordingly, no accounting recognition has been given to approximately $1.8 million of such losses since present restrictions preclude their utilization.

After the date of the pre quasi reorganization the tax benefits of net operating loss carryforwards incurred prior to the reorganization, have been treated for financial statement purposes as direct additions to additional paid-in capital. For the years ended January 31, 1998 and 1997, the Company utilized $149,000 and $158,000, respectively, of pre-quasi reorganization net operating loss carryforwards. The related tax benefits of $56,500 and $60,000, at January 31, 1998 and 1997 respectively, have been recognized as increases to additional paid-in capital. Additionally, as of January 31, 1998 and 1997, the Company reduced its valuation allowance for deferred tax assets by $2,392,000 and $1,083,000, respectively, increasing paid-in capital by $1,045,000 and $200,000 and benefiting the income tax provision by $1,347,000 and $1,100,000, respectively. The Company believes it is more than likely than not that the operations will generate sufficient taxable income to realize such assets.

The income tax provision (benefit) for Federal and state income taxes in the consolidated statements of income consists of the following:

                                                     January 31,
                                    --------------------------------------------
                                        1998            1997             1996
                                    --------------------------------------------
Current:
Federal .......................     $   103,000     $      --        $    33,000
State .........................         101,000          30,000           27,310
                                    --------------------------------------------
Total current .................         204,000          30,000           60,310
                                    --------------------------------------------

Deferred:
Federal .......................         738,000        (876,000)            --
State .........................         255,000        (164,000)         103,000
                                    --------------------------------------------
Total deferred ................         993,000      (1,040,000)         103,000
                                    --------------------------------------------

Total provision (benefit) .....     $ 1,197,000     $(1,010,000)     $   163,310
                                    ============================================

The following summary reconciles income tax provision at the Federal statutory rate with the actual provision (benefit):

                                                                       January 31,
                                                       -----------------------------------------
                                                           1998           1997           1996
                                                       -----------------------------------------

Income taxes at statutory rate .....................   $ 1,949,000    $    46,000    $   412,000
Non-deductible amortization ........................       122,000         97,000           --
Utilization of net operating losses ................          --          (60,000)      (300,000)
Change in valuation allowance of deferred tax assets    (1,347,000)    (1,100,000)          --
Alternative minimum taxes ..........................          --             --           33,000
State provision, net of federal income tax benefit .       235,000         20,000         18,310
Adjustment for estimate of prior year taxes ........       216,000
Other ..............................................        22,000        (13,000)          --
                                                       -----------------------------------------
Total income tax provision (benefit) ...............   $ 1,197,000    $(1,010,000)   $   163,310
                                                       =========================================

The significant components of net deferred tax assets of the Company consist of the following:

                                                                      January 31,
                                                       -----------------------------------------
                                                           1998           1997           1996
                                                       -----------------------------------------
Accrued bonus.......................................   $   169,200    $      --     $       --
Compensation expense................................        56,600         42,900           --
Alternative minimum taxes...........................       102,500           --             --
Inventory valuation.................................       411,900        118,000        226,000
Net operating loss carryforwards....................     1,409,000      3,437,000      3,100,000
Other-net...........................................        94,700         94,100        149,000
                                                       -----------------------------------------
Total net deferred tax assets.......................     2,243,900      3,692,000      3,475,000
Valuation allowance.................................          --      (2,392,000)    (3,475,000)
                                                       -----------------------------------------
Total deferred tax assets...........................   $ 2,243,900    $ 1,300,000   $       --
                                                       =========================================

11.  Quarterly Financial Data (Unaudited)

                                                1st Quarter     2nd Quarter     3rd Quarter     4th Quarter
                                                --------------------------------------------------------------
Fiscal 1998:

Net revenues                                     $16,861,264     $29,725,989     $23,780,001     $22,609,162
Gross profit                                       5,087,136       6,638,038       6,107,371       6,344,645
Operating income                                   1,671,374       2,373,451       1,618,747       1,296,965
Net income                                           823,338       2,194,940(b)      808,504         709,144(a)
Diluted earnings per share                               .06             .17             .06             .05

Weighted average number of common shares
    Outstanding - diluted                         12,730,331      13,150,181      14,453,665      14,690,992

     (a) Includes tax benefit of $447,000 resulting from a change in the valuation allowance for net deferred tax assets.

     (b) Includes tax benefit of $900,000 resulting from a change in the valuation allowance for net deferred tax assets.

The first three quarters of fiscal 1998 have been restated to comply with the requirements of SFAS 128.

12. Subsequent Events

Subsequent to year-end through February 23, 1998, substantially all of the Company's outstanding Class C warrants ("Warrants") were exercised and the Company received aggregate proceeds of $7,157,025 from the exercise of such warrants. The proceeds were used to repay short-term borrowings. Each Warrant entitled the holder thereof to purchase one share of Common Stock at an exercise price of $5.00 on that date, at which time the right to exercise such Warrant terminated. In addition, subsequent to January 31, 1998, the Company received proceeds of $1,041,867, in connection with the issuance of common stock relating to the exercise of outstanding stock options and certain underwriter's warrants.

The Company is currently negotiating a new revolving credit and factoring arrangement with prospective lenders. The Company anticipates that the replacement credit facility will be in place shortly with terms and conditions that will be more favorable than its current financial arrangement with its factor. Accordingly, the Company has notified its factor of its intention to terminate its factoring agreement and is currently operating on a month to month basis. The Company has reserved its right to terminate the agreement at will, if necessary, without any penalties or fee upon termination.

The Company and NRC have executed a Merger Agreement dated April 6, 1998, (the "Merger Agreement") which provides that NRC will be merged with and into the Company (the "Merger"), and the Company will be the surviving corporation. At the effective date of the Merger (the "Effective Date"), each issued and outstanding share of NRC common stock $.01 par value (the "NRC Common Stock"), and each issued and outstanding option to purchase shares of NRC Common Stock immediately prior to the Effective Date will be converted, respectively, into
0.405 shares of common stock and options of the Company (the "Common Stock").

The completion of the Merger is subject to a number of conditions, including among other things, the approval of the stockholders of both the Company and NRC and the registration of the Common Stock to be issued to the holders of NRC pursuant to the Merger under the Securities Act of 1933, as amended. No assurance can be given that the Company and NRC will be able to successfully obtain the requisite stockholder approval or that the Company will otherwise be able to consummate the Merger.

At April 6, 1998 there were 5,693,639 shares of NRC Common Stock issued and outstanding and options to purchase 1,635,000 shares of NRC Common Stock. NRC currently owns 1,227,696 shares of Common Stock and has options and warrants to purchase an additional 800,000 shares of Common Stock of the Company, all of which will be extinguished upon consummation of the Merger.

Candie's, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

                                                              April 30,     January 31,
                                                                1998           1998
                                                            -----------     -----------
                                                            (Unaudited)       (Note)
                                                         (000's omitted, except share data)
Assets

Current Assets
      Cash ...............................................    $    19        $   367
      Accounts receivable, net ...........................      4,998          2,805
      Inventories ........................................      7,595         16,179
      Due from factor ....................................     13,454            831
      Deferred income taxes ..............................        653            801
      Prepaid advertising and marketing ..................      2,945          1,821
      Other current assets ...............................        496            604
                                                              -------        -------
Total Current Assets .....................................     30,160         23,408



Property and equipment, at cost:
      Furniture, fixtures and equipment ..................      2,000          1,810
      Less: Accumulated depreciation and amortization ....      1,056            959
                                                              -------        -------
                                                                  944            851
Other assets:
      Deferred income taxes ..............................      1,443          1,443
      Intangibles ........................................      4,770          4,860
      Other ..............................................        722            319
                                                              -------        -------
                                                                6,935          6,622
                                                              -------        -------

Total Assets .............................................    $38,039        $30,881
                                                              =======        =======


Liabilities and Stockholders' Equity

Current Liabilities:
      Accounts payable and accrued expenses ..............    $ 3,763        $ 6,139
                                                              -------        -------
Total Current Liabilities ................................      3,763          6,139

Long-term liabilities ....................................         60             61

Stockholders' Equity
      Preferred stock, $.01 par value
                --authorized 5,000,000 shares;
                  none issued and outstanding
      Common stock, $.001 par value
                --authorized 30,000,000 shares;
                  issued and outstanding:
                  14,170,364 and 12,425,014 shares .......         14             12
Additional paid-in capital ...............................     31,930         23,453
Retained earnings* .......................................      2,272          1,216
                                                              -------        -------
                                                               34,216         24,681
                                                              -------        -------
Total Liabilities and Stockholders' Equity ...............    $38,039        $30,881
                                                              =======        =======


*    Accumulated since February 28, 1993, deficit eliminated of $27,696

Note: The balance sheet at January 31, 1998 has been derived from the audited financial statements at that date.

See notes to condensed consolidated financial statements.

Candie's, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Unaudited)

                                                               Three Months Ended
                                                             ---------------------
                                                             April 30,   April 30,
                                                               1998        1997
                                                             ---------   ---------
                                                        (000's omitted, except per share data)

Net revenues .............................................    $25,693    $16,861
Cost of goods sold .......................................     18,295     11,774
                                                              -------    -------

Gross profit .............................................      7,398      5,087
Selling, general and administrative expenses .............      5,368      3,416
                                                              -------    -------

Operating income .........................................      2,030      1,671

Other expenses:
                Interest expense - net ...................        274        275
                Other - net ..............................       --           68
                                                              -------    -------
                                                                  274        343
                                                              -------    -------

Income before income taxes ...............................      1,756      1,328
Income taxes .............................................        700        505
                                                              -------    -------
Net income ...............................................    $ 1,056    $   823
                                                              =======    =======


Earnings per common share:
                    Basic ................................    $   .08    $   .08
                                                              =======    =======
                    Diluted ..............................    $   .07    $   .06
                                                              =======    =======

Weighted average number of common shares outstanding:
                    Basic ................................     13,656      9,975
                                                              =======    =======
                    Diluted ..............................     16,015     12,730
                                                              =======    =======



See notes to condensed consolidated financial statements.

Candie's, Inc. and Subsidiaries

Condensed Consolidated Statement of Stockholders' Equity
(Unaudited)

Three Months Ended April 30, 1998
(000's omitted)

                                                                                               Additional
                                                                         Common Stock            Paid-In      Retained
                                                                      Shares        Amount       Capital      Earnings        Total
                                                                     --------      --------      -------      --------       -------

Balance at January 31, 1998 ..................................        12,425       $    12       $23,453       $ 1,216       $24,681

   Exercise of stock options and warrants ....................         1,729             2         8,197          --           8,199

    Issuance of common stock to retirement plan ..............            16          --              78          --              78

    Tax benefit from exercise of stock options ...............          --            --             202          --             202

   Net income ................................................          --            --            --           1,056         1,056
                                                                     -------       -------       -------       -------       -------

Balance at April 30, 1998 ....................................        14,170       $    14       $31,930       $ 2,272       $34,216
                                                                     =======       =======       =======       =======       =======



See notes to condensed consolidated financial statements.

Candie's, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows
(Unaudited)

                                                                                                           Three Months Ended
                                                                                                     ------------------------------
                                                                                                     April 30,        April 30,
                                                                                                       1998             1997
                                                                                                     ------------------------------
                                                                                                             (000's omitted)
OPERATING ACTIVITIES:
Net income .............................................................................             $  1,056              $    823
Items in net income not affecting cash:
      Depreciation and amortization ....................................................                  193                   129
      Changes in operating assets and liabilities:
           Accounts receivable .........................................................               (2,193)                  (83)
           Inventories .................................................................                8,584                  (622)
           Prepaid advertising and marketing ...........................................               (1,016)                 (390)
           Other assets ................................................................                  (59)                   (4)
           Accounts payable and accrued expenses .......................................               (2,376)                2,217
           Due to/from factor ..........................................................              (12,623)               (3,545)
           Long-term liabilities .......................................................                   (1)                   (3)
                                                                                                     ------------------------------
Net cash used in operating activities ..................................................               (8,435)               (1,478)
                                                                                                     ------------------------------


INVESTING ACTIVITIES:
      Purchases of property and equipment ..............................................                 (190)                   (3)
                                                                                                     ------------------------------

Net cash used in investing activities ..................................................                 (190)                   (3)
                                                                                                     ------------------------------


FINANCING ACTIVITIES:
      Proceeds from exercise of stock options and warrants .............................                8,277                 1,289
                                                                                                     ------------------------------

Net cash provided by financing activities ..............................................                8,277                 1,289
                                                                                                     ------------------------------


DECREASE IN CASH .......................................................................                 (348)                 (192)
Cash at beginning of period ............................................................                  367                   389
                                                                                                     ------------------------------

Cash at end of period ..................................................................             $     19              $    197
                                                                                                     ==============================



See notes to condensed consolidated financial statements.

Candie's, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)

April 30, 1998


NOTE A -- BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended January 31, 1998.

Operating results for the three month period ended April 30, 1998 are not necessarily indicative of the results that may be expected for a full fiscal year.

NOTE B -- PROPOSED MERGER

The Company began to license the use of the CANDIE'S(R) trademark from New Retail Concepts, Inc. ("NRC") in June 1991 and in March 1993 purchased ownership of the CANDIE'S(R) trademark from NRC together with certain pre-existing licenses of NRC. NRC is a publicly traded company engaged primarily in the licensing and sublicensing of fashion trademarks and a significant shareholder of the Company. NRC's principal shareholder is also the Company's President and Chief Executive Officer.

The Company and NRC have executed a Merger Agreement dated April 6, 1998, (the "Merger Agreement") which provides that NRC will be merged with and into the Company (the "Merger"), and the Company will be the surviving corporation. At the effective date of the Merger (the "Effective Date"), each issued and outstanding share of NRC common stock $.01 par value (the "NRC Common Stock"), and each issued and outstanding option to purchase shares of NRC Common Stock immediately prior to the Effective Date will be converted, respectively, into
0.405 shares of common stock, $.001 par value of the Company (the "Common Stock"), and options to purchase 0.405 shares of Common Stock respectively.

The completion of the Merger is subject to a number of conditions, including among other things, the approval of the stockholders of both the Company and NRC and the registration of the Common Stock to be issued to the holders of NRC pursuant to the Merger under the Securities Act of 1933, as amended. No assurance can be given that the Company and NRC will be able to successfully obtain the requisite stockholder approval or that the Company will otherwise be able to consummate the Merger.

At April 6, 1998, there were 5,693,639 shares of NRC Common Stock issued and outstanding and options to purchase 1,635,000 shares of NRC Common Stock outstanding. NRC currently owns 1,227,696 shares of Common Stock and has options and warrants to purchase an additional 800,000 shares of Common Stock, all of which will be extinguished upon consummation of the Merger.

Candie's, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited) - Continued


NOTE C -- EARNINGS PER SHARE

In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of option, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Earnings per share amounts and weighted average shares for April 1997 have been restated in accordance with the SFAS No. 128 requirements.

The following is a reconciliation of the numerator and denominators of the basic and diluted EPS computations and other related disclosures required by SFAS No. 128:

                                                                   April 30,
                                                             -------------------
                                                               1998        1997
                                                             -------------------
                                                               (000's omitted)
Numerator:
Numerator for basic and diluted earnings per share .....     $ 1,056     $   823
                                                             ===================

Denominator:
Denominator for basic earnings per share ...............      13,656       9,975
Effect of dilutive securities ..........................       2,359       2,755
                                                             -------------------
Denominator for diluted earnings per share .............      16,015      12,730
                                                             ===================
Basic earnings per share ...............................     $   .08     $   .08
                                                             ===================
Diluted earnings per share .............................     $   .07     $   .06
                                                             ===================

Outstanding options in 1998 and outstanding options of warrants in 1997 to purchase 80,000 and 277,000 shares of common stock, respectively, at exercise prices exceeding the average market price of the common stock were not included in the computation of diluted earnings per share as the effect would have been anti-dilutive.

NOTE D -- SUBSEQUENT EVENT -FINANCING AGREEMENTS

On May 27, 1998, the Company entered into a three year $35 million revolving credit facility (the "Facility"). Under certain conditions, including the addition of a second lender, the Facility may increase to a maximum of $50 million. Borrowings under the Facility currently bear interest at 1.75% below the prime rate (8 1/2% at May 27, 1998) and also the Company has the option to borrow at either LIBOR plus 1.25% or the banker's acceptance rate plus 1%. These rates are fixed and subject to an increase or decrease based on certain conditions beginning in November 1998. The Company will pay a commitment fee of 1/4% on the unused portion of the Facility.

Borrowings under the Facility are formula based and available up to the maximum amount of the Facility. The facility also contains certain financial covenants including, minimum tangible net worth, certain specified ratios and other limitations as defined. The Company has granted the lender a security interest in substantially all of its assets.

Simultaneously with the above, the Company entered into a new factoring agreement whereby the Company has the option to sell any or all of its accounts receivable to the lender, principally without recourse, subject to maximum credit limits established by the lender for individual accounts. Receivables not sold to the lender or in excess of such maximum credit limits are subject to recourse.

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
   New Retail Concepts, Inc.

We have audited the accompanying balance sheet of New Retail Concepts, Inc. as of March 31, 1998 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of CANDIE'S, Inc. for the year ended January 31, 1998, in which the Company has an investment which is accounted for under the equity method of accounting. The investment in CANDIE'S, Inc. represents 72% of the total assets of the Company as of March 31, 1998, and the equity in its earnings represents 43% and 15% of total revenues in 1998 and 1997, respectively. These statements were audited by other auditors whose report thereon has been furnished to us and our opinion expressed herein, insofar as it relates to such amounts included for CANDIE'S, Inc., is based solely upon the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of New Retail Concepts, Inc. as of March 31, 1998 and the results of its operations and its cash flows for each of the two years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

New York, New York
May 22, 1998 (except for Notes A
     and G, as to which the date is
     June 2, 1998)

                            New Retail Concepts, Inc.

                                  BALANCE SHEET

                                 March 31, 1998


                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                        $   187,827
   Accounts receivable                                                   44,755
   Note receivable - NES                                                174,336
   Other current assets                                                  13,277
                                                                    -----------
           Total current assets                                         420,195

FIXED ASSETS - AT COST
   Furniture and equipment                                              101,657
   Less accumulated depreciation                                       (101,657)
                                                                    -----------

INVESTMENT IN CANDIE'S, INC                                           1,977,691

NOTES RECEIVABLE - NES                                                  330,456
                                                                    -----------
                                                                      2,308,147
                                                                    -----------
                                                                    $ 2,728,342
                                                                    ===========


The accompanying notes are an integral part of this statement.

                            New Retail Concepts, Inc.

                                  BALANCE SHEET

                                 March 31, 1998


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable - trade                                         $    10,000
   Accrued bonuses                                                      600,000
   Accrued professional fees                                            100,000
   Accrued expenses and other current liabilities                        21,458
                                                                    -----------
           Total current liabilities                                    731,458

DEFERRED INCOME TAXES                                                   100,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock - par value $.01; authorized,
      1,000,000 shares, no shares issued
   Common stock - par value $.01, authorized,
      25,000,000 shares; issued 6,423,498 shares                         64,235
   Additional paid-in capital                                         3,603,766
   Accumulated deficit                                               (1,349,145)
                                                                    -----------
                                                                      2,318,856
   Less
      Common stock in treasury at cost;
         729,854 shares                                                 421,972
                                                                    -----------
                                                                      1,896,884
                                                                    -----------
                                                                    $ 2,728,342
                                                                    ===========


The accompanying notes are an integral part of this statement.

                            New Retail Concepts, Inc.

                            STATEMENTS OF OPERATIONS

                              Year ended March 31,


                                                         1998            1997
                                                     -----------     -----------

License and marketing fees                           $   385,266     $   677,842
                                                     -----------     -----------
Costs and expenses
  Selling, general and administrative                  1,386,063         645,166
  Interest expense                                                        16,856
                                                     -----------     -----------
                                                       1,386,063         662,022
                                                     -----------     -----------
        Operating (loss) income                       (1,000,797)         15,820
                                                     -----------     -----------

Other income
  Equity in earnings of affiliate                        380,609         146,008
  Interest income                                         42,180          60,849
  Gain on sale of securities                              18,366          40,410
  Other, net                                              52,064          75,795
                                                     -----------     -----------
                                                         493,219         323,062
                                                     -----------     -----------
        (Loss) income before provision for
          income taxes                                  (507,578)        338,882

Provision for income taxes                                 5,429           5,102
                                                     -----------     -----------
        NET (LOSS) INCOME                            $  (513,007)    $   333,780
                                                     ===========     ===========

Net (loss) income per share of common stock
   Basic                                             $      (.09)    $       .06
                                                     ===========     ===========

   Diluted                                           $      (.09)    $       .05
                                                     ===========     ===========

Weighted average number of shares outstanding
   Basic                                               5,686,235       5,768,860
                                                     ===========     ===========

   Diluted                                             5,686,235       6,183,489
                                                     ===========     ===========


The accompanying notes are an integral part of these statements.

                            New Retail Concepts, Inc.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                       Years ended March 31, 1998 and 1997

                                            Common stock          Additional                      Treasury stock
                                     -------------------------     paid-in     Accumulated   ------------------------
                                        Shares        Amount       capital       deficit       Shares        Amount        Total
                                     -----------   -----------   -----------   -----------   -----------  -----------   -----------
Balance at March 31, 1996              6,603,498       $66,035    $3,561,734   $(1,169,918)      736,454    $(354,509)   $2,103,342

Purchase of treasury stock                                                                       205,900      (99,489)      (99,489)
Cancellation of treasury stock          (280,000)       (2,800)     (107,200)                   (280,000)     110,000
Net income                                                                         333,780                                  333,780
                                     -----------   -----------   -----------   -----------   -----------  -----------   -----------

Balance at March 31, 1997              6,323,498        63,235     3,454,534      (836,138)      662,354     (343,998)    2,337,633

Purchase of treasury stock                                                                        67,500      (77,974)      (77,974)
Exercise of stock options                100,000         1,000        14,000                                                 15,000
Stock-based compensation                                              84,491                                                 84,491
Stock options issued to                                               50,741                                                 50,741
consultants
Net loss                                                                          (513,007)                                (513,007)
                                     -----------   -----------   -----------   -----------   -----------  -----------   -----------


Balance at March 31, 1998              6,423,498       $64,235    $3,603,766   $(1,349,145)      729,854    $(421,972)   $1,896,884
                                     ===========   ===========   ===========   ===========   ===========  ===========   ===========


The accompanying notes are an integral part of this statement.

                            New Retail Concepts, Inc.

                            STATEMENTS OF CASH FLOWS

                                    March 31,

                                                                 1998         1997
                                                              ---------    ---------
Cash flows from operating activities
   Net (loss) income                                          $(513,007)   $ 333,780
                                                              ---------    ---------
   Adjustments to reconcile net (loss) income to net cash
      (used in) provided by operating activities
        Stock-based compensation                                 84,491
        Stock options issued to consultants                      50,741
        Equity in income of affiliate                          (380,609)    (146,008)
        Changes in operating assets and liabilities
         (Increase) decrease
           Accounts receivable                                   67,271      (28,133)
           Other current assets                                  (3,919)      31,795
           Other assets                                                        3,000
         Increase (decrease)
           Accounts payable                                         508      (75,508)
           Accrued expenses and other current liabilities       608,842       27,977
           Income taxes payable                                     815        5,117
                                                              ---------    ---------
                                                                428,140     (181,760)
                                                              ---------    ---------
        Net cash (used in) provided by operating activities     (84,867)     152,020
                                                              ---------    ---------
Cash flows from investing activities
   Decrease in loan receivable - officer                         10,102      107,607
   Payments received on note receivable                         164,532      155,280
                                                              ---------    ---------
        Net cash provided by investing activities               174,634      262,887
                                                              ---------    ---------
Cash flows from financing activities
   Repayment of note payable                                   (300,000)    (100,000)
   Purchase of treasury stock                                   (77,974)     (99,489)
   Exercise of stock options                                     15,000
                                                              ---------    ---------
        Net cash used in financing activities                  (362,974)    (199,489)
                                                              ---------    ---------
        NET (DECREASE) INCREASE IN CASH AND
          CASH EQUIVALENTS                                     (273,207)     215,418

Cash and cash equivalents at beginning of year                  461,034      245,616
                                                              ---------    ---------
Cash and cash equivalents at end of year                      $ 187,827    $ 461,034
                                                              =========    =========
Supplemental disclosures of cash flow information:
   Cash paid during the year for
     Income taxes                                             $  11,000    $   2,220


The accompanying notes are an integral part of these statements.

                            New Retail Concepts, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 1998 and 1997


NOTE A - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

     New Retail Concepts, Inc. ("NRC" or the "Company") has historically been involved in the manufacture, distribution and sale of various fashion items and, more recently, in licensing and sublicensing of fashion trademarks. License and marketing fees relate to two license agreements calling for the payment of royalties to the Company for use of the No Excuses trademark.

     On April 6, 1998, the Company and CANDIE'S, Inc. ("CANDIE'S") entered into an Agreement and Plan of Merger, which was amended on May 14, 1998 and June 2, 1998 (the "Merger Agreement"). If the Merger Agreement is approved and the merger becomes effective, the Company will merge with and into CANDIE'S, and CANDIE'S will be the surviving corporation (the "Merger"). Subject to the terms and conditions of the Merger Agreement, at the effective time, each share of the Company's common stock, par value $.01 per share (the "Common Stock") will be converted into 0.405 shares of CANDIE'S common stock. In addition, each outstanding stock option of the Company which currently entitles the holder to purchase one share of Common Stock, as of the effective time of the Merger will be converted into a stock option to purchase 0.405 shares of CANDIE'S common stock.

     The Company has no full-time employees and two part-time employees who are the Chairman of the Board and President, and the Chief Financial Officer of the Company. (See Note E-2.)

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     1.   Fixed Assets

          Furniture and equipment are recorded at cost. Depreciation for furniture and equipment is provided by the straight-line method over the estimated useful lives of the assets.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE A (continued)

     2.   Use of Estimates

          In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.   Revenue Recognition

          The Company recognizes revenue over the terms of its licensing agreements.

     4.   Earnings Per Share

          Earnings per share is based on the weighted average number of shares outstanding during the period adjusted for the dilutive effect of common stock equivalents when applicable.

          In December 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." Basic earnings per share exclude dilution and are computed by dividing income available to common shareholders by the weighted-average common shares outstanding for the period. Diluted earnings per share reflect the weighted-average common shares outstanding plus the potential dilutive effect of securities or contracts which are convertible to common shares, such as options, warrants, and convertible preferred stock. See Note G, for stock options outstanding that were not included in the computation of diluted earnings per share because they had an antidilutive effect during the year ended March 31, 1998. SFAS No. 128 requires restatement of all prior periods' earnings per share data presented. The Company's financial statements reflect this adoption.

          The following is an analysis of the difference between basic and diluted weighted average number of shares outstanding:

                                                      Year ended March 31,
                                                   --------------------------
                                                      1998             1997
                                                   ---------        ---------
          Basic shares                             5,686,235        5,768,860
          Effect of dilutive securities                               414,629
                                                   ---------        ---------
          Diluted shares                           5,686,235        6,183,489
                                                   =========        =========

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE A (continued)

     5.   Cash and Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     6.   Reclassifications

          Certain amounts in the 1997 financial statements have been reclassified to conform to the 1998 presentation.

     7.   Fair Value of Financial Instruments and Concentrations

          The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable - trade and accrued expenses and other current liabilities approximate fair value, principally because of the short maturity of these items.

          The carrying amount of note receivable - NES approximates fair value as this note was discounted to its net present value. Although NES has made all scheduled payments on the note, it is reasonably possible that the Company may incur a loss on the NES note in the future. The carrying amount of notes payable approximates fair value due to the interest rate on the borrowings.

          Financial instruments that are exposed to concentration of risk primarily consist of the note receivable - NES and the Company's investment in CANDIE'S.

     8.   Future Effect of Recently Issued Accounting Pronouncements

          In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for the Company's fiscal year ending March 31, 1999. The statement addresses the reporting and displaying of comprehensive income and its components. Earnings per share will only be reported for net income and not for comprehensive income. Adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial statement disclosures.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE A (continued)

          In June 1997, the FASB also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for the Company's fiscal year ending March 31, 1999. The statement changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports. Adoption of SFAS No. 131 is not expected to have a material effect on the Company's financial statement disclosures.


NOTE B - INVESTMENT IN CANDIE'S, INC.

     At March 31, 1998, the Company owns 1,227,696 shares of restricted common stock of CANDIE'S, Inc. ("CANDIE'S"), a publicly-traded corporation, carried at $1,977,691, which is recorded on the equity method of accounting. Included in the carrying amount is approximately $516,000 of goodwill (net of amortization) which is being amortized over ten years. The quoted market value of 1,227,696 shares of CANDIE'S unrestricted common stock was $9,975,030 at March 31, 1998.

     In addition, the Company holds warrants to purchase 700,000 additional shares of such common stock at an initial price of $1.2375 per share and an option to purchase 100,000 additional shares at $1.15 per share. The options are exercisable at any time, in whole or in part, through October 6, 1999. The warrants, which vested in 1995, were issued in conjunction with a loan agreement, pursuant to which the Company loaned CANDIE'S $600,000 and extended a $200,000 line of credit. During fiscal 1996, the $600,000 loan was repaid in full, together with approximately $33,500 in interest, and the $200,000 line of credit expired.

     On March 3, 1993, the Company's then wholly-owned subsidiary transferred various trademarks, including CANDIE'S(R), and its right, title and interest in certain identified license agreements with respect to the trademarks to CANDIE'S, Inc. In consideration for the transfer, CANDIE'S issued to the Company 900,000 shares of restricted common stock valued at $2,250,000 by the Company based on a valuation prepared by an investment banker. The issuer of the restricted common stock, CANDIE'S, Inc., valued the 900,000 shares at $1,080,000 based on a valuation prepared by a different investment banker. If the Company would have valued the restricted common stock using the amount assigned to the shares by the issuer, the valuation would have been reduced by $1,170,000 and the Company's net income for the years ended March 31, 1998 and 1997 would have been increased by $117,000 per year and the net assets and stockholders' equity as of March 31, 1998 and 1997 would have been reduced by approximately $1,080,000 and $1,003,000, respectively.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE B (continued)

     The Company and CANDIE'S entered into a Services Allocation Agreement with CANDIE'S, pursuant to which CANDIE'S provides NRC with financial, marketing, sales and other business services for which NRC is charged an allocated portion of CANDIE'S expenses, including employees' salaries associated with such services. The service allocation was $50,000 in fiscal 1998 and 1997.

     The Chairman of the Board and President of the Company is also the President, Chief Executive Officer and a director of CANDIE'S. An agreement, as amended on January 30, 1995, was entered into among the Company and CANDIE'S, and the Chairman of the Board and President of the Company, pursuant to which CANDIE'S will not, directly or indirectly, other than pursuant to the terms of the Services Allocation Agreement, conduct any business or enter into any transaction or series of related transactions, with or for the benefit of the Company or any subsidiary of it, having a total value per transaction or series of related transactions in excess of $50,000, other than in the ordinary course of business, without the approval of either a majority of the disinterested members of CANDIE'S Board of Directors or a majority of the CANDIE'S stockholders who are not affiliates of CANDIE'S.

     The following is a condensed balance sheet of CANDIE'S, Inc. and a condensed statement of operations for the years ended January 31, 1998 and 1997:

                                                          January 31,
                                               --------------------------------
                                                   1998                1997
                                               ------------        ------------

     Current assets                            $ 23,407,660        $  9,039,203
     CANDIE'S trademark                           4,296,150           4,548,650
     Other noncurrent assets                      3,177,130           1,121,492
                                               ------------        ------------

                                               $ 30,880,940        $ 14,709,345
                                               ============        ============

     Total liabilities                         $  6,200,422        $  6,101,434
                                               ============        ============

     Total stockholders' equity                $ 24,680,518        $  8,607,911
                                               ============        ============

     Revenues                                  $ 92,976,416        $ 45,005,416
     Costs and expenses                         (88,440,490)        (43,860,101)
                                               ------------        ------------

     Net income                                $  4,535,926        $  1,145,315
                                               ============        ============

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE C - NO EXCUSES TRADEMARK

     On January 7, 1993, the Company sold its No Excuses trademark and certain identified license agreements with respect to the trademark ("Assets") to No Excuses Sportswear, Ltd. ("Buyer" or "NES"). As additional consideration for the sale of the Assets, the Buyer had agreed to pay the Company fifty percent of all "Net Shared Income" in perpetuity. Net Shared Income means all income received by Buyer or its affiliates in connection with "Covered Uses" of the trademark, as defined. On November 3, 1995, the Company and NES settled certain disputes relating to the aforementioned agreements via a settlement agreement (the "Settlement Agreement"), resulting in a gain of $1,062,324. Under the Settlement Agreement, (i) the Company sold to NES for $200,000 down plus $1,000,000 payable over five years ($862,000, net of imputed interest) the Company's right to share in future royalty income received by NES, (ii) the Company paid NES $200,000 in settlement of all amounts due with respect to royalties received for the 1994 calendar year under the Company's license agreements and (iii) the rights under the Company's existing license agreements with respect to periods after January 1, 1995 were revised to provide for (A) the payment by the Company of 20% of royalties, with a minimum of $40,000 per annum, under the license agreement with WalMart with respect to sales after July 31, 1997 and (B) the payment by the Company of 20% of royalties under the license agreement with Mamiye for the period ending July 31, 1997 and the assignment of such license agreement to NES on August 1, 1997.


NOTE D - NOTE PAYABLE

     Note payable represents amounts due the estate of Charles Cole, the deceased father of the Company's Chairman of the Board and President. In February 1998, the note was repaid in full and all accrued interest was forgiven.


NOTE E - COMMITMENTS AND CONTINGENCIES

     1.   Litigation

          On April 26, 1994, a First Amended Complaint was filed in the United States District Court for the Central District of California, Los Angeles Division, in Los Angeles, California, by Eric Y. Knipe ("Knipe"), against Washington Square Capital, Jack Hart, New Retail Concepts, Inc., and Neil Cole (the Company's President), claiming that the defendants engaged in activities in violation of the Racketeer Influenced and Corrupt Organizations Act ("RICO"), and related claims of breach of contract, bad faith denial of contract, fraud, conversion and conspiracy. The

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE E (continued)

          Company is named as a defendant only in the RICO, conversion, and conspiracy causes of action, with respect to the Company's activities as a buyer of jeans manufactured at Ready Industries of Puerto Rico, Inc., of which Knipe was a stockholder. Knipe is seeking compensatory damages in excess of $3,000,000, punitive damages, trebling of all damages, attorney's fees, and injunctive relief. On January 16, 1996, the Court dismissed the action against all defendants for failure to state a cause of action with respect to the RICO claims and for failure of diversity jurisdiction with respect to all other claims. In 1996, Knipe and EYK International ("EYK") filed suit in Los Angeles Superior Court against the same defendants (with substantially the same claims). In 1997, the judge dismissed EYK as a party to this action. In 1998, the judge dismissed WSC, Northwestern National Life and Jack Hart as defendants. Knipe's appeal was denied by the Court of Appeals and is now pending in the California Supreme Court. Knipe's deposition and mandatory settlement conferences are scheduled for late summer 1998. The Company continues to vigorously defend this action.

     2.   Employment Contracts

          Upon the consummation of the proposed merger between the Company and CANDIE'S, the Company will terminate its employment agreements with its President and Chief Financial Officer. In consideration for the termination of these agreements, and contingent upon the closing of the Merger (which is expected to occur in August 1998), the Company granted the President and Chief Financial Officer options to acquire up to 626,543 and 49,383 shares, respectively, of the Company's common stock at an exercise price of $1.75 per share. The Company recorded compensation expense of approximately $84,000, as it relates to the granting of such options. These options were subsequently amended. See Note G. In addition, the President and Chief Financial Officer were granted cash bonuses of $525,000 and $25,000, respectively. Prior to the termination of the employment agreement with the President, the agreement provided that the President of the Company may spend up to 49% of his time in furtherance of his duties to the Company and provides for an annual salary of $150,000. In addition, the agreement provided the President with an annual incentive bonus, pursuant to which the Company would pay him an amount equal to 5% of the annual pretax net income of the Company, up to $2,000,000 and up to 7-1/2% of the annual pretax net income of the Company, if any, which was in excess of $2,000,000. The Board of Directors additionally authorized a bonus in fiscal 1997 of $125,000 which was paid to the President in monthly installments of $10,417 throughout calendar 1997.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE E (continued)

          The employment agreement with the Chief Financial Officer provides for an annual salary of $40,000 and a bonus equal to 1% of the Company's pretax earnings. In addition, in November 1994, the Chief Financial Officer was granted a five-year option to acquire 135,000 shares of the Company's common stock at an exercise price of $.10 per share, pursuant to the Company's incentive stock option plan.


NOTE F - INCOME TAXES

     Significant components of the Company's deferred taxes at March 31, are as follows:

                                                      1998              1997
                                                  -----------       -----------
     Deferred tax assets
        Net operating loss carryforward           $ 6,922,000       $ 6,789,000
        Bonus accrual                                 228,000            11,000
        Alternative minimum tax                       103,000            39,000
        Other                                          32,000
                                                  -----------       -----------
                                                    7,285,000         6,839,000
     Deferred tax liabilities
        Gain in equity of affiliate                   752,000           445,000
        Installment income                            192,000           254,000
                                                  -----------       -----------
                                                    6,341,000         6,140,000

     Less valuation allowance                       6,441,000         6,240,000
                                                  -----------       -----------
            Net deferred tax liability            $  (100,000)      $  (100,000)
                                                  ===========       ===========

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE F (continued)

     SFAS No. 109 requires a valuation allowance against deferred tax assets, if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The valuation allowance primarily pertains to uncertainties with respect to future utilization of net operating loss carryforwards.

     The provision for income taxes is comprised of the following:

                                                        1998              1997
                                                       ------            ------
     Current
        Federal                                                          $3,860
        State and local                                $5,429             1,242
                                                       ------            ------
                                                       $5,429            $5,102
                                                       ======            ======

     The following is a reconciliation of the normal expected statutory Federal income tax rate to the effective rate reported in the financial statements:

                                                           1998          1997
                                                          ------        ------

     Statutory Federal income tax rate                     (34.0%)        34.0%
     State and city taxes - net of
       Federal tax benefit                                   1.0           0.4
     Effect of net operating loss carryforwards
       and valuation allowances                             34.0         (34.0)
     Other                                                                 1.1
                                                          ------        ------

     Effective income tax rate                               1.0%          1.5%
                                                          ======        ======

     The Tax Reform Act of 1986 enacted a complex set of rules limiting the utilization of net operating loss carryforwards to offset future taxable income following a corporate "ownership change." The Company's ability to utilize its net operating loss carryforwards may be limited because of a change in ownership in excess of 50 percentage points.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G - STOCK OPTION PLAN AND STOCKHOLDERS' EQUITY

     On January 13, 1995 and June 25, 1995, the Company granted to each of the three directors of the Company five-year options to acquire 25,000 (or a total of 75,000 and 75,000, respectively) shares of common stock of the Company at an exercise price of $.20 and $.22 per share, respectively. On May 18, 1995, the Company granted five-year options to acquire 100,000 shares of common stock of the Company at an exercise price of $.15 per share to a consultant.

     In July 1995, the Board of Directors granted the President a five-year option to acquire 400,000 shares of the Company's common stock at an exercise price of $.35 per share.

     On June 30, 1997, as compensation for services rendered as directors of the Company, the Company granted to each of the three directors of the Company five-year options to acquire 25,000 (or a total of 75,000) shares of common stock of the Company at an exercise price of $.94 per share. On July 7, 1997, the Company granted five-year options to acquire 100,000 shares of common stock of the Company at an exercise price of $.75 per share.

     In March 1998, the Company granted, pursuant to the merger with CANDIE'S and the termination of their employment agreements with the Company, options to purchase 626,543 shares and 49,383 shares, respectively, of the Company's common stock to the President and Chief Financial Officer. The options are exercisable at $1.75 per share and expire in ten years, and are exercisable upon the effective date of the Merger (which is expected to be in August 1998). The Company recorded compensation expense of approximately $84,000 at the grant date for such options. In addition, the Company granted a consultant similar options to purchase 74,074 shares of common stock at an exercise price of $1.75, contingent upon the closing of the Merger and the options will become exercisable upon the effective date of the Merger. The Company used the Black Scholes option valuation model to determine the fair market value of the options and recorded consulting expense of approximately $21,000 during the fiscal year ended March 31, 1998.

     On June 2, 1998, the Company modified the options granted in March 1998. The options are no longer contingent upon the closing of the Merger; instead such options become exercisable with respect to one-third of the aggregate amount granted to each individual, on the first, second and third anniversaries of the original date of grant, respectively, so long as the President and Chief Financial Officer are still employed by the Company, or any successor and the consultant provide future services to the Company or any successor.

     The Company has elected to follow APB No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its employee stock options.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G (continued)

     Under APB No. 25, compensation expense is recognized when the market price of the underlying stock on the date of grant exceeds the exercise price of the Company's employee stock options. Effects of applying SFAS No. 123 for providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years (e.g., the first year reflects expense for only one year's vesting, while the second year reflects expense for two years' vesting).

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options (including options granted to directors and the President (see Note E) under the fair value method of that Statement. The fair value for options granted during the year ended March 31, 1998 was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

          Expected volatility                             70%
          Expected life (term)                            3.8 years
          Risk-free interest rate                         6%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. The Company's pro forma information follows:

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G (continued)

                                                             March 31,
                                                    ---------------------------
                                                        1998            1997
                                                    -----------     -----------

     Pro forma net (loss) income                      $(601,930)       $333,780
                                                    ===========     ===========

     Pro forma net (loss) income per share
        Basic                                             $(.11)           $.06
                                                    ===========     ===========

        Diluted                                           $(.11)           $.05
                                                    ===========     ===========

     The weighted-average fair value of all options granted (at their grant date) during the year ended March 31, 1998 was $1.40. No options were granted during the year ended March 31, 1997.

     A summary of the Company's stock option activity for all options granted for the years ended March 31, 1998 and 1997 follows:

                                                                      Weighted-
                                                                       average
                                                                      exercise
                                                     Shares            price
                                                   ----------         ---------

     Outstanding, March 31, 1996                      785,000           $.26

     Granted                                             --
     Canceled                                            --
                                                    ---------
     Outstanding, March 31, 1997                      785,000            .26

     Granted                                          950,000           1.56
     Exercised                                       (100,000)           .15
                                                    ---------
     Outstanding, March 31, 1998                    1,635,000           1.02
                                                    =========

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G (continued)

     All options outstanding and exercisable at March 31, 1998 were as follows:

                                                Options outstanding               Options exercisable
                                         ---------------------------------   ----------------------------
                                            Weighted-         Weighted-                      Weighted
       Range of              Number     average remaining      average         Number         average
     exercise prices       outstanding   contractual life   exercise price   exercisable   exercise price
     ---------------       -----------   ----------------   --------------   -----------   --------------
       $ .10 - .35            685,000         2.7 years         $ .27          685,000         $.27
         .75 - .94            200,000         4.3 years           .85          200,000          .85
        1.75                  750,000        10.0 years          1.75               --           --
                            ---------                                          -------

                            1,635,000         6.2 years          1.02          885,000          .40
                            =========                                          =======

NOTE H - MAJOR CUSTOMERS

     The Company derived a significant portion of its license and marketing fees from two customers in 1998 and 1997. Net revenues attributable to each such customer amounted to 82% and 14%, respectively, for the year ended March 31, 1998 and 80% and 20%, respectively, for the year ended March 31, 1997.

NOTE I - OTHER INCOME

     Included in other income for the year ended March 31, 1998 is the reversal of an accrual for imputed interest payable on a note payable of $52,000, which was repaid in full during the year ended March 31, 1998.

                                                                     ANNEX A






                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger dated April 6, 1998, by and between CANDIE'S, INC., a Delaware corporation ("Candie's"), and NEW RETAIL CONCEPTS, INC., a Delaware corporation ("NRC"). (Candie's and NRC are sometimes collectively referred to as the "Constituent Corporations").

     WHEREAS, as of the date hereof, the authorized capital stock of Candie's consists of 30,000,000 shares of common stock, $.001 par value, (the "Candie's Common Stock") of which 14,146,990 shares are issued and outstanding, of which 4,723,800 shares are reserved for issuance of outstanding options and warrants; and 5,000,000 shares of Preferred Stock, $.01 par value, (the "Candie's Preferred Stock") none of which are issued and outstanding;

     WHEREAS, as of the date hereof, the authorized capital stock of NRC consists of 25,000,000 shares of common stock, $.01 par value (the "NRC Common Stock") of which 5,693,639 shares are issued and outstanding, and 1,635,000 shares are reserved for issuance upon the exercise of outstanding options; and 1,000,000 shares of Preferred Stock, $.01 par value, none of which are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Candie's, and NRC deem it advisable and in the best interests of

Candie's and NRC and their respective shareholders that NRC merge with and into Candie's (the "Merger") pursuant to this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Corporate Law");

     WHEREAS, the respective Boards of Directors of Candie's, and NRC have approved and adopted this Agreement and have directed that the plan of merger and reorganization set forth in Article I of this Agreement (the "Plan of Merger") be submitted to the shareholders of Candie's and NRC for their approval; and

     WHEREAS, the Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto represent, warrant, covenant and agree as follows:

                                    ARTICLE I

                                 PLAN OF MERGER

     1.1 Surviving Corporation. At the Effective Time (as defined in Section 1.8), NRC shall be merged with and into Candie's pursuant to this Agreement and a plan of merger and reorganization in substantially the form annexed hereto as
Exhibit 1.1 (the "Plan of Merger"). Candie's shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware and the separate existence of NRC shall cease.

     1.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. From and after the Effective Time, the Surviving Corporation shall be responsible and liable for all of the liabilities, debts, duties and obligations of each of the Constituent Corporations; and any claims existing or action or proceeding, whether civil or criminal, pending, by or against either of the Constituent Corporations shall be preserved unimpaired and all debts, liabilities and duties of each of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if those debts, liabilities and duties had been incurred or contracted by it. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

     1.3 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation any rights, title or interest in, to or under any of the rights, properties or assets of Candie's or NRC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement, then NRC and its appropriate officers and/or directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper, to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the appropriate officers and/or directors of the Surviving Corporation are hereby fully authorized in the names of NRC or otherwise to take any and all such actions.

     1.4 Name of Surviving Corporation. The name of the Surviving Corporation shall remain Candie's, Inc.

     1.5 Certificate of Incorporation. The Certificate of Incorporation of Candie's as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until and unless thereafter amended as provided by law and such Certificate of Incorporation.

     1.6 Bylaws. The Bylaws of Candie's as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such Bylaws.

     1.7 Officers and Directors. The officers and directors of Candie's shall remain the directors and officers of the Surviving Corporation and shall hold office until their resignations or until their respective successors have been appointed or duly elected.

     1.8 Closing Effective Time.

     (a) The closing of the Merger shall take place at 10:00 a.m., local time, on a date specified by Candie's and NRC, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII at the offices of Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, or such other place as agreed to by the parties (the "Closing"). The Merger shall become effective at the time of filing of a Certificate of Merger in the form attached as Exhibit 1.8, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware Corporate Law, which Certificate of Merger shall be so filed immediately following the satisfaction of each of the conditions set forth in Article VII below, or as soon as practicable thereafter.

     (b) The date and time when the Merger shall become effective is referred to as the "Effective Time."

     1.9 Conversion of Shares.

     (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, at the Effective Time:

          (i) Each issued and outstanding share of NRC Common Stock shall cease to exist and shall be converted into and represent the right to receive
     0.405 shares of Candie's Common Stock (the "Exchange Ratio");

          (ii) Any shares of NRC Common stock issued and held in the treasury of NRC shall be cancelled;

          (iii) Any shares of NRC Common Stock issued and owned by Candie's immediately preceding the Effective Time shall be cancelled and retired and no payment made with respect thereto;

          (iv) Any shares of Candie's Common Stock issued and owned by NRC immediately preceding the Effective Time shall be returned to the status of authorized but unissued shares of Candie's Common Stock, and no payment made with respect thereto;

          (v) Any warrants or options to the purchase shares of Candie's Common Stock issued and owned by NRC immediately preceeding the Effective Time shall be cancelled, and no payment made with respect thereto; and

          (vi) Each issued and outstanding option to acquire one (1) share of NRC Common Stock outstanding at the Effective Time shall be converted into an option to acquire 0.405 shares of Candie's Common Stock, which option shall be on substantially the same terms and conditions as the option being converted, and shall be exercisable at an exercise price equal to the quotient of (a) the exercise price of the option being converted divided by (b) the Exchange Ratio, which quotient shall then be rounded down to the nearest cent. Between the date hereof and the Effective Date if necessary, Candie's shall amend its stock option plan and reserve sufficient shares so as to permit the issuance of the options to acquire shares of Candie's Common Stock described in this Section 1.9(a)(vi).

     (b) No rights to receive fractional shares of Candie's Common Stock shall arise under this Agreement.

     (c) No fractional shares of Candie's Common stock shall be issued, but in lieu thereof, each holder of Candie's Common Stock who would otherwise be entitled to receive a fraction of a share of Candie's Common Stock shall receive from Candie's an amount of cash equal to the price of one share of Candie's Common Stock as of the date of the Merger (which price shall be calculated as the average of the last sales price for Candie's Common Stock during the twenty
(20) day period immediately prior to the Effective Date) multiplied by a fraction of a share of Candie's Common Stock for which such holder would be entitled. No shareholder of NRC shall receive cash from Candie's in lieu of fractional shares in an amount greater than the value of one paid share of Candie's Common Stock.

     1.10 NRC Dissenting Shareholders. Shares of NRC Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by NRC shareholders who have not voted such shares in favor of the Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the Delaware Corporate Law ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive shares of Candie's Common Stock unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the Delaware Corporate Law. With respect to any holders who have failed to perfect and have effectively withdrawn or lost their dissenters' rights, such holders' shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, shares of Candie's Common Stock. NRC shall give Candie's prompt notice of any (i) Dissenting Shares, (ii) attempted withdrawals of such demands for appraisal rights, and (iii) any other communications received by NRC with respect to dissenters' rights. Candie's shall have the right to direct all negotiations and proceedings with respect to any demands for appraisal rights. NRC shall not, except with the prior consent of Candie's, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

     1.11 Exchange of Certificates.

     (a) Candie's shall cause Continental Stock Transfer and Trust Company (or such successor as Candie's may designate) as exchange agent (the "Exchange Agent"), to send to each holder of shares of NRC's Common Stock which shall have been converted into Candie's Common Stock an appropriate letter of transmittal for purposes of surrendering such holder's certificates for such shares for exchange pursuant hereto.

     (b) As soon as practicable after the Effective Time and after surrender to the Exchange Agent of any certificate which prior to the Effective Time shall have represented any shares of NRC's Common Stock (a "Certificate"), subject to the provisions of paragraph (d) of this Section 1.11, Candie's shall cause to be distributed to the person in whose name such Certificate shall have been registered, or in accordance with the written instructions transmitted to the Exchange Agent, certificates registered in the name of such person representing the Candie's Common Stock to which such person shall be entitled as described in paragraph (a) of Section 1.9 and cash payable to such person representing payment in lieu of a fractional share of Candie's Common Stock as determined in accordance with paragraph (c) of Section 1.9 (such cash to be provided in the form of a check). Until surrendered as contemplated by the preceding sentence, each Certificate shall be deemed at and after the Effective Time to represent only the right to receive the certificates and payment contemplated by the preceding sentence.

     (c) No dividends declared after the Effective Time with respect to Candie's Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of an unsurrendered Certificate until such Certificate shall be surrendered as provided herein, but (i) upon such surrender there shall be paid to the person in whose name the certificates representing Candie's Common Stock shall be issued the amount of dividends theretofore paid with respect to Candie's Common Stock as of any date subsequent to the Effective Time based on the number of shares of Candie's Common Stock received by such person and the amount of cash payable to such person in lieu of a fractional share of Candie's Common Stock pursuant to paragraph (c) of Section 1.9 and (ii) at the appropriate payment date or as soon as practicable thereafter, there shall be paid to such person the amount of dividends payable with respect to Candie's Common Stock; provided, however, that no dividends with a record date subsequent to the Effective Time shall be payable with respect to fractional shares of Candie's Common Stock, and, subject in any case to any applicable escheat laws and unclaimed property laws. On surrender of a Certificate, no interest shall be payable with respect to the payment of such dividends, and no interest shall be payable with respect to the amount of any cash payable in lieu of a fractional share of Candie's Common Stock.

     (d) If any cash is to be paid to, or certificates representing Candie's Common Stock are to be issued to, a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of cash to a person other than, or of the issuance of certificates representing Candie's Common

Stock in any name other than that of, the registered holder of the Certificate surrendered, or otherwise required, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of NRC's Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the cash, if any, and certificates representing the Candie's Common Stock into which they were converted as provided in this Article I.

                                   ARTICLE II

                              SHAREHOLDER APPROVAL

     2.1 Shareholder Approvals.

     (a) A meeting of the holders of NRC's Common Stock shall be called in accordance with Delaware Corporate Law to be held on such date as may be mutually agreed by the Boards of Directors of NRC and Candie's, and approved by the Board of Directors of NRC, to consider and vote upon the approval of the Plan of Merger. NRC shall use its best efforts to seek all required approvals of its shareholders in connection with the Plan of Merger.

     (b) A meeting of the holders of Candie's Common Stock shall be called in accordance with Delaware Corporate Law to be held on such date as may be mutually agreed upon by the

Boards of Directors of Candie's and NRC, and approved by the Board of Directors of Candie's, to consider and vote upon the approval of the Plan of Merger and the issuance by Candie's of the Candies securities in connection with the Merger. Candie's shall use its best efforts to seek all required approvals of its shareholders in connection with the Plan of Merger and the issuance of such Candie's securities.

     (c) If the Plan of Merger is approved as provided in this Article II, and if the Merger is not thereafter terminated as permitted by ss. 251(d) of the Delaware Corporate Law and Article IX of this Agreement, and if each of the conditions to the obligations of NRC and Candie's as provided hereunder have in accordance herewith been either satisfied or waived, then NRC and Candie's shall cause the Certificate of Merger to be promptly executed, acknowledged, delivered and properly and duly filed with the Secretary of State of the State of Delaware on behalf of each of NRC and Candie's.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NRC

     NRC represents and warrants to Candie's as follows:

     3.1 Organization and Related Matters. NRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NRC has the requisite corporate power and authority to own, lease, license and operate its properties and assets and carry on its business as now being conducted.

     3.2 Subsidiaries. NRC has no direct or indirect subsidiaries.

     3.3 Capitalization of NRC. The authorized capital stock of NRC consists of 25,000,000 shares of NRC's Common Stock, $.01 par value, of which 5,693,639 shares are issued and outstanding and 1,635,000 shares are reserved (the "NRC Reserved Shares") for issuance upon the exercise of stock options granted to certain of its directors, employees and consultants (the "NRC Options"), and 1,000,000 shares of NRC Preferred Stock, .01 par value, none of which are issued and outstanding. There are no other outstanding options, warrants or other rights to subscribe for or purchase or acquire from NRC, or any plans, contracts or commitments providing for the issuance of or the granting of rights to acquire, any capital stock of NRC or securities convertible into or exchangeable for capital stock of NRC. All issued shares of NRC capital stock are duly authorized, validly issued and outstanding and are fully paid, nonassessable and free from preemptive rights.

     3.4 Authority Relative to Agreement. Except for shareholder approval required by ss. 251(c) of the Delaware Corporate Law, NRC has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of NRC has duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and, except for the shareholder meeting contemplated in Article II hereof, no other corporate proceedings on the part of NRC are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of NRC enforceable against it in accordance with its terms, except (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors rights generally and (b) the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     3.5 Compliance. Except as disclosed in Section 3.5 of the Disclosure Statement of NRC attached hereto and made a part hereof (the "NRC Disclosure Statement"), neither the execution and delivery of this Agreement by NRC, nor the consummation by NRC of the transactions contemplated hereby, nor compliance by NRC with the terms and provisions of this Agreement, will (nor with the giving of notice or the lapse of time or both would):

          (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of NRC;

          (b) in any manner which would adversely affect the ability of NRC to consummate the transactions provided for in this Agreement in accordance with the terms of this Agreement, (i) violate, result in breach of, give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of material contractual benefits to NRC under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which NRC is a party or by which it or its operations, business, property or assets may be bound, or of which it or its operations, business, properties or assets is a beneficiary, or (ii) require any consent, approval or notice under the terms of any such note, bond, mortgage, indenture, license, agreement or other instrument;

          (c) violate, result in a breach of or conflict with any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to NRC, or to which NRC's operations, businesses, properties or assets, including but not limited to the NRC Intellectual Property Rights (as defined in Section 3.11), are subject in any manner which would adversely affect the ability of NRC to consummate the transactions provided for in this Agreement in accordance with the terms of this Agreement;

          (d) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the NRC Common Stock; or

          (e) to the best of the knowledge of NRC, materially and adversely interfere with or otherwise materially and adversely affect the ability of the Surviving Corporation to carry on NRC's business on substantially the same basis as it is now conducted by NRC, including (in any manner that will materially and adversely affect the Surviving Corporation) violate, result in a breach of, give rise to a default, or otherwise be in conflict with or result in a loss of material contractual benefits to the Surviving Corporation under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which NRC is currently a party or by which NRC, or any of its operations, business, properties or assets currently may be bound or is a beneficiary.

     3.6 SEC Filings; Financial Statements. (a) Since April 1, 1995, NRC has filed, and will continue to file, all forms, reports and documents required to be filed by NRC with Securities and Exchange Commission (the "SEC") (collectively, the "NRC SEC Reports"). Except as disclosed in Section 3.6 of the NRC Disclosure Statement, the NRC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NRC SEC Reports or necessary in order to make the statements in such NRC SEC Reports, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes) contained in the NRC SEC Reports, including any NRC SEC Reports filed after the date of this Agreement until the Closing (the "NRC Financial Statements"), complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB or 8-K promulgated by the SEC), and fairly presented or will fairly present the financial position of NRC as and at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of NRC as of December 31, 1997 is referred to herein as the "NRC Balance Sheet."

     3.7 Absence of Undisclosed Liabilities. Except as disclosed in Section 3.7 of the NRC Disclosure Statement or as otherwise disclosed in the NRC SEC Reports, NRC does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with U.S. generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate could reasonably be expected to have a material adverse effect, other than (i) liabilities reflected in the NRC Balance Sheet, (ii) liabilities specifically described in this Agreement or in the NRC Disclosure Statement, (iii) normal or recurring liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practices, and (iv) liabilities permitted by Section 5.2 hereof.

     3.8 Absence of Certain Changes or Events. Except as set forth in Section
4.7 of the NRC Disclosure Statement, since the date of the NRC Balance Sheet, NRC has conducted its business only in the ordinary course in a manner consistent with past practice (except as disclosed in the NRC SEC Reports), and since such date there has not been: (a) any NRC material adverse effect or any facts or circumstances that could reasonably be expected to result in a material adverse effect: (b) any damage, destruction or loss (whether or not covered by insurance) with respect to NRC having a material adverse effect; (c) any material change by NRC in its accounting methods, principles or practices to which Candie's has not previously consented in writing; (d) any revaluation by NRC of any of its assets having a material adverse effect, unless Candie's has previously consented in writing; or (e) except as disclosed in the NRC Disclosure Statement, any other action or event that would have required the consent of Candie's pursuant to Section 5.2 of this Agreement had such action or event occurred after the date of this Agreement and that could reasonably be expected to result in a material adverse effect.

     3.9 Taxes.

     (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) NRC has accurately prepared and timely filed (or will so file) all material federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed at or before the Effective Time relating to any and all Taxes concerning or attributable to NRC or to its operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

     (c) NRC as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except in each case for Taxes contested in good faith by appropriate proceedings for which adequate reserves have been taken and except where the failure (if any) to pay or withhold such Taxes could not reasonably be expected to have a material adverse effect.

     (d) There is no Tax deficiency outstanding, proposed or assessed against NRC that is not reflected as a liability on the NRC Balance Sheet nor has NRC executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (e) NRC has no material liability for unpaid federal, state, local or foreign Taxes that has not been accrued for or reserved on the NRC Balance Sheet, whether asserted or unasserted, contingent or otherwise.

     3.10 Properties. Except as set forth in Section 3.10 of the NRC Disclosure Statement, NRC owns or has valid leasehold interests in all real property necessary for the conduct of its business as presently conducted. All material leases to which NRC is a party are in good standing, valid and effective in accordance with their respective terms, and NRC is not in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default could not reasonably be expected to have a material adverse effect.

     3.11 Intellectual Property.

     (a) Except as disclosed in Section 3.11 of the NRC Disclosure Statement, NRC owns, or licenses or otherwise possess, legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patent, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know how, and tangible or intangible proprietary information or material that are necessary to conduct the business of NRC as currently conducted or planned to be conducted by NRC, the absence of which would be reasonably likely to have a material adverse effect (the "NRC Intellectual Property Rights").

     (b) Except as disclosed in Schedule 3.11 of the NRC Disclosure Statement,
(i) the NRC Intellectual Property Rights which are material to the business of NRC are valid and subsisting; (ii) NRC has not been sued in any suit, action or proceeding which involves a claim of infringement of any of the NRC Intellectual Property Rights or any other proprietary right of any third party; and (iii) to the knowledge of NRC, the manufacturing, marketing, licensing or sale of NRC's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a material adverse effect.

     3.12 Litigation. Except as disclosed in Section 3.12 of the NRC Disclosure Statement, there is no action, suit or proceeding, claim, arbitration or, to the knowledge of NRC, investigation against NRC, pending or, to the knowledge of NRC, threatened, or as to which NRC has received any written notice of assertion, which, if decided adversely to NRC, could reasonably be expected to have a material adverse effect or a material adverse effect on the ability of NRC to consummate the transactions contemplated by this Agreement.

     3.13 Employee Benefit Plans.

     (a) Except for the NRC stock option plan, a copy of which has been made available to Candie's, NRC has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and no bonus, other stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plans, and no unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of NRC or any trade or business (whether or not incorporated) which is a member or which is under common control with NRC within the meaning of Section 414 of the Code. NRC does not maintain and has never maintained or contributed to any employee benefit plan subject to Title IV of ERISA (including a multiemployer plan as defined in Section 3(37) of ERISA).

     (b) Except as set forth in Schedule 3.13 of the NRC Disclosure Statement, and except as provided for in this Agreement, NRC is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of NRC, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving NRC of the nature contemplated by this Agreement, (iii) agreement with any officer of NRC providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $10,000 per annum, or (iv) agreement or plan, including the NRC stock option plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.14 Accounts Receivable; Inventory. Subject to any reserves set forth in the NRC Balance Sheet, the accounts receivable shown in the NRC Balance Sheet arose in the ordinary course of business; were not, as of the date of the NRC Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counter claim; and represented, as of the date of the NRC Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. Other than those accounts receivable due from Candie's set forth on the NRC Balance Sheet, all accounts receivable of NRC arising after the date of the NRC Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of off-set or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the NRC Balance Sheet is believed by NRC as of the date of this Agreement to be sufficient to provide for any losses which may be sustained on realization of the accounts receivable shown in the NRC Balance Sheet. NRC has no inventory.

     3.15 Board Recommendation. The Board of Directors of NRC has unanimously approved and adopted this Agreement, which vote included the affirmative vote of a majority of the disinterested directors and has recommended that the stockholders of NRC approve and adopt the Plan of Merger.

     3.16 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by NRC pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of fact of material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.17 Financial Advisor Opinion. The financial advisor to NRC, CoView Capital, Inc., has delivered to NRC an opinion, as of, or immediately prior to the date of this Agreement to the effect that the Exchange Ratio is fair from a financial point of view to the holders of NRC Common Stock (the "NRC Fairness Opinion").

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CANDIE'S

     Candie's represents and warrants to NRC as follows:

     4.1 Organization and Related Matters. Candie's is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Candie's has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.2 Authority Relative to this Agreement. Candie's has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Candie's, has duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and, except for the Shareholder meeting contemplated in Article II hereof, no other corporate proceedings on the part of Candie's are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of Candie's enforceable against it in accordance with its terms, except (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors rights generally and (b) the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     4.3 Capitalization of Candie's. The authorized capital stock of Candie's consists of (i) 30,000,000 shares of Candie's Common Stock of which 14,146,990 shares are issued and outstanding, and (ii) 5,000,000 shares of Candie's Preferred Stock, none of which are issued and outstanding. Candie's has reserved for issuance (i) 4,723,800 shares of Candie's Common Stock upon the exercise of outstanding stock options pursuant to the Candie's employee 1989 and 1997 stock option plans and other options and outstanding warrants (the "Prior Reserved Shares") and (ii) up to approximately 2,306,000 shares of Candie's Common Stock to be issued to the NRC Stockholders at the Effective Time of the Merger as contemplated by this Agreement (the "Reserved

Shares") and 662,175 shares of Candie's Common stock to be issued upon exercise of the NRC options to be issued to the holders of NRC stock options as contemplated by this Agreement (the "Reserved Option Shares" and together with the Reserved Shares the "Reserved Securities"). All issued and outstanding shares of Candie's Common Stock are duly authorized, validly issued and are fully paid, nonassessable and free from preemptive rights. All of the Prior Reserved Shares, the Reserved Shares and the Reserved Option Shares when issued, will be duly authorized, validly issued and outstanding fully paid, nonassessable and free from preemptive rights.

     There are no shares held in the treasury and except for the Prior Reserved Shares and the Reserved Shares there are no outstanding options, warrants or other rights to subscribe for or purchase or acquire from Candie's or any plans, contracts or commitments providing for the issuance of or the granting of rights to acquire any capital stock of Candie's or securities convertible into or exchangeable for Candie's Common Stock.

     4.4 Compliance. Neither the execution and delivery by Candie's of this Agreement or of any agreement to be executed and delivered by it pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by it of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would):

          (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Candie's;

          (b) in any manner which would adversely affect the ability of Candie's to consummate the transactions provided for in this Agreement in accordance with the terms of this Agreement; (i) violate, result in a breach of, give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to Candie's under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is a party or by which it, or any of its operations, businesses, properties or assets may be bound, or of which it, any of its securities, or its operations, business, property or assets is a beneficiary, or (ii) require any consent, approval or notice under the terms of any such note, bond, mortgage, indenture' license, agreement or other instrument;

          (c) violate, result in a breach of or conflict with any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Candie's or to which its operations, businesses, properties or assets, including but not limited, to the Candie's Intellectual Property (as defined in Section 4.10), are subject in any manner which would adversely affect the ability of Candie's to consummate the transactions provided for in this Agreement in accordance with the terms of this Agreement;

          (d) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the Candie's Common Stock, options or warrants issued or reserved for issuance pursuant to this Agreement; or

          (e) the best of the knowledge of Candie's, interfere with or otherwise materially and adversely affect the ability of Candie's, after the Effective Time, to carry on its business on substantially the same basis as it is now conducted by it.

     4.5 SEC Filings; Financial Statements.

     (a) Since February 1, 1995, Candie's has filed, and will continue to file, all forms, reports and documents required to be filed by Candie's with the SEC (collectively, the "Candie's SEC Reports"). Except as disclosed in section 4.5 of the Candie's disclosure statement attached hereto and made a part hereof (the "Candie's Disclosure Statement"), the Candie's SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Candie's SEC Reports or necessary in order to make the statements in such Candie's SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Candie's subsidiaries is required to file any forms, reports or other documents with the SEC. For purposes of this Agreement, all references to "Candie's" shall include all of Candie's subsidiaries unless the context otherwise indicates.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Candie's SEC Reports, including any Candie's SEC Reports filed after the date of this Agreement until the Closing (the "Candie's Financial Statements"), complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented or will fairly present the consolidated financial position of Candie's as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited consolidated balance sheet of Candie's as of January 31, 1997 is referred to herein as the "Candie's Balance Sheet."

     4.6 Absence of Undisclosed Liabilities. Except as disclosed in the Candie's SEC Reports, Candie's does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with U.S. generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate could reasonably be expected to have an material adverse effect, other than (i) liabilities reflected in the Candie's Balance Sheet, (ii) liabilities specifically described in this Agreement or in the Candie's Disclosure Statement, (iii) normal or recurring liabilities incurred since January 31, 1997 in the ordinary course of business consistent with past practices, and (iv) any liabilities permitted by Section 6.2 hereof.

     4.7 Absence of Certain Changes or Events. Except as set forth in Section
4.7 of the Candie's Disclosure Statement, since the date of the Candie's Balance Sheet, Candie's has conducted its businesses only in the ordinary course in a manner consistent with past practice (except as disclosed in the Candie's SEC Reports), and since such date there has not been: (a) any material adverse effect or any facts or circumstances that could reasonably be expected to result in an material adverse effect; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to Candie's having an material adverse effect; (c) any material change by Candie's in its accounting methods, principles or practices to which NRC has not previously consented in writing;
(d) any revaluation by Candie's of any of its assets having an material adverse effect, unless NRC has previously consented in writing; or (e) except as disclosed in the Candie's Disclosure Statement, any other action or event that would have required the consent of NRC pursuant to Section 6.2 of this Agreement had such action or event occurred after the date of this Agreement and that could reasonably be expected to result in an material adverse effect.

     4.8 Taxes.

     (a) Candie's has accurately prepared and timely filed (or will so file) all Returns required to be filed at or before the Effective Time relating to any and all Taxes concerning or attributable to Candie's or to its operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

     (b) As of the Effective Time Candie's: (i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except in each case for Taxes contested in good faith by appropriate proceedings for which adequate reserves have been taken and except where the failure (if any) to pay or withhold such Taxes could not reasonably be expected to have an material adverse effect.

     (c) There is no Tax deficiency outstanding, proposed or assessed against Candie's that is not reflected as a liability on the Candie's Balance Sheet nor has Candies executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (d) Candie's does not have any material liability for unpaid federal, state, local or foreign Taxes that has not been accrued for or reserved on the Candie's Balance Sheet, whether asserted or unasserted, contingent or otherwise.

     4.9 Properties. Candie's owns or has valid leasehold interests in all real property necessary for the conduct of its business as presently conducted. All material leases to which Candie's is a party are in good standing, valid and effective in accordance with their respective terms, and Candie's is not in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default could not reasonably be expected to have a material adverse effect.

     4.10 Intellectual Property.

     (a) Candies owns, or is licensed or otherwise possesses, legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know how, and tangible or intangible proprietary information or material that are necessary to conduct the business of Candie's as currently conducted or planned to be conducted by Candie's, the absence of which would be reasonably likely to have a material adverse effect (the "Candie's Intellectual Property Rights").

     (b) The Candie's Intellectual Property Rights which are material to the business of Candie's, are valid and subsisting; (ii) Candie's has not been sued in any suit, action or proceeding which involves a claim of infringement of any of the Candie's Intellectual Property Rights or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of Candie's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement could, either individually or in the aggregate, be reasonably likely to have an material adverse effect.

     4.11 Litigation. Except as set forth in Section 4.11 of the Candie's Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or, to the knowledge of Candie's, investigation against Candie's pending or, to the knowledge of Candie's, threatened, or as to which Candie's has received any written notice of assertion, which, if decided adversely to Candie's, could reasonably be expected to have an material adverse effect or a material adverse effect on the ability of Candie's to consummate the transactions contemplated by this Agreement.

     4.12 Employee Benefit Plans.

     (a) Candie's has made available to NRC all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Candie's or any trade or business (whether or not incorporated) which is a member or which is under common control with Candie's within the meaning of Section 414 of the Code (together, the "Candie's Employee Plans"). Candie's does not maintain and has never maintained or contributed to an employee benefit plan subject to Title IV of ERISA (including a multiemployer plan as defined in Section 3(37) of ERISA).

     (b) With respect to each Candie's Employee Plan, Candie's has made available to NRC, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS with respect to a Candie's Employee Plan subject to such filing requirement, (ii) such Candie's Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Candie's Employee Plan, and (iv) the most recent determination letter issued with respect to any plan which is intended to be qualified under section 401(a) of the Internal Revenue Code.

     (c) With respect to the Candie's Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Candie's there exists no condition or set of circumstances, in connection with which Candie's could be subject to any material liability under ERISA, the Code or any other applicable law.

     (d) With respect to the Candie's Employee Plans, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with U.S. generally accepted accounting principles, on the Candie's Financial Statements.

     (e) Except as set forth in Section 4.12 of the Candie's Disclosure Statement, and except as provided for in this Agreement, Candie's is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Candie's the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Candie's of the nature contemplated by this Agreement, (iii) agreement with any corporate officer of Candie's providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $50,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits to which will be accelerate, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.13 Accounts Receivable; Inventory. Subject to any reserves set forth in the Candie's Balance Sheet, the accounts receivable shown in the Candie's Balance Sheet arose in the ordinary course of business; were not, as of the date of Candie's Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim: and represented, as of the date of the Candie's Balance Sheet, bona fide claims against debtors or sales, leases, licenses and other charges. All accounts receivable of Candie's arising after the date of the Candie's Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Candie's Balance Sheet is believed by Candie's as of the date of this Agreement to be sufficient to provide for any losses which may be sustained on realization of the accounts receivable shown in the Candie's Balance Sheet. As of the date of the Candie's Balance Sheet, the inventories shown on the Candie's Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Candie's Balance Sheet in accordance with U.S. generally accepted accounting principles applied on a basis consistent with Candie's past practices, and provision has been made or reserves have been established on the Candie's Balance Sheet, in each case in an amount believed by Candie's as of the date of the Candie's Balance Sheet to be adequate, for all slow-moving, obsolete or unusable inventories.

     4.14 Board Recommendations. The Board of Directors of Candie's has unanimously approved and adopted this Agreement, which vote included the affirmative vote of a majority of the disinterested directors and has recommended that the stockholders of Candie's approve and adopt the Plan of Merger.

     4.15 Financial Advisor Opinion. The financial advisor of Candie's, Ladenburg Thalmann & Co. Inc., has delivered to Candie's an opinion, as of, or immediately prior to the date of this Agreement to the effect that the Exchange Ratio is fair from a financial point of view to the holders of the Candie's Common Stock (the "Candie's Fairness Opinion").

     4.16 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by NRC pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of fact of material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                COVENANTS OF NRC

     5.1 Shareholder Meeting. The Board of Directors of NRC shall take all actions necessary to convene and cause the shareholders of NRC to hold a special shareholders meeting to consider and vote upon the approval of the Plan of Merger by July 31, 1998.

     5.2 Conduct of the Business; Prohibited Activities. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as otherwise contemplated by or set forth in this Agreement, NRC (except to the extent that Candie's shall otherwise consent in writing, which consent shall not be unreasonably withheld), shall carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform its other obligations when due, and, to the extent consistent with such business, use reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, except where the failure to do so could not reasonably be expected to have a material adverse effect. NRC shall notify Candie's promptly after becoming aware of any event or occurrence not in the ordinary course of business of NRC that would result in a breach of any covenant or agreement of NRC set forth in this Agreement or cause any representation or warranty of NRC set forth in this Agreement to be untrue as of the date of such event or occurrence. Except as expressly contemplated by this

Agreement, or as set forth in Section 5.2 of the NRC Disclosure Statement, NRC shall not, without the prior written consent of Candie's, which shall not be unreasonably withheld:

          (a) accelerate, amend or change the period of exerciseability of options or restricted stock granted under any of the NRC stock option plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

          (b) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the NRC Intellectual Property Rights other than in the ordinary course of business consistent with past practices or on a non-exclusive basis not materially different from past practices;

          (c) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (d) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of NRC Common Stock or the grant of options or rights to acquire NRC Common Stock pursuant to the NRC stock option plans in the ordinary course of business substantially consistent as to amount, exercise price, vesting and other terms with past practice, and
     (ii) the issuance of shares of NRC Common Stock as and to the extent required under the NRC stock option plans;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other means, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any material amount of assets;

          (f) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of NRC, except for sales, leases or licenses of products, services and software in the ordinary course of business;

          (g) take any action to: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of officers or employees in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, directors or officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee, except in accordance with past practices or in settlement of disputes with present or former employees, not material in amount, either individually or in the aggregate, (iv) enter into any collective bargaining agreement, or
     (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (h) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business or pursuant to arm's length transactions on commercially reasonable terms or where such action will not have a material adverse effect;

          (i) incur or maintain any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others in excess of a maximum aggregate amount outstanding at any time of $25,000 inclusive of indebtedness outstanding as of the date of this Agreement;

          (j) amend or propose to amend its Certificate of Incorporation or Bylaws;

          (k) incur or commit to incur capital expenditures in excess of $25,000 in the aggregate;

          (l) enter into or amend any agreements pursuant to which any third party is granted exclusive marketing, manufacturing or other rights with respect to any NRC product, process or technology;

          (m) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

          (n) waive or release any material right claim, except in the ordinary course to business;

          (o) initiate any litigation or arbitration proceeding; or

          (p) take, or agree in writing or otherwise to take, any of the actions described in the foregoing clauses (a) through (o), or any action which (i) would make any of NRC's representations or warranties in this Agreement, if made on and as of the date of such action or agreement, untrue or incorrect in any material respect, or (ii) could prevent it from performing, or cause it not to perform, its obligations under this Agreement.

     5.3 Commission Filings. NRC shall cooperate fully with Candie's in providing the information required for the Joint Proxy Statement and the Registration Statement (each as defined in Section 6.3). The information supplied by NRC for inclusion in the Joint Proxy Statement and Registration Statement shall not contain, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement in light of the circumstances under which they were made not misleading, (i) at the time the Registration Statement is declared effective by the SEC, (ii) on the date the Joint Proxy Statement is first mailed to NRC shareholders and the Candie's shareholders and (iii) on the dates of the meetings of NRC shareholders and the Candie's shareholders referred to in Article II hereof, insofar as they relate to NRC. NRC shall correct any information provided by it for use in the Joint Proxy Statement or Registration Statement which shall have become untrue or misleading.

                                   ARTICLE VI

                              COVENANTS OF CANDIE'S

     6.1 Shareholder Meeting. The Board of Directors of Candie's shall take all actions necessary to convene and cause the shareholders of Candie's to hold a special or annual shareholders meeting to consider and vote upon the approval of the Plan of Merger and the issuance of the Candie's securities in connection with the Merger.

     6.2 Conduct of Business Pending Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, and except as otherwise set forth in Section
6.2 of the Candie's Disclosure Statement, Candie's (except to the extent that NRC shall otherwise consent in writing), shall carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, except where the failure to do so could not reasonably be expected to have an material adverse effect.

     6.3 Commission Filings. Promptly after the date hereof, Candie's shall file with the SEC a registration statement on Form S-4 or other appropriate form under the Securities Act, and the rules and regulations thereunder, relating to the shares of Candie's Common Stock and to the extent the form is available for such purpose the Reserved Securities to be issued with respect to the Merger (the "Registration Statement"). The

Registration Statement shall contain a proxy statement, together with a form of proxy with respect to each of the meeting of NRC's shareholders, at which the shareholders of NRC will vote upon the Plan of Merger and the meeting of the Candie's shareholders, at which the shareholders will vote upon the Plan of Merger and the issuance of the Candie's securities (the "Joint Proxy Statement"). Candie's shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act and the Joint Proxy Statement cleared by the Commission as promptly as practicable, and shall cooperate with NRC to promptly thereafter mail the Joint Proxy Statement to the respective shareholders of NRC and Candie's. Candie's shall take any action required to be taken under state blue sky or securities laws.

     6.4 The term "Registration Statement" shall mean such Registration Statement at the time it becomes effective and all amendments thereto duly filed and similarly mailed. The term "Joint Proxy Statement" shall mean such proxy or information statement at the time it is initially mailed to Candie's shareholders and NRC's shareholders and all amendments or supplements thereto, if any, similarly filed and mailed. The information set forth in the Registration Statement and the Joint Proxy Statement shall be true and correct in all material respects and shall not omit to state any material fact necessary in order to make such information not misleading, (i) at the time the Registration Statement is declared effective by the SEC, (ii) at the time the Joint Proxy Statement is first mailed to the shareholders of Candie's and NRC and (iii) on the dates of the meetings of the NRC shareholders and Candie's shareholders referred to in Article II. Candie's shall correct any information provided by it for use in the Registration Statement or the Joint Proxy Statement which shall have become untrue or misleading.

                                   ARTICLE VII

                            CONDITIONS TO OBLIGATIONS

     7.1 Conditions to Obligations of NRC to Effect the Merger. The obligations of NRC to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions, of which, subsections
(g) and (h) of this Section 7.1 may be waived in writing by NRC:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the shareholders of NRC and Candie's required by the Delaware Corporate Law;

          (b) The Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened;

          (c) No preliminary or permanent injunction or other order, decree, action or proceeding shall have been instituted, issued or threatened against any of the parties hereto or their directors or officers, before any court or governmental department, regulatory or administrative agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby and which in the opinion of NRC or Candie's would make it inadvisable to consummate such transactions; provided, however, that NRC and Candie's shall have used all best efforts to prevent such event;

          (d) the waiting period, if any, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR" Act) shall have expired or have been terminated;

          (e) NRC shall have received a letter, dated as of a date not more than five (5) days prior to the Effective Date, from CoView Capital, Inc. stating that the NRC Fairness Opinion is still in full force and effect as of such date;

          (f) The shares of Candie's Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, or if not available, on the Nasdaq Small Cap Market;

          (g) The representations and warranties of Candie's set forth in this Agreement shall be true and correct in all material respects as of the date this Agreement and as of the Effective Date (except that representations and warranties which are confined to a specific date shall be true and correct as of such date);

          (h) NRC shall have received an opinion of Tenzer Greenblatt LLP, counsel to Candie's, in form reasonably acceptable to NRC and its counsel.

     7.2 Conditions to Obligations of Candie's to Effect the Merger. The obligations of Candie's to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions, of which subsections (g), (h), (i), and (j) of this section 7.2 may be waived in writing by Candie's:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the shareholders of Candie's and NRC required by the Delaware Corporate Law;

          (b) The Registration Statement shall have become effective and no stop order suspending such effectiveness or qualification shall have been issued or proceedings for such purpose shall have been instituted or threatened;

          (c) No preliminary or permanent injunction or other order, decree, action or proceeding shall have been instituted, issued or threatened against any of the parties hereto or their directors or officers, before any court or governmental department, regulatory or administrative agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby and which in the opinion of Candie's or NRC would make it inadvisable to consummate such transactions; provided, however, that Candie's shall have used all best efforts to prevent such event;

          (d) the waiting period, if any, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust

     Improvements Act of 1976 (the "HSR" Act) shall have expired or have been terminated;

          (e) Candie's shall have received a letter, dated as of a date not more than five (5) days prior to the Effective Date, from Ladenburg & Thalmann & Co. Inc. stating that the Candie's Fairness Opinion is still in full force and effect as of such date;

          (f) The shares of Candie's Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, or if not available, on the Nasdaq Small Cap Market;

          (g) The representations and warranties of NRC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date (except that representations and warranties which are confined to a specific date shall be true and correct as of such date);

          (h) NRC shall have terminated any and all employment agreements with any of its officers, directors and employees and shall have executed and delivered all documentation in connection with such termination to Candie's;

          (i) Candies shall have received an opinion of Littman Krooks Roth & Ball P.C., counsel to NRC, in form reasonably acceptable to Candie's and its counsel; and

          (j) NRC shall have obtained and delivered to Candie's copies of all consents or approvals of all persons needed for the consummation of the transactions contemplated hereby and all such consents and approvals shall be in full force and effect, unless the failure to obtain such consent or approval is not reasonably likely to have a material adverse effect on Candie's taken as a whole giving effect to the transactions contemplated hereby.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 Indemnification by NRC of Candie's. NRC shall indemnify and hold Candie's harmless from any and all damages or deficiencies resulting from any misrepresentation, breach of any representation or warranty, or nonfulfillment of any covenant or agreement on the part of NRC, whether contained in the Agreement, the NRC Disclosure Statement or in any Exhibit hereto or in any statement, or certificate furnished by NRC in connection with the consummation of the transactions contemplated by this Agreement; and any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing, including but not limited to reasonable attorneys' fees and expenses.

     8.2 Indemnification by Candie's of the Shareholders, Directors and Officers of NRC. (a) Candie's shall indemnify and hold the shareholders of NRC harmless from any and all damages or deficiencies resulting from any misrepresentation, breach of any representation or warranty, or nonfulfillment of any covenant or agreement on the part of Candie's whether contained in this Agreement or any Exhibit hereto or in the Candie's Disclosure Statement or any certificate furnished by Candie's in connection with the consummation of the transactions contemplated by the Agreement; and any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing, including but not limited to reasonable attorneys' fees and expenses.

     (b) For a period of three (3) years after the Effective Time, Candie's shall indemnify and hold harmless the current officers and directors of NRC to the fullest extent permitted by Section 145 of the Delaware Corporate Law, as the same may be amended and supplemented, for damages arising out of or resulting from actions in their capacity as an officer or director of NRC.

     8.3 Termination of Indemnification Obligations Upon Closing. Except for the indemnification obligations set forth in Section 8.2(b), the respective indemnification obligations of NRC and Candies set forth in this Article VIII shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter neither NRC nor Candie's shall have any liability whatsoever with respect to any such indemnification obligation.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the shareholders of NRC:

          (a) By mutual written consent of the Boards of Directors of Candie's and NRC; or

          (b) By NRC:

               (i) If the Effective Time shall not have occurred on or before July 31, 1998 after the date hereof; or

               (ii) If Candie's fails to perform in any material respect any of its material obligations under this Agreement; or

          (c) By Candie's:

               (i) If the Effective Time shall not have occurred on or before July 31, 1998 after the date hereof;

               (ii) If NRC fails to perform in any material respect any of its material obligations under the Agreement.

     9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void, and there shall be no liability on the part of Candie's or NRC.

     9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, after approval by the shareholders of NRC, such amendment shall not:

          (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; and

          (ii) Alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holder of any class or series thereof of any Constituent Corporation.

     9.4 Waiver. At any time prior to the Effective Time, whether before or after the meetings of the NRC shareholders or the Candie's shareholders referred to in Article II, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or, (ii) excepting the provisions contained in
Section 9.3, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                    ARTICLE X

                                 NO SOLICITATION

     From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.1, neither Candie's nor NRC shall, nor shall its stockholders directly or indirectly, through any officer, director, employee, representative, agent or affiliate, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, sale or purchase of substantial assets or stock, tender or exchange offer, or other business combination or change in control or similar transaction involving such party, other than the transactions contemplated or permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this

Agreement as a "Competing Offer"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Competing Offer, or (iii) agree to, approve or recommend any Competing Offer.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     11.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Inclusion of information in any Disclosure Statement does not constitute an admission or acknowledgment of the materiality of such information.

     11.3 Representations and Warranties. The respective representations and warranties of NRC and Candie's contained herein, and the covenants, obligations, agreements and liabilities of each of them shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter neither NRC nor Candie's nor any officer, director or principal thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

     11.4 Brokers and Agents. Candie's and NRC each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement.

     11.5 Expenses. Except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the transactions contemplated hereby are consummated.

     11.6 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     11.7 Entire Agreement. This Agreement (together with the other agreements, instruments and documents delivered pursuant hereto) including the Non-Disclosure Agreement dated February 19, 1998 executed by the parties hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto, oral and written with respect to the subject matter hereof.

     11.8 Public Statements. NRC and Candie's shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this document or the transactions contemplated hereby, and none of the parties hereto shall issue any press release or make any such public statement prior to such consultation, except as may be required by law or NASDAQ regulations.

     11.9 Due Diligence Investigation. Upon reasonable notice and subject to applicable law and other legal obligation, Candie's and NRC shall each afford to the officers, employees, accountants, financial advisors, counsel and other representatives of the other, access during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, concerning its business, properties and personal as such other party may reasonably request. Unless otherwise required by law, the parties shall hold all such information confidential and treat such information as "Evaluation Material" in accordance with the Non-Disclosure Agreement dated February 19, 1998 between the parties hereto.

     11.10 Cooperation. Each of the parties hereto shall cooperate and take any and all actions, and execute and acknowledge, deliver, file and/or record any and all documents and instruments as the other party hereto reasonably requests from time to time in order to have fully protect and perfect the rights intended to be granted hereunder.

     11.11 Notices. All notices or other communications required or permitted hereunder shall be sufficiently given:

          (i) on the date of delivery, if delivered by hand or by courier; (ii) upon receipt of confirmation of transmission if transmitted by telecopier, and (iii) on the third business day after mailing if mailed by registered or certified mail, postage prepaid, return receipt requested, as set forth below:

                           If to Candie's to:

                           Candie's Inc.
                           2975 Westchester Avenue
                           Purchase, New York 10577
                           Attn: Neil Cole, President
                           Fax:  (914) 694-8606

                           Copy to:

                           Tenzer Greenblatt LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attn: Michael S. Mullman, Esq.
                           Fax:  (212) 885-5001

                           If to NRC:

                           New Retail Concepts, Inc.
                           2975 Westchester Avenue
                           Purchase, New York 10577
                           Attn: Gary Klein, Vice President-Finance
                           Fax: (914) 694-8606

                           Copy to:

                           Littman Krooks Roth & Ball P.C.
                           655 Third Avenue
                           New York, New York  10017
                           Attn:  Mitchell Littman, Esq.
                           Fax:  (212) 490-2990

     or such other address that shall be furnished in writing by either party.

     11.12 No Assignment. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto, by operation of law or otherwise without the prior written consent of the other party hereto, and any such purported assignment without such consent shall be null and void.

     11.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto and each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                                            CANDIE'S INC.
                                            a Delaware corporation

                                            By:    /s/ David Golden
                                                   ------------------------
                                            Name:  David Golden
                                            Title: Chief Financial Officer


                                            NEW RETAIL CONCEPTS, INC.
                                            a Delaware corporation

                                            By:    /s/ Neil Cole
                                                   ------------------------
                                            Name:  Neil Cole
                                            Title: Chief Executive Officer

                              DISCLOSURE STATEMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                  CANDIES, INC.

                                       AND

                            NEW RETAIL CONCEPTS, INC.

                               DATED APRIL 6, 1998

                                   Section 3.5

                                   Compliance


         Consummation of the transactions will violate the following agreements without the prior consent of the other party thereto:

          1. Purchase and Sale Agreement dated as of December 31, 1992 between NRC and Stantrob Associates, Ltd.

          2. Settlement Agreement dated as of November 3, 1995 between NRC and Stantrob Associates, Ltd.

          3. License Agreement as of April 1, 1997 between NRC and Montgomery Ward & Co., Incorporated.

          4. Agreement dated as of April 1, 1992, as extended, between NRC and Wal-Mart Stores, Inc.

          5. Affiliate Transactions Agreement between NRC and Candie's dated March 3, 1993, as amended January 30, 1995.

                                   Section 3.6

                        SEC Filings, Financial Statements


     Certain Form 5 filings with respect to deferred reporting of options grants and gift transactions have not been timely filed.

     The Company failed to timely file its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

                                   Section 3.7


                       Absence of Undisclosed Liabilities

As an inducement to join Candie's and in consideration of foregoing certain future bonus opportunities pursuant to their respective employment agreements with NRC, each of Messrs Neil Cole, Lawrence O'Shaughnessy and Gary Klein received the following option grants and upon termination will receive the following bonuses:

                                           Options                 Bonus
                                           -------                 -----

       Neil Cole                       626,543 @ $1.75           $525,000
       Lawrence O'Shaughnessy           74,074 @ $1.75           $ 50,000
       Gary Klein                       49,383 @ $1.75           $ 25,000

                                  Section 3.10

                                   Properties

NRC has a use of premises agreement with Candie's with respect to its executive offices pursuant to a Services Allocation Agreement dated as of March 3, 1993.

                                  Section 3.11

                              Intellectual Property

NRC rights to the No Excuses(R) name are subject to its license agreements with Stantrob Associates, Ltd.

                                  Section 3.12

                                   Litigation

Carlos Cu, et al v. El Greco, et al, Index No. 22716/91, Queens Supreme Court.

Eric Knipe and Eyk International v. New Retail Concepts, Inc. and Neil Cole, individually. Los Angeles Supreme Court, Case Number BC144605

                                  Section 3.13

                             Employee Benefit Plans

Employment Agreement dated January 1, 1989 between NRC and Neil Cole, as amended:

Employment Agreement dated November 15, 1994 between NRC and Gary Klein.

Letter dated May 18, 1995 from NRC to Lawrence O'Shaughnessy with respect to the retention of Mr. O'Shaughnessy by NRC as business advisor until March 31, 1997.

See items listed in Section 3.7 of this NRC Disclosure Statement.

                                   Section 4.5

                                   SEC Filings

     Certain Form 5 Filings with respect to deferred reporting of option grants and gift transactions have not been timely filed.

                                   Section 4.7

                                 Certain Changes


Candie's has served written notice of termination of its factoring arrangements to Congress Talcott Corporation, effective April 27, 1998, and is in the process of obtaining new financing arrangements with Nations Bank pursuant to the commitment letter attached hereto.

                                  Section 4.11

                                   Litigation

     Petition for Order Compelling Arbitration by Lucky Brand Dungarees of America; Inc. v. Candies, Inc., U.S. District Court, Central District of California.

                                  Section 4.12

                             Employee Benefit Plans


     1. Employment Agreement dated February 23, 1993 between Neil Cole and Candie's, as amended March 6, 1995 and February 28, 1997.

     2. Employment Agreement dated April 1, 1995 between Lawrence O'Shaughnessy and Candie's as amended on March 17, 1997.

     3. Employment Agreement dated November 15, 1994 between Gary Klein and Candie's.

     4. Employment Agreement dated March 1, 1998 between David Golden and Candie's.

     5. Employment Agreement dated November 30, 1994 between Lynn Miller and Candie's, as amended on July 8, 1997.

                                                                     EXHIBIT 1.1

     AGREEMENT AND PLAN OF MERGER (the "Plan") made the 6th day of April 1998, between Candie's Inc., a Delaware corporation ("Candie's"), and New Retail Concepts, Inc., a Delaware corporation ("NRC"); and

     WHEREAS, each of the Boards of Directors of Candie's and NRC deems it advisable and generally to the advantage and welfare of Candie's and NRC that NRC merge with and into Candie's;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

          1. Merger. NRC shall be and it hereby is merged with and into Candie's.

          2. Effective Date. This Plan shall become effective immediately upon compliance with the laws of the State of Delaware and the time of such effectiveness being hereinafter called the Effective Date.

          3. Surviving Corporation. Candie's shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the NRC shall cease forthwith upon the Effective Date.

          4. Authorized Capital. The authorized capital stock of Candie's following the Effective Date shall remain 30,000,000 shares of common stock, $.001 par value (the "Candie's Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

          5. Certificate of Incorporation. The Certificate of Incorporation of Candie's in effect on the Effective Date, shall continue to be the Certificate of Incorporation of Candie's following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof;

          6. Bylaws. The Bylaws of Candie's in effect on the Effective Date, shall continue to be the Bylaws of Candie's following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

          7. Further Assurance of Title. If at any time NRC shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Candie's any right, title, or interest of NRC held immediately prior to the Effective Date, NRC and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in NRC as shall be necessary to carry out the purposes of this Plan, and NRC and the proper officers and directors thereof are fully authorized to take any and all such action in the name of NRC or otherwise.

     8. Conversion of Outstanding Stock. At the Effective Date:

          (a) By virtue of the merger, automatically and without any action on the part of the holder thereof:

               (i) Each issued and outstanding share of NRC common stock, $.01 par value (the "NRC Common Stock") shall cease to exist and shall be converted into and represent the right to receive 0.405 shares of Candie's Common Stock (the "Exchange Ratio");

               (ii) Any shares of NRC Common stock issued and held in the treasury of NRC shall be cancelled;

               (iii) Any shares of NRC Common Stock issued and owned by Candie's immediately preceding the Effective Time shall be cancelled and retired and no payment made with respect thereto;

               (iv) Any shares of Candie's Common Stock issued and owned by NRC immediately preceding the Effective Time shall be returned to the status of authorized but unissued shares of Candie's Common Stock, and no payment made with respect thereto;

               (v) Any warrants or options to the purchase shares of Candie's Common Stock issued and owned by NRC immediately preceeding the Effective Time shall be cancelled, and no payment made with respect thereto; and

               (vi) Each issued and outstanding option to acquire one (1) share of NRC Common Stock outstanding at the Effective Time shall be converted into an option to acquire 0.405 shares of Candie's Common Stock, which option shall be on substantially the same terms and conditions, as the option being converted, and shall be exercisable at an exercise price equal to the quotient of (a) the exercise price of the option being converted divided by (b) the Exchange Ratio, which quotient shall then be rounded down to the nearest cent. Between the date hereof and the Effective Date if necessary, Candie's shall amend its stock option plan and reserve sufficient shares so as to permit the issuance of the options to acquire shares of Candie's Common Stock described hereinabove.

          (b) No rights to receive fractional shares of Candie's Common Stock shall arise under this Agreement.

          (c) No fractional shares of Candie's Common stock shall be issued, but in lieu thereof, each holder of Candie's Common Stock who would otherwise be entitled to receive a fraction of a share of Candie's Common Stock shall receive from Candie's an amount of cash equal to the price of one share of Candie's Common Stock as of the date of the Merger (which price shall be calculated as the average of the last sales price for Candie's Common Stock during the twenty (20) day period immediately prior to the Effective Date) multiplied by a fraction of a share of Candie's Common Stock for which such holder would be entitled. No shareholder of NRC shall receive cash from Candie's in lieu of fractional shares in an amount greater than the value of one paid share of Candie's Common Stock.

     9. Directors and Officers. The directors and officers of Candie's on the Effective Date, shall continue to serve as directors and officers of Candie's for the balance of their terms as directors and officers of Candie's and until their successors are elected and qualified as provided by law and the Bylaws of Candie's.

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan to be executed on the day and year first above written.

                                      CANDIE'S, INC.


                                      By: _____________________________
                                          Name:
                                          Title:


                                      NEW RETAIL CONCEPTS, INC.



                                      By: _____________________________
                                          Name:
                                          Title:

                              CERTIFICATE OF MERGER
                                       OF
                            NEW RETAIL CONCEPTS, INC.
                            (a Delaware corporation)
                                      INTO
                                  CANDIE'S INC.
                            (a Delaware corporation)


     New Retail Concepts, Inc., a corporation formed under the laws of the State of Delaware, desiring to merge with and into Candie's, Inc. pursuant to the provisions of Section 251(c) of the Delaware General Corporation law, DOES HEREBY CERTIFY as follows:

     FIRST: That the names and states of incorporation of each Constituent Corporations are:


NAME                                              STATE OF INCORPORATION
----                                              ----------------------

Candie's, Inc.                                    Delaware

New Retail Concepts, Inc.                         Delaware


     SECOND: That the Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251(c) of the Delaware General Corporation Law.

     THIRD: That the name of the surviving corporation is Candie's, Inc.

     FOURTH: The Certificate of Incorporation of Candie's shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That an executed Agreement and Plan of Merger is on file at the principal place of business of Candie's, Inc. 2975 Westchester Avenue, Purchase, New York 10577 and that a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

     IN WITNESS WHEREOF, Candie's, Inc. has caused this Certificate of Merger to be executed by its president thereunto duly authorized this ___ day of ____________, 1998.


ATTEST:                                        CANDIE'S, INC.
                                               (a Delaware corporation)


                                               By:________________________
                                                  Neil Cole, President

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT, dated as of the 14th day of May, 1998, by and among Candie's, Inc., a Delaware corporation ("Candie's"), and New Retail Concepts, Inc., a Delaware corporation ("NRC").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto are the parties to the Agreement and Plan of Merger, dated April 6, 1998 (the "Merger Agreement"), pursuant to which NRC will merge with and into Candie's and Candie's will be the surviving corporation; and

     WHEREAS, the parties hereto wish to amend the Merger Agreement in the manner set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein and in the Merger Agreement contained, the parties hereto hereby agree as follows:

     1. The Merger Agreement is hereby amended by adding a new subparagraph (i) to paragraph 7.1 which shall read in its entirety as follows:

     NRC shall have received an opinion of Littman Krooks Roth & Ball P.C., counsel to NRC, to the effect that the Merger will be treated for federal income tax purposes as a tax free reorganization within the meaning of
     Section 368(a) of the Code.

     2. The Merger Agreement is hereby amended by adding a new subparagraph (k) to paragraph 7.2, which shall read in its entirety as follows:

     Candie's shall have received an opinion of Tenzer Greenblatt LLP, counsel to Candie's, to the effect that the Merger will be treated for federal income tax purposes as a tax free reorganization within the meaning of
     Section 368(a) of the Code.

     3. Paragraph 9.1 of the Merger Agreement is hereby amended to change the July 31, 1998 date in subparagraphs (b) and (c) thereof to the date September 30, 1998.

     4. Each of the parties hereby agrees to take all such actions and execute all such documents and instruments as may be reasonably requested by any other party hereto in order to more fully effectuate the provisions hereof.

     5. Except as specifically amended by this Agreement, the Merger Agreement (including the Exhibits and Schedules thereto) shall remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed by the parties hereto.

     6. This Agreement may only be amended or modified by a written instrument executed by the party or parties against whom or which enforcement of such amendment or modification is sought.

     7. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties hereto, oral and written, with respect to the subject matter hereof.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein.

     9. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                          CANDIE'S, INC.


                                          By /s/ DAVID GOLDEN
                                             -----------------------------------


                                          NEW RETAIL CONCEPTS, INC.


                                          By /s/ NEIL COLE
                                             -----------------------------------

                               AMENDMENT NO. 2 TO
                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT, dated as of the 2nd day of June, 1998, by and among Candie's, Inc., a Delaware corporation ("Candie's"), and New Retail Concepts, Inc., a Delaware corporation ("NRC").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto are the parties to the Agreement and Plan of Merger, dated April 6, 1998, as amended May 14, 1998 (the "Merger Agreement"), pursuant to which NRC will merge with and into Candie's and Candie's will be the surviving corporation; and

     WHEREAS, the parties hereto wish to further amend the Merger Agreement in the manner set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein and in the Merger Agreement contained, the parties hereto hereby agree as follows:

     1. The Merger Agreement is hereby amended by deleting the language on
Schedule 3.7," Absence of Undisclosed Liabilities" in its entirety and replacing it with the following language:

     As an inducement to join Candie's and in consideration of foregoing certain future bonus opportunities pursuant to their respective employment agreements or arrangements with NRC, upon termination each of Messrs Neil Cole, Lawrence O'Shaughnessy and Gary Klein will receive the following bonuses:

                                                           Bonus
                                                           -----

     Neil Cole                                            $525,000
     Lawrence O'Shaughnessy                               $ 30,000
     Gary Klein                                           $ 25,000

     On March 9, 1998, in consideration for future and past services performed on behalf of NRC, each of Messrs. Cole, O'Shaughnessy and Klein received the following option grants, which options are contingent on continued employment with NRC, or any successor thereto, and will vest with respect to one third (1/3) of the aggregate amount granted to each individual, on the first, second and third anniversary of the date of grant, respectively:

                                                          Options
                                                          -------

     Neil Cole                                        626,543 @ $1.75
     Lawrence O'Shaughnessy                            74,074 @ $1.75
     Gary Klein                                        49,383 @ $1.75

     2. Except as specifically amended by this Agreement, the Merger Agreement (including the Exhibits and Schedules thereto) shall remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed by the parties hereto.

     3. This Agreement may only be amended or modified by a written instrument executed by the party or parties against whom or which enforcement of such amendment or modification is sought.

     4. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties hereto, oral and written, with respect to the subject matter hereof.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein.

     6. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                      CANDIE'S, INC.


                                      By /s/ DAVID GOLDEN
                                         ---------------------------------------


                                      NEW RETAIL CONCEPTS, INC.


                                      By /s/ NEIL COLE
                                         ---------------------------------------

                                                                         ANNEX B



                                                              April 6, 1998


The Board of Directors
Candie's, Inc.
2975 Westchester Avenue
Purchase, NY 10577


Gentlemen:

You have engaged us pursuant to the engagement letter, dated as of February 4, 1998, between Candie's, Inc. ("Candie's" or the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg"). Specifically, you have requested our opinion as to whether the "Exchange Ratio" (as defined in the Merger Agreement described below) to be used by the Company in connection with the acquisition of New Retail Concepts, Inc. ("NRCX") (the "Transaction") is fair, from a financial point of view, to the shareholders of the Company.

In connection with rendering this opinion, we have reviewed such information as we have deemed necessary or appropriate for the purpose of stating the opinions expressed herein, including but not limited to the following: (i) the Letter of Intent dated January 30, 1998; (ii) the merger agreement (the "Merger Agreement") between the Company and NRCX dated April 6, 1998 and the draft Joint Proxy Statement of the Company and NRCX dated March 20, 1998 (the "Joint Proxy")
(iii) the Annual Reports on Form 10-KSB for NRCX for the three fiscal years ended March 31, 1995, 1996 and 1997; (iv) the Quarterly Report on Form 10-QSB for NRCX for the nine months ended December 31, 1997; (v) NRCX management's projected financial statements and other financial information for NRCX for the years ending March 31, 1998 through 2002; (vii) detailed internal financial statements for NRCX for the fiscal years ended March 31, 1995, 1996 and 1997;
(ix) publicly available information regarding the industry, NRCX, Candie's and their competitors; (x) the Annual Reports on Form 10-K for Candie's for the fiscal years ending January 31, 1995, 1996 and 1997; (xi) the Quarterly report on Form-10Q or Candie's for the nine months ended October 31, 1997; (xii) Candie's management's projected financial statements and other financial information for Candie's for the years ending July 31, 1998 through 2001; and
(xiii) securities analysts research reports on Candie's including reports published by Ladenburg.

In addition, we met with members of senior management of NRCX at their offices and members of senior management of Candie's at their offices to discuss, among other things, the historical and

The Board of Directors
Candie's, Inc.
April 6, 1998
Page 2
----------------------

prospective industry environment, financial conditions and operating results for Candie's and NRCX, respectively, and strategic reasons for the Transaction. We have been advised that the Merger Agreement, the Joint Proxy and the exhibits to such documents constitute all of the documentation and agreements between the parties in respect to the Transaction.

The summary of the structure of the Transaction is as follows:

     NRCX will merge with and into Candie's, leaving Candie's as the surviving entity of the merger. Upon effective time of the merger, shareholders' of NRCX (other than those who validly hold "Dissenters Shares" as defined in the Merger Agreement) will receive 0.405 shares of Candie's common stock for each share of common stock of NRCX.

     Holders of options to purchase common stock of NRCX which are outstanding at the effective time of the merger will receive options or warrants to purchase the number of shares of Candie's common stock (at an adjusted exercise price) that the holder thereof would have been entitled to receive in the Transaction had such option or warrant been exercised prior to the effective date of the Transaction.

     Shares of Common Stock of Candie's owned by NRCX will be returned to the status for authorized but unissued shares of Candie's Common Stock and options and warrants to acquire common stock of Candie's owned by NRCX will be canceled and not receive any consideration in the Transaction.

     The  Transaction is intended to be a "reorganization" within the meaning of
          Section 368 (a) of the Internal Revenue Service Code of 1986, as amended.

In rendering our opinion, we have assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to us by Candie's or NRCX, or that was otherwise reviewed by us. With respect to financial projections

The Board of Directors
Candie's, Inc.
April 6, 1998
Page 3
----------------------


supplied to us, we assume that they have been reasonably prepared by senior management based on both Candie's and NRCX's then current good faith best estimates and judgments, and we have relied upon such projections and made no independent verification of the basis, assumptions, calculations or other information contained therein. We have further assumed that neither the management of Candie's nor NRCX has any information or beliefs that make the projections misleading. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NRCX, and we do not assume any responsibility for verifying any of the information reviewed by us.

Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. Events occurring after such date could materially affect the assumptions and conclusions contained herein.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including: (i) historical revenues, operating earnings, net income, historical stock prices and stock trading activity, operating assets of NRCX and capitalization of the Company and NRCX and certain other publicly held companies in businesses we believe to be comparable to those of the Company and NRCX; (ii) the current financial and market position and results of operations of the Company and NRCX; and (iii) the general condition of the securities market. In addition, we performed various discounted cash flow analyses for certain operating assets and liabilities of NRCX based on their expected future earnings or payment projections using various discount rates.

We express no opinion as the price or trading range at which the Company's Common stock would trade following the completion of the Transaction. The opinion does not represent a recommendation as to how the shareholders of the Company should vote in respect to the Transaction. We have not negotiated the Transaction, provided legal advice or advised you to alternatives to the Transaction. Additionally, we did not analyze the impact of any federal, state or local income taxes to the Company shareholders arising out of the proposed Transaction and assume that the

The Board of Directors
Candie's, Inc.
April 6, 1998
Page 4
----------------------


merger will be treated as a tax-free reorganization as described above.

Ladenburg, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. It is understood that this fairness opinion is not to be quoted, excerpted or summarized, in whole or in part, without our written consent. However this fairness opinion may be included in the Joint Proxy in connection with the proposed Transaction. Ladenburg has been retained by the Board of Directors of the Company to provide this opinion and has received fees and indemnification against certain liabilities for the services rendered pursuant to this engagement. Ladenburg has not provided investment banking or financial advisory services to Candie's or NRCX in the past.

In our review, we have assumed, with your permission, that the documents to be prepared, used and signed by the parties to formally affect the Transaction, including the Joint Proxy or other disclosure material, to be delivered to the shareholders of Candie's and NRCX to elicit any necessary consents for the transaction, will effect the Transaction on the terms set forth in the Merger Agreement without material alteration. We note that any material alteration to the terms and conditions of the Merger Agreement from those set forth in the Merger Agreement delivered to us could result in a change in our opinion as set forth herein.

In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of the Company.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio to be used in the Transaction is fair,

The Board of Directors
Candie's, Inc.
April 6, 1998
Page 5
----------------------


from a financial point of view, to the shareholders of the Company.

                                               Very truly yours,


                                             s/Ladenburg Thalmann & Co., Inc.


                                               LADENBURG THALMANN & CO. INC.

                                                                         ANNEX C



                                                      April 6, 1998





Board of Directors
New Retail Concepts, Inc.
2975 Westchester Avenue
Purchase, NY 10577


Gentlemen:


     Candie's, Inc. ("Candie's") and New Retail Concepts, Inc. ("New Retail Concepts" or the "Company") have entered into an Agreement and Plan of Merger (the "Plan") dated April 6, 1998. Pursuant to the Plan, among other things, New Retail Concepts will merge with Candie's and each issued and outstanding share of common stock of New Retail Concepts (the "NRC Common Stock"), other than shares held in treasury or held by Candie's, shall be converted into the right to receive 0.405 (the "Exchange Ratio") shares of common stock of Candie's (the "Candie's Common Stock") and each outstanding option to purchase one share of NRC Common Stock will be converted into an option to purchase 0.405 shares of Candie's Common Stock. The Merger terms and conditions are more fully set forth in the Plan.

     You have requested our opinion (the "Opinion") as to whether the Exchange Ratio pursuant to the Plan is fair from a financial point of view to the public holders of shares of NRC Common Stock.

     CoView Capital is an investment banking firm and a member of the National Association of Securities Dealers (NASD), and is regularly engaged as financial advisor to companies in the divestiture and sale of businesses and in the valuation of companies in connection with mergers and acquisitions and private placements. CoView will receive a fee for rendering the Opinion. In addition, New Retail Concepts has agreed to indemnify CoView for certain liabilities arising from the delivery of the Opinion.

     For purposes of the Opinion set forth herein, we have reviewed and analyzed, among other things, the following:

     o    developments in the Company's and Candie's markets;

     o publicly available information with respect to certain of New Retail Concepts' and Candie's competitors;

     o    historical Company and Candie's financial statements;

     o internal financial statements and other financial and operating data provided by the managements of New Retail Concepts and Candie's;

     o    Company projections for the fiscal years 1998 through 2002;

     o    Candie's projections for the fiscal years 1998 through 2001;

     o    securities research analysts' reports regarding Candie's;

     o the reported prices and trading activity for the NRC Common Stock and for Candie's Common Stock;

     o information and market valuations pertaining to publicly-traded companies which are engaged in activities relatively similar and comparable to those of the Company and Candie's;

     o    the draft Agreement and Plan of Merger dated as of March 27, 1998;

     o    the draft Proxy Statement/Prospectus dated as of March 20, 1998.


     In addition, we:

     o participated in discussions with the representatives of New Retail Concepts and Candie's;

     o discussed with the management of New Retail Concepts and of Candie's the strategic logic for the Merger;

     o performed a Discounted Cash Flow (DCF) analysis based on the Company's future earnings projections using various discount rates;

     o performed a Discounted Cash Flow (DCF) analysis on the future earnings projections of Candie's using various discount rates;

     o discussed with the management of New Retail Concepts and of Candie's their respective financial statements, operations, prospects, and financial projections.

     CoView has relied upon, without independent verification or investigation, the accuracy and completeness of all financial and other information provided by New Retail Concepts and Candie's and certain publicly available information. All internal financial statements, projections, operating data and estimates reviewed by CoView for the purposes of this Opinion have been assumed to have been prepared to reflect the best available estimates and judgements. We have not obtained any independent evaluations or appraisals of any of the Company's or Candie's assets, properties, liabilities or securities. We have relied upon the reasonableness and accuracy of all internal financial projections, forecasts, estimates, and analyses, including, without limitation, those forecasts, estimates and analyses relating to future cash flows (collectively the "Projections"). We have not independently verified the reasonableness and accuracy of data and information used in preparing the Projections.

     CoView has assumed that the Merger will be treated as a tax-free reorganization and will be consummated according to the terms of the Plan.

     It is understood that this fairness opinion is not to be summarized or quoted without our prior written consent, other than for inclusion in the Proxy Statement relating to the meeting of New Retail Concepts' shareholders to be held in connection with the Merger. It is further understood that CoView's opinion in no way addresses the market price at which

Candie's shares will trade at any particular future time, nor does the opinion represent a recommendation as to how New Retail Concepts shareholders should vote on the Merger.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the public holders of NRC Common Stock.



                                                     CoView Capital, Inc.



                                                     s/CoView Capital, Inc.

                                                                         ANNEX D



               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW





     Appraisal Rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d)of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of an nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.



     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporation,s and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. a proxy or vote against the merger or consolidation shall not constitute such a demand. a stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss.228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger of consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of share not voted in favor of the merger or consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have ben received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such discretion, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving in or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the statu of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, eff. 7-1-94.)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 20.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its shareholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its shareholders to obtain injunction relief, specific performance or other equitable relief against directors.

     Article Nine of Candie's Certificate of Incorporation and Candie's By-laws provide that all persons who Candie's is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the Stat of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by Candie's to the full extent permitted thereby. The forgoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

     Article Ten of Candie's Certificate of Incorporation provides that no director of Candie's shall be personally liable to Candie's or its shareholders for any monetary damages for breaches of fiduciary duty of loyalty to Candie's or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     Candie's employment agreements with each of Neil Cole and Lawrence O'Shaughnessy provide that Candie's shall indemnify them and hold them harmless for the consequences of all acts and decisions made by them in good faith while performing services for Candie's. These agreements also require Candie's to use its best efforts to obtain directors' and officers' liability insurance.


Item  21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits

          The Exhibits required to be filed as part of this Registration Statement are listed on the attached Index to Exhibits.

     (b)  Financial Statement Schedules

          No Financial Statement Schedules are filed as part of this Registration Statement because they are not required or not applicable or the required information is contained in the financial statements as notes thereto.

Item 22.  Undertakings.

A.   Rule 415 Undertakings.

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any additional or changed information with respect to the plan of distribution.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, that each post-effective amendment shall be deemed as a new Registration Statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from registration by filing a post-effective amendment to any of the securities being registered which remain unsold at the end of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

B.   Indemnification Undertakings.

     Reference is made to the items of (i) the Delaware General Corporation Law,
(ii) the Company's Certificate of Incorporation, (iii) the Company's By-Laws and
(iv) the employment agreements of Neil Cole and Lawrence O'Shaughnessy (described in Item 20 hereof), which provide for certain rights of indemnification for officers and directors of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Purchase, State of New York on June 30, 1998.

                                             CANDIE'S, INC.


                                             By:  /s/ Neil Cole
                                                  -----------------------------
                                                  Neil Cole, President and
                                                  Chief Executive Officer


     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Neil Cole and Lawrence O'Shaughnessy or either of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement of Candie's, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                       Title                           Date
---------                       -----                           ----

/s/ Neil Cole                   Chairman of the Board,          July 2, 1998
--------------------------      President and Chief
Neil Cole                       Executive Officer

/s/ Lawrence O'Shaughnessy      Executive Vice                  July 2, 1998
--------------------------      President, Chief
Lawrence O'Shaughnessy          Operating Officer and a
                                 Director



/s/ Barry Emanuel               Director                        July 2, 1998
--------------------------
Barry Emanuel



/s/ Mark Tucker                 Director                        July 2, 1998
--------------------------
Mark Tucker



/s/ David Golden                Senior Vice President           July 2, 1998
--------------------------      and Chief Financial
David Golden                    Officer



/s/ Gary Klein                  Vice President of               July 2, 1998
--------------------------      Finance (Principal
Gary Klein                      Accounting Officer)

                                Index to Exhibits
                                -----------------
Exhibit
Numbers           Description
------            ---------

2.1 Agreement and Plan of Merger between the Company and New Retail Concepts, Inc. included as Annex A to the Proxy Statement.

3.1               Certificate of Incorporation, as amended through October 1994
                  (1)(3)

3.2               Amendment to Certificate of Incorporation filed November 1994
                  (2)

3.3               By-Laws (1)

5.0               Opinion of Tenzer Greenblatt LLP

8.1               Form of Tax Opinion of Tenzer Greenblatt LLP

8.2               Form of Tax Opinion of Littman Krooks Roth & Ball P.C.

10.1 Trademark Purchase Agreement between the Company and New Retail Concepts, Inc. (3)

10.2              1989 Stock Option Plan of the Company (1)

10.3              1997 Stock Option Plan of the Company (7)

10.4 Discount Factoring Agreement and Supplements between Congress Talcott Corporation and the Company (4)

10.5 General Security Agreement between Congress Talcott Corporation and Intercontinental Trading Group, Inc. (4)

10.6 Personal Guaranty and Waiver of Neil Cole in favor of Congress Talcott Corporation (4)

10.7              Employment Agreement between Neil Cole and the Company (4)

10.8              Amendment to Employment Agreement between Neil Cole and the
                  Company (6)

10.9 Services Allocation Agreement between the Company and New Retail Concepts Inc. (4)

10.10             Indemnity Agreement of Barnet Feldstein (4)

10.11 Amended and Restated Affiliates Transaction Agreement between the Company and New Retail Concepts Inc. dated January 30, 1995 (2)

10.12 Security Agreement among New Retail Concepts, Inc., the Company, Bright Star Footwear, Inc. and Intercontinental Trading Group, Inc., dated February 1, 1995 (2)

10.13             Guarantee of Neil Cole in favor of New Retail Concepts, Inc.
                  dated February 1, 1995 (2)

10.14             Lease with respect to the Company's executive offices (2)

10.15             Employment Agreement between Gary Klein and the Company (2)

10.16 Agreement dated May 16, 1994 between the Company and New Retail Concepts, Inc. (2)

10.17 Agreement dated as of April 3, 1996 between the Company and Redwood Shoe Corp. (5)

10.18 Amendment dated as of September 30, 1996 to agreement dated as of April 3, 1996 between the Company and Redwood Shoe Corp.
                  (6)

10.19             Employment Agreement between Lawrence O'Shaughnessy and the
                  Company.  (5)

10.20 Amendment to Employment Agreement between Lawrence O'Shaughnessy and the Company. (6)

10.21             Bongo License Agreement (8)

10.22 December 31, 1996 Amendments to the Discount Factoring Agreement between Congress Talcott Corporation and the Company. (6)

10.23 December 31, 1996 Amendment to the Guarantee of Neil Cole in Favor of Congress Talcott Corporation. (6)

10.24             Employment Agreement between David Golden and the Company. (8)

10.25 Revolving Credit and Security Agreement dated May 27, 1998 by and among Nationsbanc Commerical Corporation and the Company. (9)

10.26 Factoring Agreement dated May 27, 1998 between Nationsbanc Commercial Corporation and the Company. (9)

21                Subsidiaries of the Company. (8)

23.1              Consent of Ernst & Young LLP

23.2              Consent of Grant Thornton LLP

23.3              Consent of Tenzer Greenblatt LLP (included in Exhibit 5.0)

99.1              Form of Candie's, Inc. Proxy

99.2              Form of NRC Proxy which is a part of this Registration
                  Statement

----------
(1) Filed with the Registrant's Registration Statement on Form S-18 (File 33-32277-NY) and incorporated by reference herein.
(2) Filed with the Registrant's Annual Report on Form 10-KSB for the year ended January 31, 1995, and incorporated by reference herein.
(3) Filed with the Registrant's Registration Statement on Form S-1 (File 33-53878) and incorporated by reference herein.
(4) Filed with the Registrant's Annual Report on Form 10-K for the year ended January 31, 1994, and incorporated by reference herein.
(5) Filed with the Registrant's Annual Report on Form 10-KSB for the year ended January 31, 1996, and incorporated by reference herein.
(6) Filed with the Registrant's Annual Report on Form 10-KSB for the year ended January 31, 1997, and incorporated by reference herein.
(7) Filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, and incorporated by reference herein.
(8) Filed with the Registrant's Annual Report on Form 10-K for the year ended January 31, 1998, and incorporated by reference herein.
(9) Filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998, and incorporated by reference herein.